U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SPECTRUM INTERNATIONAL INC.,
                             a Delaware corporation
             (Exact name of registrant as specified in its charter)

         DELAWARE                               3011 & 3479                            98-0234680
         --------                               -----------                            ----------
  (State or other jurisdiction         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
of incorporation or organization)      Classification Code Number)

     200, 13018 - 80"' Avenue, Surrey, British Columbia, Canada     V3W 3B2
     ----------------------------------------------------------     -------
     (Address of registrant's principal executive offices)         (Zip Code)

                                  604-507-6657
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Raj-Mohinder S. Gurm
        200, 13018 - 80"' Avenue, Surrey, British Columbia, Canada V3W 3B2
        ------------------------------------------------------------------
          (Name, Address and Telephone Number of the Agent for Service)

                                   copies to :

                                BWLaw, Ltd. P.S.
                               1001 Fourth Avenue
                               Seattle, WA  98154
                             Telephone: 206-682-7627
                            Facsimile:  206-682-9963

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]___________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
   [ ]__________

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

Title of each class                Amount                 Proposed Maximum offering           Proposed Max            Amount of
    to be                     of securities                    price per share             Aggregate offering      Registration Fee
  registered                  to be Registered                                                    Price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock by Company
$.001 par value                 3,000,000 (1)                      $.20                       $  500,000(1)            $ 46.00
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, issued in
  private offerings $.001
  par value (3)                 3,232,268(2)                       $.25                       $   808,067(2)           $ 74.34
-----------------------------------------------------------------------------------------------------------------------------------

Total                           6,232,268                                                     $ 1,308,067              $120.34
-----------------------------------------------------------------------------------------------------------------------------------

(1) Common Stock registered by the Company for sale hereunder shall vary from $.10/share for the first 1,000,000 shares sold to $.20/share for the balance of the offering, 2,000,000 shares.
(2) Common Stock being sold by selling shareholders by agreement with Spectrum International must be sold at $.25/share until such time as said Shareholders are notified by Spectrum that the sale of the 3,000,000 shares proposed by Spectrum is complete or closed, and shares are quoted on the OTC Bulletin Board (or other specified market) and thereafter the shares can be sold at prevailing market prices or privately negotiated prices for the period this Registration Statement remains effective. The registration as to selling shareholders is expected to be terminated by year end, as they should then be eligible to utilize Rule 144(k) for resale subject to the terms thereof.
(3) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average anticipated sale price of the shares. There is currently no public market of our stock and the proposed maximum price is based upon our best estimate of how the market will respond when our stock is available for trading.

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a) may determine.


                                    Explanatory Note

   This registration statement covers: (A) The primary offering by Spectrum International of 3,000,000 common shares at a price of $.10 per share for the first 1,000,000 shares and a price of $.20 per share for the remaining 2,000,000 shares until sold. The primary offering is to be sold on a best efforts basis, no minimum by the Company in Canada to the maximum permitted thereby; In the event that we do not qualify and sell all of our securities in Canada, we may make direct sales in the United States by our officers without commission in such jurisdictions where we are registered or otherwise permitted. (B) The concurrent offering on a delayed basis by certain selling stockholders of Spectrum International Inc. of 3,232,268 shares of common stock. Selling shareholders have agreed to sell their shares at not less than $.25 per share until notified the offering by Spectrum International is complete, and thereafter may sell their shares at any price; if the primary distribution by Spectrum International Inc. is completed by year-end, it is expected this Registration will be discontinued as it is believed selling shareholder will be eligible to utilize Rule 144(k) for resale thereafter. The initial public offering prospectus covers the shares being offered by Spectrum International.
A separate selling shareholders prospectus will be used by the selling shareholders in connection with an offering by them. The selling shareholders prospectus is attached immediately after the Company Prospectus. All shareholders of Spectrum International reside in Canada. Sales by selling shareholders may be made in such jurisdictions where permitted under this registration; no State registration is planned as of the date hereof.

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Page 1


 THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE
  SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE
   SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY
                STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED Feb. 19, 2003

Initial Public offering Prospectus

                                    SPECTRUM
                                INTERNATIONAL INC.,
                             (a Delaware corporation)


                 3,000,000 Shares of $.001 Par Value Common Stock

   This is a public offering of 3,000,000 shares of the common stock of Spectrum International, Inc. We are offering 1,000,000 shares at $.10 per share and the remaining 2,000,000 shares at $.20 per share. If all shares are sold we will receive $500,000. Our Shareholders are also utilizing a separate prospectus if they wish to sell their 3,232,268 of total outstanding 9,377,364 common shares, but by agreement with us must sell at $.25 per share or more until notified by us this offering is completed and that the shares are being traded on the OTC Bulletin Board. At that time they will be able to sell their shares at prevailing price in the market. We will not receive any of the proceeds realized by our selling shareholders. We are not utilizing any sales agents and are not paying commissions. We expect all of this offering will be sold in British Columbia, but our shareholders may sell their shares in any jurisdiction where permitted. We will sell share on best effort basis and may nor sell all shares contemplated in this prospectus In the event that we do not qualify all of our securities for sale under the laws of British Columbia and sell them, we will make direct sales in the United States by our officers without commission in such jurisdictions where we are registered or otherwise permitted. There is no minimum offering and no escrow. We are not listed on any exchange but plan on seeking quotation of our shares sales on the OTCBB electronic market. Listing on that market is discretionary with it and may not be obtained by us.

   We are not a reporting company (reporting company is defined as a company registered under Securities act of 1934 and is required to file reports to SEC periodically) but will commence reporting as a result of this offering. We propose to make this Prospectus available and the Prospectus by our selling shareholders electronically via EDGAR system www.sec.gov, for the period required by Securities Act of 1933. Hard copies may be obtained from us.

   Our Shares have not been registered for sale by the Selling Stockholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the States in which transactions occur or the existence of any exemption from registration.

   THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" PAGES 4 TO 10

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR THE SECURITIES AUTHORITIES OF ANY PROVINCE NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR ANY PROVINCE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



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Page 2


               The date of this Prospectus is Feb. 19, 2002

                              TABLE OF CONTENTS


Cautionary Statement Concerning
Forward-Looking Statements                                                    3

Summary                                                                       3

Risk Factors                                                                  4

Use of Proceeds                                                               8

Determination of Offering Price                                               8

Dilution                                                                      8

Business                                                                      9

Property                                                                     16

Legal Proceedings                                                            17

Management's Discussion and Analysis of
Financial Condition and Results of Operations                                17

Directors, Officers & Control Persons                                        20

Security Ownership                                                           22

Selling Shareholders                                                         23

Description of Securities                                                    24

Executive Compensation                                                       25

Market For Common Equity                                                     25

Plan of Distribution                                                         27

Certain Transactions                                                         28

Legal Matters                                                                28

Experts                                                                      29

Where You Can Find More Information                                          29

Index to Financial Statements.                                               29

Prospectus Distribution Requirements: Outside Back Cover



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Page 3



                                     SUMMARY

   Our production facilities and our principal business are near Vancouver, B.C. Our address is 200, 13018 - 80th Avenue, Surrey, British Columbia, Canada V3W 3B2; and our telephone number is 604.507.6657.

   Our Company is engaged in the manufacture and distribution of jewelry cleaner and tire sealant products. We manufacture the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. In addition, we manufacture the Mystic Jewelry Cleaning product line which encompasses five jewelry cleaning products that include Gem & Jewelry Cleaner, Silver Jewelry Cleaner, Polishing Cloths and Gloves, and a jewelry cleaning kit. All of our products are biodegradable. We intend to add some metal polishes, disposable cloths, "Jewelry Cleaner for Ultrasonics", and "Watch Cleaners & Rinses" to our Mystic line by July 30th, 2002. All our products are distributed throughout Canada and we are expanding our operation to the United States and other international markets.

 Our revenues to date have been minimal. We have however, devoted approximately $900,000 to developing our product lines and production ability, and plan on devoting substantial portion of proceeds we are proposing to raise in this offering to market, also satisfying current, liabilities, costs of this offering and general working capital applications.

   We have staged this Offering of $500,000 at two prices to offer an incentive to early investors. The primary offering by Spectrum International of 3,000,000 common shares at a price of $.10 per share for the first 1,000,000 shares and a price of $.20 per share for the remaining 2,000,000 shares until sold. These shares will be sold first come first serve basis.
Once all $0.10 shares are sold then we will start to sell the $0.20 shares.
The officers, directors, their affiliates or any insiders will not purchase any $0.10 shares. We are also registering shares of all current shareholders, most of whom who have been shareholders for some time. Our current shareholder will sell there shares at $0.25 until primary offering is sold-out or has been closed. After closing of the primary prospectus our current shareholders can sell at any price.

            Balance Sheet Summary, as at September 30, 2002
            -----------------------------------------------
		ASSETS

		Current                    $ 39,882
		Capital Assets             $ 23,512

		Total Assets               $ 63,394

		LIABILITIES

		Current                    $352,247
		Long Term                  $140,645

		Total Liabilities          $492,892

		Shareholder deficiency     $429,498

		                           $ 63,394
	   -----------------------------------------------
Statement of Operations - Summary

------------------------------------------------------------------------------------------------------
                        Six Month Ended       Six Month Ended       Year Ended         Year Ended
                        September 30,2002     September 30,2001     March 31, 2002     March 31, 2002
------------------------------------------------------------------------------------------------------
Sales                    $20,239               $23,335               $51,385            $54,113
Cost of Sales            $ 8,115               $13,361               $38,109            $39,592
Gross Profits            $12,214               $ 9,974               $13,276            $14,521

Expenses                 $117,380              $101,313              $191,649           $213,697

Net Loss                 $105,166              $ 91,339              $178,373           $199,176

Average # of Shares      8,393,928             8,393,928             8,393,928          6,238,433
Loss per Share           0.01                  0.01                  0.02               0.03
------------------------------------------------------------------------------------------------------

                                Explanatory Note

   This registration statement covers: (A) The primary offering by Spectrum International of 3,000,000 common shares at a price of $.10 per share for the first 1,000,000 shares and a price of $.20 per share for the remaining 2,000,000 shares until sold. The primary offering is to be sold on a best efforts basis, no minimum by the Company in Canada to the maximum permitted thereby; In the event that we do not qualify and sell all of our securities in Canada, we may make direct sales in the United States by our officers without commission in such jurisdictions where we are registered or otherwise permitted. (B) The concurrent offering on a delayed basis by certain selling stockholders of Spectrum International Inc. of 3,232,268 shares of common stock. Selling shareholders have agreed to sell their shares at not less than $.25 per share until notified the offering by Spectrum International is complete, and thereafter may sell their shares at any price; if the primary distribution by

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Page 4

Spectrum International Inc. is completed by year-end, it is expected this Registration will be discontinued as it is believed selling shareholder will be eligible to utilize Rule 144(k) for resale thereafter. The initial public offering prospectus covers the shares being offered by Spectrum International. A separate selling shareholders prospectus will be used by the selling shareholders in connection with an offering by them. The selling shareholders prospectus is attached immediately after the Company Prospectus. All shareholders of Spectrum International reside in Canada. Sales by selling shareholders may be made in such jurisdictions where permitted under this registration; no State registration is planned as of the date hereof.


                                 RISK FACTORS

FORWARD-LOOKING STATEMENTS

   We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These forward-looking statements are based on the beliefs and assumptions of the management of the company and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Spectrum. We may use words like "believes", "may", "expects," "intends," "anticipates," "plans," "projects" or "estimates" or similar statements in this prospectus. When used, these words identify "forward-looking" statements. We are making these statements only as of the date of this prospectus.

   We have made forward-looking statements with respect to the following, among others: Our ability to obtain sufficient capital to carry out our business plan; our ability if we obtain sufficient capital to successfully market our products; our ability to produce our products competitively; our ability to sustain adequate production with existing or proposed production lines; the effectiveness of our Jewelry Cleaner products; the effectiveness of our Tire Sealant products; the anticipated market for our products; our ability to be able to price our products competitively and yet make a profit; our ability to achieve a listing and a trading market for our shareholders; the degree to which we have trade secret protection. We have also made many other forward-looking statements about our management, business and industry.

   Forward-looking statements are not guarantees of performance and may not be predictive of performance. They involve risks, uncertainties and assumptions. Some of these risks have been outlined in "Risk Factors", stated hereafter, but may involve other risks which have not occurred to us or we have not considered. As a consequence of these risks uncertainties and assumptions, our future results may differ materially from what is said or may be concluded in said forward-looking statements. Many of the factors which may bear upon theses issues may not be fully known to us and are beyond our ability to control or predict. Investors are thus cautioned not to put undue reliance on any forward-looking statements. We do not have any intention, and it should be assumed that we will update forward-looking statements after this Prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.

   You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. Potential investors should review the "Risk Factors" below for a discussion of some of these risks.

   Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

   If we do not successfully address each of the risks and uncertainties described below, there could be a material adverse effect on our business, financial condition or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. Other risks may exist which we have not described herein.

   We cannot assure any investor that we will successfully address these risks.

RISKS AND UNCERTAINTIES RELATING TO OUR COMMON STOCK

   YOU MAY LOSE YOUR ENTIRE INVESTMENT

   Given our continued need for additional capital and our history of losses, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently "unsuitable" for a person who cannot afford to lose his entire investment.

   WE HAVE A HISTORY OF LOSSES AND MAY NEVER ACHIEVE PROFITABILITY


   Sales of our products have been minimal to date, and have not provided sufficient cash flow to sustain operations. We had an accumulated deficit at September 30, 2002 of $927,466. During the six month period ended September 30, 2002, we incurred a loss of $105,166 (2001 - $91,339). In our fiscal year ended March 31, 2002, we incurred a loss of $178,373 (2001-$199,176). We anticipate that we will incur a substantial loss in our fiscal year ended March 31, 2003, and that we will continue to incur net losses during our current year ending March 31, 2004 due to increased sales and marketing costs, additional personnel requirements and our general growth objectives. Our ability to earn a profit will depend on the commercial acceptance and profitability of our products. We may never achieve profitability.

We have a limited history of revenues from operations and have no significant tangible assets. Accordingly, there can be no assurance that we will operate at a profitable level. Our business involves the development, manufacture and marketing of products, novel and otherwise, as a supplier in the jewelry products and tire sealants industries. Future development and operating results will depend on many factors, including the completion of developed products, demand for our products, level of product and price competition, success in setting up and expanding distribution channels, and whether we can develop and market new products and control costs. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in an industry which is characterized by intense competition. There can be no assurance that our future financial forecasts will be met and that they will be similar to past results.

   WE ANTICIPATE THAT WE WILL REQUIRE ADDITIONAL CAPITAL

   Our capital requirements are difficult to plan in light of our current strategy to expand our customer base and to develop new products and technologies; however, we anticipate at least the entire $500,000 being sought in this Offering will be required. Since our inception, we have been dependent on investment capital as our primary source of liquidity. Our operations to date have been primarily financed by issuing equity. We have not been successful during the past year in attracting additional equity on a private basis and as a consequence have had to rely on increasing payables to sustain operations as well as shareholder loans. We anticipate that we may require additional working capital for inventory, components and work in process or to expand our manufacturing capacity if we achieve our objective of increasing sales of our products. Our inability to obtain sufficient capital for these commitments or to fund our obligations under our existing sales orders may cause us to delay delivery of products or to default on one or more agreements. Our inability to deliver products on a timely basis may have a material adverse effect on our business, financial condition and results of operations.

   OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A "GOING CONCERN"

   Our financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by shareholder loans and equity transactions. Our future operations are dependent upon the identification and successful completion of additional shareholder loans, long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that we will be successful. If we are not, we will be required to reduce operations or liquidate assets. We will continue to evaluate projected expenditures relative to available cash and to seek additional means of financing in order to satisfy our working capital and other cash requirements. The auditors' report on our March 31, 2002 financial statements includes an explanatory paragraph that states that as we have suffered recurring losses from operations, substantial doubt exists about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern. In addition, we have negative working capital and negative shareholders' equity and the book value of our common stock is zero. Immediate cash infusion into the company is required. Without this cash infusion the company may not be able to sustain its operations.

   OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION

   The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ National Market System, if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common stock is considered penny stock. The penny stock rules require a broker-dealer, before consummation of a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, before consummation of a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements often have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our stock is currently subject to the penny stock rules, and accordingly, investors may find it

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Page 6

difficult to sell their shares.

   WE MAY ISSUE ADDITIONAL SHARES IN THE FUTURE WHICH WOULD RESULT IN DILUTION TO OUR EXISTING SHAREHOLDERS

   Our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our Board of Directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our Board of Directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The Board can set designations of rights on Preferred including conversion rights which could be dilutive of common shares or act as a "poison pill" to frustrate an acquirer.

We have granted a limited number of stock options and may grant more. We have granted options for 584,000 shares of common stock issued and outstanding at an exercise price of $.10. We are also obliged to issue an additional 67,000 share options each April to the CEO. Also, bonus share options will be awarded annually to CEO based upon the following formula: Options are to purchase shares at 20% below market up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000; thus, if profits were $256,000 on sales at the lower range, and shares were trading at $ .20/ share, the amount of options that would be available is 256,000 time .05 divided by .16 =80,000 shares at $.16 per share. Exercise term has not yet been set.

   The existence of below-market options could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of our equity securities or debt financing.

   These 584,000 options may be exercised as the price is $.10 lower than the maximum offering price in this offering, and other options will be granted below market.

The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of our corporation.

   WE DO NOT ANTICIPATE WE WILL PAY ANY DIVIDENDS

   We have never paid dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as our Board of Directors may deem relevant.

    CERTAIN RESTRICTIVE CORPORATE GOVERNANCE PROVISIONS EXIST IN OUR
ARTICLES.

   Our Articles provide for a minimum of three Directors elected on a staggered basis. A vote of 2/3 of the shareholders is required to remove a Director, and only for cause. 2/3 of the shareholders entitled to vote for Directors must approve a change of the Bylaws by the shareholders. Business combinations require special votes as well. These provisions may have the effect of concentrating more power in the Board of Directors and less in the shareholders in applicable transactions.

   OUR OFFICERS AND DIRECTORS DOMINATE THE COMPANY.

   Officers and Directors control almost an absolute majority of the common stock. This, coupled with the aforementioned corporate governance provisions tends to concentrate power in current management and reduces the ability of non-inside shareholders to effect corporate decisions.


RISKS AND UNCERTAINTIES RELATED TO OUR BUSINESS AND OPERATIONS


   WE DEPEND ON EXPERIENCED MANAGEMENT AND KEY TECHNICAL EMPLOYEES

   We are a growing company dependent upon the services of certain management, particularly Raj Gurm Chief Executive Officer, The loss of the services of Mr. Gurm, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on our business. We have no plans at present to obtain key person life insurance for any of our officers and directors.

   We are also dependent on highly qualified marketing, and technical personnel. Although we have had success in recruiting these employees in today's competitive marketplace, there can be no assurance that this will continue which may put us at risk of being able to sustain and grow our business.

WE FACE SUBSTANTIAL COMPETITION

   Both of our product groups are price sensitive and are subject to intense competition. We may be at a disadvantage with other companies having larger technical staffs, established market shares and greater financial and operational resources. Our competitors have achieved greater brand recognition and technologies than we have been able to as of now. There can be no assurance that we will be able to successfully compete. There also can be no assurance that our competitors will not continually succeed in developing products or competing technologies that are more effective or more effectively marketed than products marketed by us, or that render our technology obsolete. Earlier and larger entrants into the market often obtain and maintain significant market share relative to later entrants. We believe that an increasing number of products in the market and the desire of other companies to obtain market share will result in increased price competition.

   Price reductions by us in response to competitive pressure or our desire to also successfully increase market penetration or market share could have a material, adverse effect on our business, financial condition, and results of operation. Our product compete on basis of price, tech., performance, quality, reliability, customer service and on-time delivery. There can be no assurance that this will continue in the future.

   WE DEPEND ON PROTECTION OF OUR PROPRIETARY TECHNOLOGY

   Our success in the tire sealant segment will depend in part on our ability to preserve and protect trade secrets and any proprietary technology, and to operate without infringing upon the patents or proprietary rights of third parties in both the United States and other countries. We may inadvertently fail to do so and consequently could face infringement claims which could be costly and thus adversely affect our business.

   We do not own any patents in connection with our tire sealant products or technologies and depend entirely on trade secrets, confidentiality agreements and continual improvement to our products to protect our proprietary technology.

   WE HAVE LIMITED MANUFACTURING CAPACITY

   We currently manufacture, assemble, and ship our products in our manufacturing facility located in Surrey, British Columbia. We utilize substantial hand labor and do not yet have equipment which would sustain high production capacity and if this is required, which will be needed for profitability, we will need to acquire additional equipment. Our ability to increase manufacturing output is limited by the size of our facilities and our ability to hire, train and retain qualified personnel. Currently, we believe we have sufficient manufacturing capacity to fill our orders in 2003. In the future, we may be required to expand our facility, hire additional personnel and further automate the manufacture, assembly, and shipping process in order to meet future demand for our products. Such expansion will require additional capital investments and allocation of resources, which may affect our results of operations. We cannot assure you that adequate resources will be available or that we will be able to increase our manufacturing capacity in a timely manner, if at all. Our inability to meet the demand for our products would have an adverse effect on our business and our results of operations.

   THERE ARE RISKS AND UNCERTAINTIES RELATED TO OUR DEVELOPMENT OF NEW PRODUCTS

   We have only recently released additional commercial versions of some of our products, and have engaged a chemist to develop new products. Additional efforts and expenditures to enhance their capabilities are critical to commercial viability. Although we invest heavily in the research and development of new products, we cannot assure you that the new products we develop will be commercially viable or that a sufficient demand will develop for such products.

   PRODUCT WARRANTY RISKS AND UNCERTAINTIES

   Our tire sealant products are relatively new to their respective markets and lack extensive field operating experience. While we have tested our products for failure in certain circumstances, there can be no assurance that our products will continue to operate satisfactorily after sustained field use. If a substantial number of products are returned and accepted for warranty replacement, the cost to us could have a material adverse effect on our business and financial condition.

   POTENTIAL PRODUCT LIABILITY RELATED TO OUR TIRE SEALANT PRODUCTS

   If any of these products fail to perform properly, significant personal injury, property damage or death could arise from traffic accidents resulting from such failure. Although we maintain product liability insurance, there is no assurance that the amount of coverage will be sufficient in the event of a claim, or that coverage will continue to be available to us on reasonable terms and conditions or at all.

   RISKS AND UNCERTAINTIES RELATED TO FAILURE TO MAINTAIN TECHNOLOGICAL ADVANTAGES AND RISKS OF OBSOLESCENCE

There can be no assurance that we will be able to obtain or maintain technological advantages and the ability to maintain trade secrets; failure to do so would have substantial adverse consequences to our business.

   Technological obsolescence of our technologies and products remains a possibility. There is no assurance that our competitors will not succeed in developing related products using similar processes and marketing strategies before us, or that they will not develop technologies and products that are more effective than any which have been or are being developed by us. Accordingly, our ability to compete will be dependent on timely enhancement and development of our technologies and products, as well as the development and enhancement of future products. There is no assurance that we will be able to keep pace with technological developments or that our products will not become obsolete.

   WE FACE RISKS AND UNCERTAINTIES OF FOREIGN CURRENCY EXPOSURE

   Our functional currency is the Canadian dollar, which means that most of our operations are undertaken in Canadian dollars. We are exposed to fluctuations in the US dollar relative to the Canadian dollar, because we collect revenues in U.S. dollars. As we expand our operations, we may begin to collect revenues from customers in currencies other than the US or Canadian dollar. We do not currently engage in any hedging activities.


                               Use of Proceeds

   The net proceeds of the Offering are to be used to fund our business operations and business plan to the end of March 31,2004. We are entitled to no proceed from the sales by selling shareholders.

   This is a direct offering by us which can be closed at any amount up to the maximum of $500,000. If all the Common Stock is sold, the total funds available to us (less costs of offering($70,000) is estimated at $430,000.

   We propose to allocate the proceeds of this Offering as indicated in the following Table. We have indicated allocations at 25%, 50%, 75%, and 100% of the total offering. As proceeds are received, we will immediately utilize the funds.

                        25%          50%          75%           100%
Sales and marketing   $20,000      $70,000      $150,000      $200,000
Inventory purchases   $ 5,000      $10,000      $ 10,000      $ 20,000
Debt repayment(1)     $20,000      $60,000      $ 75,000      $100,000
Working capital       $10,000      $30,000      $ 50,000      $ 70,000
Equipment Purchase                   -          $ 20,000      $ 40,000
                      --------     --------     --------      --------
Total proceeds        $125,000     $250,000     $375,000      $500,000
Offering Cost        ($ 70,000)   ($ 70,000)   ($ 70,000)    ($ 70,000)
Total Net             $ 55,000     $170,000     $305,000      $430,000

(1) This money is allocated to pay off Accounting, Legal, & other unaffiliated persons' accounts payables.

   As the Offering is not subject to a minimum subscription, the entire net proceeds of $430,000 may not be realized by the Company. In such event, the Company will reallocate the actual proceeds received based on management's determination as to which allocation will best further the Company's objectives.

Accounts Receivable

Following table outlines the accounts payables on the company's books as at January 31,2002
		--------------------------------
		Legal Payable            $39,000
		Accounting Payable       $37,000
		Supplier Payable         $16,000
		--------------------------------

Legal payables are approximately $23,000 to our US lawyer for the work done on this prospectus and the remaining $16,000 is owed to our lawyers in Canada for the work done here on various contracts and other matters. Accounting payables are for the latest year end audit and review services related to this registration in statements. The $16,000 owed to the suppliers is for inventory, courier, freight, utilities, printing etc. etc. Most of it current.

Determination of Offering Price

   The offering price was determined by our Board of directors arbitrarily based on what it considered was the prospects for the Company, markets, and prior investments.

Dilution

   As of Feb. 10, 2003, we had issued and outstanding 9,377,364 shares of common stock. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the common shares after the purchase takes place. The net tangible book value of common stock is equal to stockholders' equity applicable to common stock as shown on our balance sheet divided by the number of shares of our common stock outstanding. As a result of such dilution, in the event we are liquidated, a purchaser of our shares may receive less than his or her initial investment and a present stockholder may receive more.

Page 9

Table A
------------------------------------------------------------------------------------------------------
                                             $125,000 Offering   $250,000 Offering   $500,000 Offering
------------------------------------------------------------------------------------------------------
                                             $0.10      $0.20    $0.10      $0.20      $0.10    $0.20
------------------------------------------------------------------------------------------------------
Average Price paid by Officers, Directors
 and Affiliates (Insiders) per share
  For the five year period (or inception)
   prior this Offering                       $0.073     $0.073   $ .073     $ .073     $.073    $.073

Effective Price of Shares offered hereunder  $ .10      $ .20    $ .10      $ .20      $ .10    $.20

Increase in Amount paid by Investors herein
 over price paid by Insiders                 $0.027     $.127    $0.027     $.127      $0.027   $.127

Percentage increase in Price Paid by
 Investors over Insiders                      37%       174%     37%        174%       37%      174%

------------------------------------------------------------------------------------------------------

{Dilution is based as of balance sheet 09/30/02 and outstanding shares as at the date of this document }

Table B
----------------------------------------------------------------------------------------------------------
                                              $125,000 Offering     $250,000 Offering   $500,000 Offering
----------------------------------------------------------------------------------------------------------
Effective price of shares of common stock
 offered hereunder                            $ .10     $ .20        $.10      $ .20      $.10     $ .20
Pro forma net tangible book value per share
 before offering                                  ($.045)                (.045)              ($.045)
Increase in pro forma combined net tangible
 book value per share
 Attributable to the offering                     $ 0.016                 $0.029              $0.051
Pro forma net tangible book value after the
  offering                                       ($ .029)                ($0.016)             $.006

Dilution to investor                          $.129      $ .229      $0.116     $0.216    $0.094   $0.194

Dilution to Investor (percentage)              129%        115%       116%       108%       94%      97%
----------------------------------------------------------------------------------------------------------

{Dilution is based as of balance sheet 09/30/02 and outstanding shares as at the date of this document}


   Our net tangible book value on September 30, 2002 was ($429,498) or ($0.05) per share. Assuming all shares that have been sold since September 30, 2002 and this offering is sold completely; the adjusted pro forma net tangible book value will be $70,502 or $0.006 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $0..94 or $0.194 per share depending on whether the investor invested at $.10 or $.20 per share.

                                     Business

Organizational Development

   Spectrum International, Inc. commenced its existence as a Delaware Corporation on May 14, 1999 as a result of a "Domestication". This procedure was intended to utilize provisions of the Delaware Corporate Code, Sec. 388, whereby a non-U.S. company may, by filing a Certificate of Domestication and Certificate of Incorporation under that section, utilize provisions thereof which provide that upon filing the Certificates, a corporation becomes subject to Delaware law, except that its existence shall be deemed to have commenced when it was originally formed in the foreign jurisdiction, rather than upon filing in Delaware as is the case in a typical new incorporation. Said Section also provides that the obligations and liabilities prior thereto are not affected by the Domestication. The predecessor company was incorporated in British
Columbia. No opinion is expressed as to what legal effect that procedure has on the Registrant, except that the financial statements assume the financial continuation, and we refer to both the current company and its predecessor as the "Company". Most of our current shareholders were shareholders of the original British Columbia Company and "migrated" to the Delaware company as a consequence of the Domestication

   In June, 2000, Management of Spectrum determined that a "reverse acquisition" by an Ontario, Canada Company would be desirable. Structure of the transaction was that all of the shareholders of Spectrum (Delaware) would exchange their shares of Spectrum for shares of the Ontario Company, Bisson Bio-Technologies, Ltd. pro rata, with each other, but also including the prior shareholders of Bisson. This resulted in Spectrum becoming a wholly owned subsidiary of Bisson, with its business activities continuing in Spectrum. Bisson had no business activities, and the purpose of the transaction was to seek alisting on one of the stock exchanges in Canada which was never effected.

   Consequently, In January, 2001, an agreement was entered into between Bisson, its subsidiary Spectrum, and certain shareholders of Bisson (those who had been former Spectrum shareholders) to "reverse" the transaction, and transfer the Spectrum shares held by Bisson back to the former shareholders of Spectrum. The Agreement provided that the former Spectrum shareholders would submit their shares of Bisson back to Bisson in exchange for the 6,050,661 shares of Spectrum which had been originally exchanged. Shareholders were to be put back in their original position, except that there had been a few transactions, which Management believes, was of minor impact on the relative shareholder positions.

   As a consequence of these transactions, the original shareholders of Spectrum, (Delaware), are with a few exceptions, the current shareholders of the Registrant.

   It was due to these transactions, and as a consequence as to the date when the current shareholders would be deemed under SEC Rule 144 (k) to have "acquired" their shares, that it was determined by Management to effect a registration for that group as part of the registration for this new issuance by the Company for the period remaining until the holding period under SEC Rule 144(k) could run; (Rule 144(k) provides for a two year period from the acquisition of the shares by non-affiliates for shares to be held before they may be publicly sold without compliance with the manner of sale and other provisions of Rule 144).

Company Development

   The Company is a engaged in the manufacture and distribution of jewelry cleaner and tire sealant products. The Company manufacturers the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. In addition, the Company manufactures the Mystic Jewelry Cleaning product line which encompasses five biodegradable jewelry cleaning products which include liquid cleaners, jewelry polishes, polishing cloths and gloves, and a jewelry cleaning kit. The Company has added, Jewelry Cleaner for Ultrasonics, and Watch Cleaners & Rinses to its Mystic line in the last few weeks. The Company has limited distribution of both product lines throughout Canada and plans to expand its operation to the United States and other international markets.

   Business development of Spectrum International (Delaware) began with the organization of Spectrum Trading, Inc. in British Columbia by Raj-Mohinder S. Gurm, its president in November 21, 1990. From inception to May 1997 the company was dormant with the exception of a few transactions. Most of the period since May 1997 Spectrum International and its predecessor were engaged in developing the product lines which the Company now manufactures and is selling. In 1999, Management determined that it would assist the Company in development of its customer base as well as provide a better vehicle to seek the financing required for sales promotion to become a U.S. company.

   Spectrum has expended approximately $927,000,
(including predecessor expenses) which it obtained primarily from its shareholders from equity sales or loans. Please see the Financial Statements for details. Sales have been minimal as Management seeks to introduce its products in North America. Sales promotion has been hampered by the lack of capital which Management believes is required for an aggressive product launch.

   To conserve capital and focus on core business activities, Spectrum has secured its production facilitates in Surrey, British Columbia, rather than in nearby Vancouver. It relies on Mr. Gurm and a small workforce and limited manufacturing equipment that Management believes is adequate to handle business activities in the next two years. After this offering is completed the company is planning on spending some of the proceeds from the offering to purchase some equipment that will allow it to become more efficient. The company plans on spending maximum of $20,000 on equipment or less if the entire offering is not completed.

Business of the Company.

   Spectrum is engaged in two distinct business lines with separate customer bases and manufacturing processes. It commenced its business operations with its jewelry cleaner line, which is lower profit than the tire sealant line, but which it is believed is easier for entry into the market. The tire sealant line is believed to have the greater sales and long-term profit potential and is intended to have the greater attention by Management. New lines are also being developed, as the Company recently hired a chemist for this purpose.

   Tire Seal Plus Product Line. The Company manufactures the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. The Company began development of the Tire Seal Plus product line in 1997 and began sales and distribution in 1999. The basis of the Company's Tire Seal Plus product line consists of a mixture of twaron fibers, rust inhibitors, rubber lubricants and thickening agents which is designed to be applied to pneumatic tires (i.e., tires inflated with compressed air). The Tire Seal Plus products are designed to seal punctures up to a quarter of an inch in size in tubeless tires and one eighth of an inch in tube-type tires and maintain the recommended air pressure in pneumatic tires. When a puncture occurs in a pneumatic tire, air pressure and centrifugal force are intended to combine to force the tire sealant into the puncture where the sealant's fibers and fillers are designed to bind to form a permanent seal over the puncture. As the tire continues to rotate, the tire sealant is designed to repeatedly bind to form a permanent plug in the puncture of the tire. As the design provides for a virtual instantaneous sealing process, very little air pressure should be lost from the tire. Moreover, the entire surface of the inner tire should be evenly coated with the tire sealant to preclude further loss of air pressure or punctures.

   All the Tire Seal Plus products are designed to be non-flammable, non-toxic and water-soluble. In addition, the product line is designed not to harm tires, tubes, tire rims, clothing or human skin. The Tire Seal Plus products should not congeal or harden within the tire, or affect the balance of the tires. Moreover, the tire sealants are believed to assist in heat dissipation caused by road friction, which should enable the tire to maintain a cooler temperature and ultimately result in less wear-and-tear of the tire.

   In 1999, the Company began production and distribution of its "Tire Seal
Plus Industrial Tire Sealant" which is designed for off-road and slow speed vehicles and sold directly to tire dealers, trucking companies and equipment manufacturers. This industrial sealant is currently packaged in 20-liter pails and sold for $125.00 CDN per 20-litre pail. A pump is required to install the product from the pail and the pump is sold separately for $60 CDN. In 2000, the Company began production and distribution of its "Tire Seal Plus High Speed Sealant" which is designed for vehicles frequently used on highways and therefore contains chemical compositions which enable the tire sealant to be more sensitive to the suspension system of smaller vehicles. This small vehicle tire sealant is currently sold in 20-litre pails and 8 ounce bottles at a purchase price of $125 and $4.95 CDN respectively. In 2001, the Company began production and distribution of its "Tire Seal Plus Cycle Tire Sealant" which is designed for bicycle tires and therefore contains additional elastic properties for thin bicycle tires. This bicycle tire sealant is currently sold in 20-litre pails and 8 ounce bottles for a purchase price of $125.00 and $5.95 CDN respectively.

   Tire Seal Plus at this time constitutes approximately 10% of total sales, however, we expect the Tire Seal Plus sales will be closer to 50% of our total sales, based on our planned increase in marketing as a consequence of the successful placement of this offering, we believe the sales of the company will grow. We can not assure investors either of these events will occur.

   The Tire Seal Plus products are produced in the Surrey, British Columbia, Canada facility. The Company obtains the raw materials from local suppliers with the exception of special fibers, which are imported from a supplier in the United States. There are multiple suppliers of all raw materials available to us. The Company's main suppliers at this time are Univar, Akzo Nobel, and Richards Packaging. As of the date of this Prospectus, the Company's monthly production capacity is 8 container loads of Tire Seal Plus which contains 6,400, 20-litre pails (approximately 120,000 Liters of any combination of three tire sealants). The Company's production lines can operate 8 hour a day, five days a week. All of the Company's products are currently delivered by Purolator Courier Ltd. for delivery in Canada, and United Parcel Service of America for United States deliveries. We believe ourselves able to maintain this production, plus the production indicated for our Jewelry cleaners simultaneously, providing we have three additional laborers available.

All tire sealant orders are phoned into our office by the customers and we ship it directly to them. We have zero distributors on contract at this time.
Two distributors that we had a contract with are no longer active. Mass direct mail-out is our preferred method of sales. We also talk to our existing customers by telephone on a regular basis to get orders.

Mystic Jewelry Clean Product Line.

   Spectrum manufactures the Mystic Jewelry Cleaning product line of eleven Jewelry & Watch clean products which include Gem&Jewelry Cleaner, Silver Jewelry Cleaner, Polishing Cloths and Gloves, Jewelry Cleaning Kit, Ultrasonic Jewelry cleaner, Ultrasonic Watch cleaner & Rinse, Watch cleaner & Rinse, and Clock cleaner. Mystic Gem & Jewelry Cleaner is designed to clean costume jewelry, pearls, opals, gold and other gemstones. Spectrum is presently developing a brass and Copper polish, Disposable Polishing Cloths, as well as a silver polish. Lastly, Spectrum is presently developing its "Mini-Mystic" Gem & Jewelry Cleaner containing a ounce container of Mystic Gem & Jewelry Cleaner which is designed for sales to hotels and cruise ships.

The Mystic Gem & Jewelry Cleaner and the Mystic Silver Jewelry Cleaner are offered under the Mystic Jewelry Cleaning label as well as a private label which may be customized to a private jewelry store. In addition, the polishing cloth may be silk-screened by Spectrum to display either the Mystic Jewelry Cleaning name or a private label. In order for Spectrum to customize a product label, a minimum order of 96 pieces of a product is required.

Spectrum introduced its Gem & Jewelry Cleaner and Silver Jewelry Cleaner in 1997 and Polishing Cloths and Gloves in 1999. The Jewelry Cleaning Kit was introduced in 2000.

Currently Available Products

o   Mystic Gem & Jewelry Cleaner


      The Mystic Gem & Jewelry Cleaner is a biodegradable product designed to clean costume Jewelry, pearls, opals, soft and hard gemstones and gold Jewelry. In addition to cleaning the Jewelry, Mystic Gem & Jewelry Cleaner also deposits a protective covering intended to reduce further dirt build up. Mystic Gem & Jewelry Cleaner is bottled by Spectrum and is offered both under the Mystic name as well as private labelling, e.g., a Jewelry store may offer its customers its "own" brand of jewelry cleaner.

o   Mystic Silver Jewelry Cleaner

      Spectrum's Mystic Silver Jewelry Cleaner is a liquid cleaner which is designed to remove the tarnish from silver and other precious metals. Dipping them into the cleaner, leaving for 5 to 10 seconds, and removing them is intended to clean silver articles. The Silver Cleaner is manufactured and bottled by Spectrum. This product can also be labeled with a particular store's name.

o   Polishing Cloth

      The Company formerly imported rolls of polishing clothes from a supplier in the United Kingdom, however, starting March 2002 the Company has developed its own polishing cloths and has started to manufacture them in house. The Company sells individual cloths imprinted with the Mystic name or customer's own private label. The polishing clothes are impregnated with chemicals that are designed to remove tarnish and deposits a layer of an anti-tarnishing agent designed to shine and polish jewelry between uses of Mystic Gem & Jewelry Cleaner and Mystic Silver Jewelry Cleaner.

o   Polishing Gloves

      The polishing gloves are also composed of the same material as the polishing cloths. The polishing gloves are designed to allow for easier cleaning of larger items such as trays and decorative items. The polishing gloves are not available for private labelling.

o   Jewelry Cleaning Kit

      The Jewelry Cleaning Kit consists of the first three products in this list and is packaged in a gold box. This product was designed for fundraising and mass merchandisers.

Other Industrial Products

  In November 2002, the Company completed it development of Industrial Jewelry and Watch cleaning products. Six new products were put into Production;

1.	ULTRASONIC JEWELRY CLEANER is use to clean jewelry in a
Ultrasonic machine. It is mainly used by Jewelers in their shop.

2.	ULTRASONIC WATCH CLEANER & RINSE are used together in a
Ultrasonic machine designed to clean watch movements. These products are used by watch makers and watch repair people.

3.	WATCH CLEANER & RINSE are used to clean watch movements,
however, Ultrasonic machine is not needed. They are designed to be used by Watch-makers and repair people for smaller applications.

4.	CLOCK CLEANER is used to clean large movements in clocks.
This product is used by same people that use the products above.


      Products Under Development

o   Brass and Copper Polish

      This product is in beta testing stage. We believe it cleans and polishes metals with ease. It will be packaged in 6 oz, widemouthed jar with scrubbing sponge. It is anticipated this product will be available for commercial production in the July 2003.

o   Silver Polish

     This polish is in beta testing stage. This is designed to clean silver. It is packaged similar to the Brass and Copper Cleaner. Spectrum anticipates that this product will be also available for commercial production by November 2003.

o   Disposable Polishing Cloth

      Spectrum intends to manufacture disposable polishing cloths, which are to be used to shine and polish Jewelry items quickly at any time. The cloths will be packaged in a small box of twenty-five cloths, so they can be carried easily in a purse, or a bag. Spectrum anticipates commencing productions of these cloths by July 2003.

We estimate that we will require $5,000 on top of what has already been expended to complete these three products. Increased sales should be able to finance these costs.

     At this time the Mystic line constitutes 90% of the company's sales. We expect that it will go down to 50% in the next 12 months due to increase in tire sealant sales.

   The Mystic Jewelry Cleaning products are produced in the Surrey, British Columbia, Canada facility. The Company obtains all the necessary raw materials from local suppliers within the greater Vancouver area. The Company has the capacity to produce up to 50,000 jewelry cleaning products, in any combination, per month during an 8 hour, five day a week schedule. All of the Company's products are delivered by Purolator Courier Ltd. for delivery in Canada and United Parcel Service of America for United States deliveries. We believe we are able to maintain this level of production while simultaneously maintaining Tire Sealant Production.

   All jewelry cleaner products are sold directly to jewelry stores who in turn either sell them to their customers or use them in-store. We do mass mail-out to jewelry stores to advertise our products. We have no contracts with any of our customers. Customers either phone the orders to us or they fax them to us.

Environmental regulations and other laws

   There are no environmental laws or environmental regulations that effect the Manufacture of any of our products. However, the six new products (Ultrasonic Products for jewelry & watches) do require special paper work for transportation. Special documentation must accompany these products when they are shipped. It cost the company approximately $500.00 to set up the documentation. On going costs, such as, labels, extra shipping costs are passed on to the customers.

Business Objectives

   Spectrum has three principal business objectives for the 12 - 24 months and beyond, (which should be considered together with the "Milestones" and "Strategies" set forth below), which are outlined as follows:

o Wider Marketing and Distribution of Existing Products. Spectrum has a goal to have the products distributed under the Mystic Line sold in 7,500 of the retail jewelry stores in the United States and Canada within the next 24 months. Spectrum also intends to obtain wider market recognition and sales for its Tire Seal Plus line, and in particular, to penetrate the North American wholesale after-market industry.

o Development of New Products and Expansion of Existing Product Lines. Spectrum intends to continue the expansion of its product offerings through the production and development of new products and by bringing into commercial production the products currently under development. See "Products Under Development". Spectrum also intends to continually improve the quality and consistency of its existing products.

o Creation of Strategic Alliances. Spectrum intends to create strategic alliances with Original Equipment Manufacturers (OEM) in the tire industry. It intends to do this by entering into agreements with OEMs to distribute tire sealant through their dealer network. Spectrum also intends to expand internationally by working with Canadian & USA trade offices in foreign countries and attending trade show.

Milestones and Growth Strategy

   To achieve its "Business Objectives", Spectrum believes it should try to implement the following strategies; the extent to which these "Objectives" and "Strategies" are in fact realized will depend upon the funds received herein, other capital sources available, effectiveness of management, timing and general business conditions. "Strategies" are listed according to our current level of priority of funding from this offering and whatever funding sources (such as loans) that may be available to us.

o Increased Advertising. Spectrum intends to increase product awareness and recognition among the Jewelry and Tire trades and the consumers by focusing on advertising. It intends to hire a telemarketing firm to contact and qualify potential customers in the jewelry industry from its database of more than 50,000 stores. Spectrum also plans to advertise in major trade magazines, and through its Web pages. An advertising agency is to be retained with whose assistance a comprehensive advertising and promotion plan will be drafted. Finally, Spectrum hopes to hire more sales people and managers to carry out this strategy more effectively. Spectrum hopes to establish a strong dealer network that will be supported with programs, advertising, and product training. We estimate that this program will cost approximately $200,000. Only way it can be fully implemented is if we are
    successful     in raising all of our offering.  We would like to implement this program starting summer of 2003.  However, if we are unsuccessful in
    raising sufficient funds     we will do what we can with the funds we raise
    and full implementation may have     to wait until early 2004 by that time
    company should be able to fund this program from increased sales or other source of funding. If we are not for some reason to raise sufficient money through this offering we will immediately start to look for other sources of funding to implement this program

o Research and Development and Product Innovation. Spectrum desires to strengthen its position in the tire sealant and jewelry cleaner industry and increase its revenues through the development of new products and enhancements. Spectrum has set up a research and development department to carry out the testing and implementation of new products. Our research and development(R&D) activities have produced 6 new products in the last 12 months. All new developments were financed by the company from its cash flow. In the last two years the company has spent $27,000 on R&D. We will continue to spend about 15 to 20 thousand dollars per year on R&D for next 12 -18 months. In spring of 2004 we expect to have sufficient cash flow in company to expand our R&D facilities. This expansion will cost approximately $50,000. The annual expenditures on R&D should increase to $40,000. Again this increase will have to be covered with increased revenues or we will not go ahead with it.


o ISO 9002 Certification. Spectrum plans to increase the quality and consistency of its currently existing products by obtaining ISO 9002 Certification. ISO 9002 is a manufacturing institution that creates standards for manufacturing that need to be strictly adhered to. ISO accreditation carries with it greater market recognition. Furthermore, the manufacturing practices adopted by ISO 9002 certified manufacturers lead to greater efficiencies in production and manufacturing. We will begin the process of ISO 9002 certification in June 03 and expect to be certified by March 2004. The cost of certification is estimated at $15,000. This expense will be covered by a loan from the Business Development Bank of Canada(BDC) who help companies achieve ISO 9002 certification.


o Acquisitions and Strategic Alliances. Spectrum intends to continue to evaluate transactions that it believes are consistent with its growth strategy or otherwise present attractive opportunities for growth, entry into new markets or introduction of new products. Spectrum intends to focus its acquisition strategy on the tire industry as this industry is believed highly fragmented with multiple acquisition opportunities. Spectrum's intent is to pursue an aggressive acquisition strategy of smaller companies which manufacture and produce tire sealants. What these acquisitions will cost is unknown at this time. Spectrum anticipates that the costs of achieving this objective will be funded from internally generated revenues and Secondary Financing.


Sales, Marketing Plans and Strategies


   Spectrum now believes a majority of its products are ready for the market, and the products are needed and acceptable in the marketplace. As a result, Spectrum plans on expanding its penetration of the Canadian, and US markets and beginning an aggressive campaign into foreign markets These plans include introducing products into the US, Mexican, South American, South East Asian, African, and European markets; a timetable for this introduction has not yet been developed and will be dependent on the level of success of this offering.

Tire Sealant Products

There are two market segments that Spectrum plans to concentrate on in the first two years. These are:

   Automotive After-market:
   ------------------------

   Spectrum will be seeking relationships with large distributors to distribute the products to this segment of the market. Spectrum has some distributors in place in North America, and Africa on a contracted or as needed basis.

   Large Manufacturer of Industrial and Recreational Vehicles:
   -----------------------------------------------------------

   These companies have large dealer networks in place to sell their vehicles. One such company is Yamaha which makes recreational vehicles as part of its product lines, and with which we have developed a good distributor-type relationship; where we market the product to their dealers and the dealers buy from their head office. We only sell to Yamaha head office. We have had number of orders from them. We hope this effort will result in substantial order being placed by Yamaha. We are utilizing this type of distributor strategy as well in discussions with similar companies. The Company does not have any contractual agreement with Yamaha at this time.

Spectrum plans to support the dealers with print ads in industry magazines, direct mail to their customers, and the Internet. Spectrum also plans to run promotions to increase the sales. It is believed this will keep all dealers motivated and focused on Spectrum's products.

Timelines and costs have been discussed above in the Milestones and growth strategy Section.

Jewelry Cleaning Products

   Our marketing plan is based on the survey of 200 Jewelry stores that was done by Spectrum. Using the results of survey all stores were categorized by us into the following three groups:

   1)   Stores that want to buy the cleaners and resell them
   2) Stores that want to buy the cleaners and give them away to their customers.
   3)   Department stores.

   A specific plan for each group has been developed. Each proposed plan is explained as follow (subject to change depending on market conditions and management objectives):

   Stores that want to buy the cleaners and resell them are planned to be able to buy Mystic cleaners at the current price of $2.45/pc. (Can. $) including shipping. A minimum order is planned to be one case of 24 pcs., with the potential for a price reduction with volume. For an additional charge, they can have their name added to the jar.

   Stores that want to buy the cleaners and give them away will have the choice of having their own logo put on the jar instead of the Mystic logo. The minimum quantities they are proposed to have to order are 96 pieces. The price are anticipated to range from $2.45 to $3.30 (Can. $), depending on the quantities ordered.

   Department stores can sell a very high volume. Therefore, we have devised a strategy to meet their needs. With stiff competition between the department stores, we believe they are looking to reduce expenses as much as possible. In response to this, Spectrum is planning to being able not only to ship to their warehouse but rather as well ship directly to the individual stores, thus saving warehousing and distribution cost.

   Spectrum is currently in the process of developing in-store marketing plans and other promotional materials. Furthermore, Spectrum wants to focus on marketing to end consumers as opposed to the stores.

Hospitality Industry
--------------------

   In this strategy, jewelry cleaning products packaged in one ounce jars may be sold to hotels and the cruise ship industry as items that are given away to their guest in the rooms along with sewing kits and shoe polishes.

Competition

   Tire Sealant Market

   Spectrum faces direct competition from other manufacturers of tire sealant as well as indirect competition from manufacturers of the recently introduced "run flat tire". A run flat tire is a tire that goes flat immediately, however the tire will hold its shape for 40 to 50 miles after a puncture has occurred in order to provide drivers with an opportunity to travel to a service station to have the tire repaired.

   Several companies are known to us that provide sealant-type products. These include American Sealant International, Inc. ("ASI") of Winter Haven, Florida, which manufactures "Flat Free", a chemical solution tire sealant that when installed inside a tire, will provide full time protection against air loss for the entire life of a tire. Flat Free is designed to seal tread punctures, bead leaks, rim leaks, porosity, tube, tire or wheel-related leaks. Flat Free has a chemical structure that causes this tire enhancer to continuously remain fluid so that it will immediately fill and seal any hole (up to 1/4") in the tread area where air can escape from the tire. When a puncture occurs, the centrifugal force of the rotating tire and internal pressure forces Flat Free into the hole. A permanent seal is caused as the hole is packed with the fibres and other solids. Some of the material will go through the hole to the outside of the tire. When this material is exposed to air, it dries and causes a permanent seal. When the puncturing object is removed, the vehicle should be driven in order to duplicate the above procedure. Another company considered a major competitor by us is B.A.N.C. International Ltd. ("BANC") of Ellensburg, Washington. BANC manufactures "Viking Seal", a chemical product that when installed inside a tire will provide full time protection against air loss for the legal life of the tire as well as extend the life of the tire. Viking Seal is drawn to the area of the escaping air. As the tire rotates and strikes the surface of the road, the hole is stretched open and the polyethylene chips and other fibres enter the cavity. The fibres wrap around the polyethylene chips and form a plug. The escape of high-pressure air from the tire into the atmosphere draws fibbers and particles to the area of the escaping air. The leak is thus located and sealed. There may be other significant competitors either unknown to us or not considered here.

   Indirect competitors to Spectrum include the manufacturers of run flat tires. We have not done an extensive analysis of these products. A major player we understand is Goodyear Tire & Rubber Company ("Goodyear") of Akron, Ohio. In September of 1998, Goodyear introduced its run flat tire and by 2003, Goodyear has projected it will have a run flat tire line to cover 75% of passenger vehicle applications. Goodyear is the leading tire manufacturer in North
America with sales of nearly twice its next largest competitor. The run flat tire features steel instead of polyester rayon in the foundation layers. Mr. Bill Hopkins, Goodyear's Director of Technology for North America, has stated he believes steel foundation layers will become the standard in the industry. We also understand Michelin North America, Inc. ("Michelin") of Greenville, South Carolina has developed a premium run flat tire for Ford Motor Company which is believed to offer Michelin's run flat tire as a US$750 option on the Lincoln

Continental. The zero pressure mobility tires are claimed to run up to 50 miles at 55 mph when fully deflated. At normal air pressure they are claimed to deliver the same performance of the conventional Michelin tires on which they are based. Michelin Zero Pressure tires are designed as part of a complete, patented system including a Low Tire Pressure Warning System (LTPWS) with on-wheel sensors to notify the driver of air pressure loss. All these elements are supposedly vital, as without a properly functioning Low Tire Pressure Warning System, the driver may not notice under inflation and may inadvertently cause tire damage by failing to inflate or repair the tire at the first opportunity. To properly service vehicles with Michelin Zero Pressure tires, one is supposed to know and follow procedures specific to these new tires, e.g., inspecting tires for internal damage after zero pressure operation; mounting and demounting tires; and maintenance of the LTPWS components.
Run-Flat tires are considered by us expensive for the consumer, and the tire dealer that has to install them. We understand tire dealers have to spend thousands of dollars on equipment to work with these tires. While these costs may be lowered, we believe that at this time the relative costs have discouraged large-scale dealer acceptance.

Jewelry Cleaner Market

   The jewelry cleaner market is dominated by one competitor. There are a number of other well-established brands, however, W.J. Hagerty and Sons, Ltd., Inc. ("Hagerty") of South Bend, Indiana is the clear market leader. Hagerty makes a full line of cleaners for silver and jewelry that covers all of our products. Hagerty has been in operation since 1895. We understand Hagerty has corporate offices in the United States, Canada, Switzerland and Monaco. Hagerty is believed to sell its products in more than 27 countries around the world through a network of distributors and dealers.

Employees:

   The Company and its subsidiaries currently have three employees, all of which are full-time employees. Management of the Company anticipates using consultants for business, accounting, engineering, temporary staff, and legal services on an as-needed basis.

   The Company's staff employees are Raj-Mohinder S. Gurm, President and Treasurer of the Company, John H. Rennie, Secretary of the Company (non payroll), Les Loewan, Chemist, and Inderjit Toor, Production Manager. The Production manager handles all production and shipping matters. When there are a substantial number of orders at once, temporary employees are brought in. As the sales go up laborers will be hired on full time basis. The Chemist is in charge of all Research & Development, and quality control. The President handles all administrative work and day to day running of the company. We are a small developing company, and everybody is supposed to help if one person is busy. We plan to hire new managers and employees as needs arise. With unemployment rate near 9% in this region, we anticipate no problems getting new employees when needed.

Warranty

   Products under the Tire Line are warranted to prevent most flats up to 1/4" due to punctures caused by nails, tacks, glass particles and other similar objects, as long as there is the prescribed amount of tread on the tire. Such products are also guaranteed against defect in manufacture and packaging. The warranty does not cover flats caused by over-inflation, knife slashes, or similarly and deliberately caused gashes, nor does it apply to permanent or extensive damage to the outside casing of the tire. Warranty is limited to replacement of the product only and, except for such replacement is without warranty or liability. Warranty is void if instructions and application charts are not followed properly. No other warranty is expressed, written or implied. We carry $2,000,000 liability insurance to cover the Company against any claims. The cost of the warranty program is no more than 1% of sales and that cost has been built into the price and has to be covered by the company's cash flow from sales.

   Products under the Mystic Line are guaranteed against defect in manufacture and packaging. Costs of the warranty program is same as that of Tire sealant.

Proprietary Protection

   Although, Spectrum's products are believed patentable, Spectrum has made the decision not to pursue any patent applications at this time. Proprietary protection for products may be sought in the future, depending on the nature of the products acquired or developed by Spectrum.

                           Reports to Security Holders

     We are not a reporting company but will be required to file reports under the provisions of Section 13 of the Exchange Act for the fiscal year in which this Registration is made effective. This obligation will be suspended after March 31, 2003 if we have less than 300 shareholders of record, but we may continue to so report voluntarily. Unless we decide to file a Registration under the Exchange Act of 1934, we will have to file quarterly, current and annual reports under said Section 13, but will not have to file proxies, information statements, and other documents therewith, nor will there be a requirement by persons to file Reports of acquisitions under Schedules 13 D or 13G, or ownership positions, acquisitions or dispositions under Section 16 of the Exchange Act, or Going Private and similar Reports by us under Section 14 of the Exchange Act.

   We are an electronic filer, so our reports may be found on the SEC EDGAR site, and you and any other member of the public may read the copies filed by us with the SEC at its Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on operation of said Reference Room from the SEC at 1-800-SEC-0330.

   We may send our shareholders Annual Reports and they may contain audited financial information. Management has made no determination at this time as to a policy in this regard.

Property

   On September 1, 1998, the Company entered into a commercial lease for its premises located at 200, 13018 80th Avenue, Surrey, British Columbia, Canada V3W 3B2. The Company leased the 6,600 square foot space from West-Bend Construction Ltd. for three years and two months at an annual rate of $25,300 CDN the first year, $26,400 CDN the second year and $26,400 CDN the third year and subject to typical common area charges and pro rata tax charges. Spectrum renewed this lease for further three years on September 1st, 2001 at an annual rate of $26,400 CDN per year. The first level of the premises is 4,400 square feet and consists of a room in which all raw materials are stored and the products are produced after which time the finished products are stored on pallets in the second room. The second level of the premises is 2200 square feet and consists of seven offices, reception, area and a boardroom. The lease on this premises expires in September 2004. The company should have no problems conducting its business at this location at least until this lease expires. We estimate that the company could reach $10 million or more in sales before we have to move to a larger location. There are no regulations or city by-laws of zoning issues of which we are aware that would hamper our business.

   In May 1997, the Company entered into a three year "Monitoring of Intrusion Alarm System" agreement with Acme Protective Systems Limited. In April 1998, Pemberton Leasing Services leased the Company a H5-4 Membrane Sealing Machine, a R-310 Semi-Automatic Labeler a TEC B-572 Thermal Transfer Printer and a Labelview program for 48 months at a monthly rental rate of $904.02 CDN (total rental payment is $43,392.96 CDN). This lease expired on March 1, 2002. The company now owns all above-mentioned equipment. In addition the company also owns a Lid Tightener, Heat Induction sealing machine, Mercury Exposure unit, Bottle filler, Temp Label applicator, Viscometer, Centrifuge, pH meter, and various mixing tanks and mixers. All this equipment forms an integral part of our production systems and it is in very good condition at this time. We should be able to use much of this equipment it for at least another 8 to 10 years.

We use a blended production line which utilizes considerable hand work. As our sales increase, we plan to increase the automation of our lines. All of our existing equipment will fit into an automated production line, if and when it is needed.

                             Legal Proceedings

   The Company is not currently subject to any legal proceedings or regulatory actions and is unaware of any planned actions. This information is current as of the date of this Prospectus.

Management's Discussion and Analysis of Financial Condition and Results of Operations

                          Background and Overview

   The following summary should be read in conjunction with the financial statements and accompanying notes to them included elsewhere in this Prospectus.

   We have been in existence as a company (including our predecessor British Columbia Corporation) since 1990. However, we began to concentrate on our current business activities in 1997; prior to that time we had few shareholders and were primarily dormant. We have yet to make a profit on current operations. As of September 30, 2002, we had incurred a deficit of $927,466, which has continued to increase. This deficit includes losses incurred by our predecessor over the several years of our development. Most of our losses have been recent and incurred in the development of our current product lines. As an example, our deficit as of October 31, 1998, was approximately $130,000 expressed in U.S. dollars. We have had sales in both the jewelry cleaner and tire sealants product lines since 1998, but sales have not contributed a significant amount to offset expenses.

   In the six months ended September 30, 2002 as compared to the period September 30, 2001, we had net loss of, $105,166 as compared to $91,339. That loss was primarily financed by increased trade and wages payables of about $43,000 and loans of $66,000. In the previous 12 month period the losses were covered with accounts payable increase of $100,000 and loans of 58,000. Payables have continued to increase, and are of concern to us. Consequently, one reason for this offering is to eliminate non-current payables, which currently sit at approximately $92,000.

This increased level of inventory will be necessary to supply anticipated higher sales volumes resulting from our planned marketing program. In all likelihood, $150,000 or more of this offering may be required to eliminate accrued payables and for offering expenses. We have not made final determinations on these issues. In any event, as revenues are not expected to cover overhead, we expect losses to continue for this fiscal year and we will need to either raise working capital to cover those loses by equity or debt offerings, or shareholders loans as we do not anticipate increases in payables being a sufficient source of capital for that period.

   We have devoted most of our capital to product development and associated working capital and administrative items. We have only had the capital to devote about $37,000 to advertising and promotion in the period March 31, 2000 to September 30, 2002; research and development expenditures during the same period were about $27,000. Legal and accounting expenses at approximately
$150,000 during the period from March 31, 2000 to September 30 2002 have been a heavy burden on us because of the various transactions associated with the Bisson acquisition and our efforts to become a listed company in Canada. While Management believed these were appropriate when made, as a means to increase our ability to raise capital to support planned expansion, these expenses have also limited our ability to engage in marketing and promotion and engage in other expenditures which may have made us more productive and profitable, or increased our revenues. Legal and accounting are expected to be major expense items in the current period since September 30,2002 as well, due to the accounting and legal costs associated with a registered offering such as this, as well as related offering expenses which will reduce the offering proceeds. Management plans to devote a significant amount of the funds received from this offering after reduction of the non-current payables and costs of this offering to enhancement of marketing; if successful, to inventory support; and then ultimately to increased productive capacity. We do not know yet how much expenditure will be needed to result in increased revenues or what will be the ratios of results to expenditures.

Results of Operations

      Six Months ended September 30, 2002, 2001

   Net sales decreased by 12.88% for the 6 months ended September 30, 2002 to $20,329 from $23,335 during the same period in the previous year. This decrease was a result of a planed sales push being delayed however, we expect the sales will be made up in the third and fourth quarters.

   Gross profit as a percentage of sales increased to 60% for the 6 months ended September 30, 2002 compared to 42% for the same period in 2001. This increase is a result of part of the shipping being charged to the customer. The company started charging a $15.00 flat shipping charge to all customers in fiscal 2002. A decrease in the wages of production staff also contributed to the increased gross margin.

   Accounts receivable increased by 40% for the 6 months ended September 30, 2002 compared to the same period in 2001. In this year less sales were COD (Cash on Delivery) than previous year, hence the increase in the receivables.

   Inventory increased by 8.5% in the last six months ended September 30, 2002. The company bought extra items for the Christmas season rush.

   Payables and accrued liabilities increased by 23.41%. A reason for the increase is that we are in the process of going public and some large accounting and legal bills that came in were not paid as of September 30, 2002. Approximately half of the account payables are owed to Accountants and the lawyers. Some of them have been paid since. Approximately $23,000 have been paid for legal bill since December 31,2001 and $26,413(Canadian dollars) have been paid to the accountants since December 31, 2001.

   Advertising and promotion expenses decreased by 88% compared to the prior year. This is attributable to the fact that we were late in starting our advertising campaign this year the numbers will be reflected in Q3 and Q4. Most of the advertising effort happens from September to March.

   Legal and accounting expenses increased by 77% compared to prior year because the company was preparing to go public and some extra legal and accounting expenses were incurred.

   Total general & administrative costs increased by 18.12% in the 6 months ended September 30, 2002 as compared to 6 months ended September 30. 2001. This increase can be attributed to the increase in costs of Legal & Accounting, and Research & development.


     Year ended March 31, 2002 compared to year ended March 31, 2001

   Net sales were virtually the same for both periods. This was expected because in both years there was no concerted sales effort and most of the sales came as a result of market testing our products.

The gross profits decreased to 26% for the year ended March 31, 2002 from 27% for the previous year. This is a in significant decrease and can be attributed currency fluctuations.

   Inventory decreased by 29.58% compared to March 31, 2001. The company felt the inventory was too high relative to sales, therefore, the inventory levels were decreased. A Company' goal is 3-month turnover of inventory.

   Wages payable increased by 269% for year ending March 2002 as compared to the previous year ending March 31, 2001. This can be attributed to the president forgiving $95,000 (Cdn) of his accrued salary in the year ending March 31, 2001. There were no forgiving of salaries in fiscal 2002. The president does not intend to forgive any more salary. He also does not intend to seek reimbursement of any forgiven salary at any time in the future.

   Shareholder loans increased by 53.24% in the year ended March 31, 2002. This increase is a result of shareholders putting money into the company to cover the deficit from time to time.

   Advertising & promotion expenses increased by 285% in the year ended March 31, 2002 compared to March 31, 2001. In the year ended March 2002 the company ran a promotion campaign where samples were sent out to prospective customers. The increase is directly related to the sampling campaign.

      The consulting fees paid out in the year ending March 31, 2002 were 100% lower than same time period in the previous year. This year no outside consultants were used.

   Research & development expenditure went down by 78% in the year ending March 31, 2002 as compared to the year ending March 31, 2002. The company did not expend as much money on research but instead spent the money on marketing and sales. With the limited resources available to the company money had to be taken out of research & development to take on the sampling campaign discussed above.

   The travel & trade show expenses decreased by 93% in the year ended March 31, 2002 as compared to previous year. It is because the company did not attend any trade shows.

   Total general & administrative expenses were reduced by 4% in the year ended March 31, 2002 compared to the year ended March 31 2001. This decrease can be attributed to reduction of expenses in travel & trade show, Salaries & benefits, Office & other, Automotive, telephone, and Research & development.

                          Liquidity and Capital Resources

   Spectrum has financed its operations primarily through three methods, equity investment from investors, shareholder loans, and credit facilities from Canadian chartered banks and in the current period, increases in payables and share subscriptions . In the period from 3/31/01 to 09/30/02 current assets dropped approximately $19,000 and capital assets dropped approximately $9,000. In the same period bank debt increased by about $4,000, and payables increased by about $142,000.

    The deficit during that period increased from $643,927 to $927,466. The deficiency was made up by the decrease in assets, the increases in payables and debt, and a loan of approximately $53,000.

   The Company has been sustaining a loss on operations of about $175,000 per year in the past two fiscal years. If we satisfy current liabilities as of 09/30/02, this will require about $230,000. This, plus other accrued liabilities and costs of this offering would likely require $300,000 or more. We have estimated that if we can bring in another $450,000 in additional capital for a total of $750,000 (including as capital sources the proceeds of this Offering plus either long term debt, equity or some combination, which are yet to be secured) that we can pay the current obligations we believe we need to pay, and have enough working capital for the fiscal year ending March 31 2004.
We believe this sum, less the payments we have indicated, would provide us with sufficient working capital for marketing and other expenses and that, if our assumption that the additional marketing will be sufficient to raise sales is correct, we will have the sales to cover our overhead. We may need more capital to satisfy inventory, receivables, and other current, non-cash assets for current cash requirements.

If we are unable to complete this offering, we will have to look for other sources of funding to meet our requirements. That source has not been identified as yet but most likely will be debt financing using the managements trading shares as collateral. However there is no guarantee that we will be successful in raising any additional Capital if we are not successful in completing this offering.

   Our financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by long-term debt and equity transactions as well as increases in payables and shareholder loans. Our future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurance that we will be successful. If we are not, we will be required to reduce operations or liquidate assets. We will continue to evaluate our projected expenditures relative to our available cash and to seek additional means of financing in order to satisfy working capital and other cash requirements. Our auditors' report on the March 31, 2002 consolidated financial statements includes an explanatory paragraph that states that as we have suffered recurring losses from operations, substantial doubt exists about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   Since the Company's incorporation on May 17, 1999, the Company has retained two auditors. The Company initial auditors were Thorne Little in Surrey, British Columbia, Canada, which were originally retained by Spectrum Trading Inc., a British Columbia corporation. Since the Company was incorporated pursuant to the laws of the State of Delaware, the Company determined it was in the corporation's best interests to retain an auditing firm based as well in the United States. On October - 1999, the Company retained Grant Thornton LLP as its Auditors (Vancouver BC Office).

Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as follows:

                                Executive Officers of the Company:

Name:                           Age:                  Office(s):
Raj-Mohinder S. Gurm            43                    President and CFO
John H. Rennie                  67                    Secretary

                                Board of Directors of the Company:

Name:                           Age:                                        Term Expires         Director Since (1)
Raj-Mohinder S. Gurm            43                    Director              June 2003            Nov. 1990
John H. Rennie                  67                    Director              June 2003            Mar. 1999
Gerry Podersky-Cannon           57                    Director              June 2003            June 2000

------------------------------------------------------------------
(1) Directors Terms are staggered over a three year period. Directors may only be removed for cause and by a 75% majority vote of the shareholders

          Biographical Information on Company's Officers and Directors:

Raj-Mohinder S. Gurm President, Treasurer and President, From 1985 to 1987 Mr. Gurm was a partner in B.R. International Marketing Company of Vancouver, BC a company, which provided North American representation to manufacturers from Asia. From 1987 to 1989 he was a manager of Metro Parking Ltd. of Vancouver, BC and was responsible for overseeing 70 employees and 20 parking lots. >From 1989 to 1995 he was involved in importing products from Asia and selling them by the container loads to large retail chain stores. In 1995 Mr. Gurm was founder and president of Xanatel Communications Inc. a company involved in the wireless communications industry and which was sold to a public company listed on The Alberta Stock Exchange. Mr. Gurm has been a President and CEO of Spectrum International Inc. from 1990 to present. From Jan. 2000 to Nov. 9th, 2001 he was also President/CEO of Canoil Exploration Corporation, a Publicly trading company that recently completed the acquisition of a Medical Equipment company. He was involved in raising $300,000 for working capital for this company. Mr. Gurm attended the University of British Columbia and earned a Bachelor of Sciences Degree in Biology in 1983. Born in 1960 in India, Mr. Gurm is a citizen and resident of Canada.

John H. Rennie, Secretary and a director, has 18 years professional experience in various industries including investment and management consultation, finance and the insurance sector. From 1991 to the present, Mr. Rennie has worked as a private consultant broker for small and startup business investments in Vancouver, British Columbia, Canada. He specializes in strategic planning, Financing and structuring. From 1989 to 1990, Mr. Rennie was co-owner and General Manager of DMC Industries Ltd. in Richmond, British Columbia, Canada. As such, Mr. Rennie's primary responsibilities were the invention and manufacture of air and water purification systems. From 1987 to 1989, Mr. Rennie was a financial planner, personal investment broker, and life and disability insurance agent for Great Pacific Management Ltd. in Vancouver British Columbia, Canada. In 1993, Mr. Rennie suffered a heart attack and following a what appears to be a complete recovery, he continues to lead a full life which includes a nutritional diet and regular exercise. From 1981 to 1987, Mr. Rennie was a senior management consultant for Canada's Department of Indian Affairs Northern Development. Born in Canada in 1935, Mr. Rennie is a citizen and resident of Canada.

Gerry Podersky-Cannon, director, has a BA and MA from the University of British Columbia. He has experience in a number of business sectors including, Energy, Real Estate, Fibre-optical Technology, Oil & Gas, Strategic Corporate Planning & Import / Export. He has worked in a variety of organizational settings including large corporations, BC Hydro and PriceWaterhouseCoopers, small start-up companies and independent consulting firms. He has experience with corporate governance of both public and private companies. He currently sits on the Board of the UBC Alumni Association and the UBC Academic Senate and is actively involved in a number of community organizations. His primary business interests are directed the operating a number of companies that do business in North America, Europe and Africa.

Since 1998 Mr. Podersky-Cannon has been involved with five companies as well as has acted as a trustee for the estate of his children's grand parents. The companies are as follows.

Spectrum
Spectrum is the company this document pertains to.

Canafra Capital
Canafra Capital is a company registered in Canada and Tanzania that is romoting the development of tourism, agricultural exports and power development in Tanzania.

Gibson Marketing international
Gibson is a company registered in England that is in the business of developing and marketing industrial coatings.

DJ Podersky-Cannon Holdings
DJ is a private holding company solely owned by Mr. Podersky-Cannon's sons.

Canafra Mineral Explorations Corp.
Canafra Mineral is a company engaged in the mining, purchasing, and processing of gold and gems in Tanzania, India, North America and Europe.

Ernest Leslie Loewen, Chemist, earned a B.Sc. from the University of Calgary in 1969. Mr. Loewen has since been involved in the formulation development, manufacturing and application of diverse industrial chemicals in a number of different industries. These industries include oil & gas production and processing, paint and coatings manufacturing and application, pollution detection and control, and corrosion detection and mitigation. During his employment, Mr. Loewen often attends industrial educational seminars and courses to keep abreast of current trends and technologies. He has also had experience as an international consultant in both China and USA.

Mr. Loewen worked from 1970 to 1973 as a Chemistry Instructor at Mount Royal College and instructed labs to first year students; in 1974 as a corrosion consultant for Biochem Consulting and was responsible for setting up programs to detect and mitigate corrosion in the oil fields; from 1975 to 1980 as a Laboratory Manager and technical consultant for Travis Chemicals, and the responsibilities included management of the laboratory and technical trouble-shooting; from 1980 to 1989 as a Product engineering Manager for Dresser Titan. He managed a laboratory involved in new product development and was involved in creating new formulations; from 1989 to 1996 as a quality control Chemist for Color Your World; from 1996 to 2000 as a Production and Technical Manager for Modco Specialty Coatings, and from 2000 to 2001 as a paint and technical Consultant for Canada Wellins New Material Co in China. He consulted with this Chinese company to trouble shoot all Canadian products that they were problems with. In 2002 he joined Spectrum International Inc.

Committees of the Board

   Although Board committees are provided in the Bylaws, no committees have as yet been established.

Control Provisions in Articles Respecting Directors

   The Articles of Incorporation of Spectrum give enhanced control to Directors over the affairs of the Company relative to shareholders. Without limitation thereto the Board may designate the terms of preferred shares, which could limit the rights of common shareholders both as to voting and distributions. The Directors are not liable for breaches of fiduciary duty in certain cases, and the liability of Directors is provided to be fully eliminated to the maximum extent provided by Delaware corporate law. As previously noted, the Directors are elected on a staggered basis over three years, and may only be removed if there is cause and a 75% majority vote of shareholders. A 2/3 vote of shareholders is required to approve business combinations, which acts to reduce takeover chances. The Board is given the ability to amend the Bylaws without shareholder approval, and the Bylaws may be adopted, modified or deleted by shareholders only if there is a 2/3 majority therefore.

Indemnification Provisions

   In addition to the provisions of the Articles which are intended to limit the liability of Directors, the Bylaws in Article VI provided extensive indemnification provisions as to directors, officers employees or agents. Said Article provides indemnification to such person to the fullest extent provided by Delaware law. It also provides the Company may purchase insurance as to such indemnification or more indemnification than would otherwise be permitted by law.

The Securities and Exchange Commission takes the position that indemnification provisions, to the extent they may purport to indemnify persons with respect to Securities laws violations, are against public policy and unenforceable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2002 by (i) each person or entity known by the Company to be the beneficial owner of more than 5 % of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

----------------------------------------------------------------------------------------------------
           (1)                      (2)                      (3)                      (4)
----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
     $.001 Par               Raj-Mohinder S. Gurm
       Value                   13718 91st Avenue       Officer & Director                  56.89%
    Common Stock             Surrey, BC, Canada        5,841,360 Common(1)(2)
                                    V3V 7X1
----------------------------------------------------------------------------------------------------
    $.001 Par               Gerry Podersky-Cannon
       Value                126-1628 W 1st, Avenue       Officer & Director                 9.69%
    Common Stock            Vancouver, BC, Canada        994,576 Common(1)(3)(4)
                                   V6J 1G1
----------------------------------------------------------------------------------------------------

     $.001 Par               Harvinder K. Sandhu
       Value                  156 E. 47th Avenue           Former Director                   5.05%
    Common Stock             Vancouver, BC, Canada        519,000 Common(1)
                                    V5W 2A6
----------------------------------------------------------------------------------------------------

1.   Before Offering
2.   Includes 284,000 currently granted options exercisable @ $0.10.
3.   Includes 150,000 options currently exercisable @ $0.10 and 281,424 warrants exercisable @ $0.25
4. Canafra Financial Ltd. is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company is the sole shareholder of Canafra Financial Ltd.

----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
     $.001 Par               Raj-Mohinder S. Gurm
       Value                   13718 91st Avenue         Officer & Director                56.89%
     Common Stock            Surrey, BC, Canada          5,841,360 Common(2)(3)
                                    V3V 7X1
----------------------------------------------------------------------------------------------------
     $.001 Par                 John Herman Rennie
       Value                 #402 5976 Tisdall Street    Officer & Director                 3.70%
     Common Stock             Vancouver, BC, Canada      380,000 Common(2)(4)
                                    V5Z 3N2
----------------------------------------------------------------------------------------------------
     $.001 Par               Gerry Podersky-Cannon
      Value                  Canafra Financial Ltd.(1)   Director                           9.69%
     Common Stock             126-1628 W 1st, Avenue     994,576 Common(1)(2)5)
                              Vancouver, BC, Canada
                                      V6J 1G1
----------------------------------------------------------------------------------------------------

(1) Canafra Financial Ltd. is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company is the sole shareholder of Canafra Financial Ltd.
(2)   Before Offering
(3)   Includes 284,000 options currently exercisable @ $0.10
(4)   Includes 150,000 options currently exercisable @ $0.10
(5)   Includes 150,000 options currently exercisable @ $0.10
      and 281,424 warrants exercisable @ $0.25

----------------------------------------------------------------------------------------------------
           (1)                      (2)                      (3)                      (4)
----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
     $.001 Par
       Value                 All Directors and officers   7,215,936 Common(1)            70.28%
      Common Stock
----------------------------------------------------------------------------------------------------

(1)	Includes 584,000 options granted to three directors
      and 281,424 warrants owned by Canafra Financial Ltd.
      Exercisable at $0.25

   Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of the Company's common stock which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.


Selling Stockholders

The following table sets forth the number of Shares which may be offered for sale from time to time by the Selling Stockholders. The Shares offered for sale constitute all of the Shares known to the Company to be beneficially owned by the Selling Stockholders. None of the Selling Stockholders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or has any material relationship with the Company.

----------------------------------------------------------------------------------------------------------------------------------
                             Amount of                       Amount of Shares      Amount of Shares
   Selling Shareholders     Shares Held       % Held         that may be sold      Remaining if Sold     % Then Held
                           Prior to this                     in this Offering
----------------------------------------------------------------------------------------------------------------------------------
Sol Africa-Rennie             116,000         1.24               116,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jatinder S. Bains               6,667          .07                 6,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sohan Bains                    50,000          .53                50,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gurminder Bajwa                40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Rajinder Bajwa                 40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Verteres Bourmayan             16,667          .18                16,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Canafra Financial Ltd. (3)    563,152         6.01               281,728                     413,152           4.41
----------------------------------------------------------------------------------------------------------------------------------
Hector C. Carslake             10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Ivy B. Carslake                10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Mary Chatzivassillou           20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kenneth Kwong-Hung Ng          10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Paul Van Der Ree               10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
John Rennie (2)               230,000         2.45               150,000                     80,000            0.85
----------------------------------------------------------------------------------------------------------------------------------
Wayne F. Sinclair              20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Barrie Smith                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Surinder K. Ubhi               10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Bob Grnache                    59,000          .63                59,000                     0                 0

Page 24

----------------------------------------------------------------------------------------------------------------------------------
                             Amount of                       Amount of Shares      Amount of Shares
   Selling Shareholders     Shares Held       % Held         that may be sold      Remaining if Sold     % Then Held
                           Prior to this                     in this Offering
----------------------------------------------------------------------------------------------------------------------------------
Raj-Mohinder S. Gurm (1)    5,557,360         59.26              200,000             5,357,360             57.13
----------------------------------------------------------------------------------------------------------------------------------
Group 4 Consultants (4)(5)    360,000         3.84               360,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jasbinder Sandhu              295,000         3.15               295,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Matt Cranfield                 50,000          .53                50,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harjinder Sandhu (4)          275,000         2.93               275,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harvinder Sandhu (4)          519,000         5.53               519,000               269,000              2.87
----------------------------------------------------------------------------------------------------------------------------------
Gary Taylor                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kenneth Thompson               10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
P. T. Thompson                  4,000          .04                 4,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Galaxy Communications Inc.      5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kimberly Coleman                6,000          .06                 6,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kerry Cranfield               180,000         1.92               180,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Ron Cranfield Jr.               2,600          .02                 2,600                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sham S. Dhari                   7,000          .07                 7,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Avtinder Dhillon               40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Herb Feischl                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Narinder Thandi                40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Irma France                    20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sylvia Ruth Funk               36,667          .39                36,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harjit Gill                     5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harvinder Gill                  5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Hans Haab                      10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jeffrey Haab                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Robert L. Harder (4)           10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
William Lee                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Claude Lelievre                15,000          .16                15,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Nicholas Lourotos               2,000          .02                 2,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
David MacQuarie                10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Robert Menzies                 12,000          .13                12,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Myrna Noble                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Amarjit Kaur Pannun           100,000         1.07               100,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Shamsher Pannun                60,000          .64                60,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Amart-Paul Pannun              66,000          .70                66,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Philip Ryan                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Faricia Khan                   16,000          .17                16,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Shangara S. Mangat            166,667         1.78               166,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
John Pennant                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kathleen Pennant                5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Maghar S. Ubhi                 20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gurdev S. Khatkar             100,000         1.07               100,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jagtar S. Thandi               60,000          .64                60,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Donna Y. Moroz                 25,584          .27                25,584                     0                 0
----------------------------------------------------------------------------------------------------------------------------------

(1)   Raj-Mohinder S. Gurm is the President, Treasurer and Chairman of the
      Board of Directors of the Company.
(2) John H. Rennie is the Secretary and a director of the Board of the Company.
(3) Canafra Financial Ltd is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company, is the sole shareholders of Canafra Financial Ltd.
(4)   Former Director
(5) Group 4 Consultants is an organization organized pursuant to the laws of the Province of British Columbia, Ronald Cranfield, a former director of the Board of the Company, and secretary, is the majority shareholders of Group 4 Consultants Ltd.
(6) These shares do not include Options held by Raj-Mohinder Gurm, Gerry Podersky-Cannon, and John Rennie or any warrants held by shareholders
      (see option & warrant Tables)

Description of Securities

   The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value, each share having equal rights and preferences, including voting privileges. As of Feb. 10,2003 the Company had issued 9,377,364 shares of the Company's $.001 par value common stock and no shares of the Company's $.001 par value preferred stock were issued and outstanding, and the Company had received no subscriptions for shares of that preferred stock.

   The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common shares are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with a result that if the holders of more than 50% of the shares, voted for the election of certain directors, can elect all of the Directors, subject to the staggered terms of Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock.

Dividend Policy.

The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.


Market for Common Equity and Related Stockholder Matters

   The Company is not a "Reporting Company" and there is no public trading market. After this Offering is completed or discontinued, Management intends to seek market-makers who would be willing to sponsor a listing on the OTCBB. Such listing is discretionary, and there is no assurance a public trading market will develop.

   As of Feb. 10,2003 there were approximately 57 holders of the Company's common stock, holding in the aggregate 9,377,364 shares of common stock. There are no preferred shares outstanding. Management believes all but approximately 600,000 shares which has been recently acquired of said stock would be eligible for sale under Rule 144, if a market exists therefore. Management assumes that said shares would be subject to the volume limitations of Rule 144, manner of sale, notice and other requirements for shares held more than one year but less than two years, based on the date of acquisition being the Bisson acquisition reversal, but has not sought an SEC no action letter on this issue. If an earlier period should apply, many of these shares would be tradable under Rule 144(k), which does not impose volume and manner of sales requirements on non-affiliates. This offering includes the registration for sale of shares held by selling shareholders in addition to the shares being offered hereunder by the Company. If all of the shares offered by the selling shareholders, 3,232,268 shares, were sold by said shareholders, there would be significantly more shares in the market than those offered in this primary offering by the Company; this possible "overhang" of shares that may be traded in the market may depress trading prices in the aftermarket for persons who purchase shares in this Offering.

   There are 584,000 shares subject to option and 307,008 shares subject to warrants. Various other options are authorized for Mr. Gurm. Management proposes to set aside 2,000,000 or more other shares for employee/consultant options. Terms have not been finalized.

There have been no cash dividends declared on the Company's common stock since the Company's inception.

Executive Compensation - Remuneration of Directors and Officers.

   Any compensation received by officers, directors and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

   Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the Chief Executive Officer of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending March 31, 2002 . The Board of Directors of the Company may adopt an incentive stock option plan for its Directors and executive officers which would result in additional compensation.

----------------------------------------------------------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                 Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                   Awards                    Payouts
----------------------------------------------------------------------------------------------------------------------------------
      (a)           (b)           (c)           (d)           (e)           (f)           (g)           (h)           (i)
----------------------------------------------------------------------------------------------------------------------------------
     Name                                                    Other       Restricted    Securities
      And                                                    Annual        Stock       Underlying      LTIP        All Other
   Principle                     Salary        Bonus      Compensation    Award(s)    Options/SARs    Payouts     Compensation
   Position        Year            ($)          ($)            ($)          ($)           (#)           ($)           ($)
----------------------------------------------------------------------------------------------------------------------------------
CEO                2002           0.00          0.00        1450.00(5)       0.00         67,000        0.00           0.00
Raj-Mohinder Gurm
                   2001           0.00(1)       0.00        1,692.00(5)      0.00         67,000        0.00           0.00

                   2000          3,000(1)       0.00       30,515.00(3)      0.00         67,000(4)     0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------

(1) April 1999 the board approved a contract with Mr. Gurm, which allowed for $72,000 (Can $) annual salary, $15,000 (Can $) signing bonus and 134,000 options @ $0.15(Can $) and further 67,000 options annually at $0.15(Can $). All options expire two years after issue date ; 134,000 shares are currently subject to these options, expiring 67,000 shares April 2003 and 67,000 shares, April 2004; the balance of 150,000 shares under option are part of a recent grant of 584,000 shares to the three Directors. Numbers shown in column C are actual dollars (Cdn) he was paid. Remaining salary was accrued but in March of 2001, $95,000 (Can $) were forgiven by Mr. Gurm.
(2)   The bonus is accrued but not paid
(3) $30,092 (Can $) is interest earned at the rate of 10% on a shareholder's loan provided to the Company by Mr. Gurm. It has not been paid as of this document date. The loan principal has now been converted to equity. The remaining $423.00 is the personal portion of the car that the company leases for the president Raj-Mohinder Gurm. Does not include discount from market adjustments for 1,660,000 shares acquired by him at $.10/share (Can $), as no fair market adjustment has been made, or approximately 516,000 shares acquired recently by Mr. Gurm, a Director, and 584,000 for other directors at $.07/share (Can $) while other shares were sold in the same period at $.15/share (Can $)
(4)   These options were not exercised and have now expired.
(5) Personal portion of the car the company leases for the president Raj-Mohinder Gurm

OPTION TABLE

---------------------------------------------------------------------------------------------------------
                                       Option Grants in Last Year
---------------------------------------------------------------------------------------------------------
                                           Individual Grants
---------------------------------------------------------------------------------------------------------
        (a)                  (b)                  (c)                  (d)                  (e)
---------------------------------------------------------------------------------------------------------
                    Number of Securities    %of Total Options        Exercise
       Name          Underlying Options   Granted to Employees        Price              Expiration
                         Granted (#)          In Last Year         ($/Sh) (USD)             Date
---------------------------------------------------------------------------------------------------------
Raj-Mohinder Gurm        284,000                  48.63                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------
John H. Rennie           150,000                  25.68                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------
Canafra Financial        150,000                  25.68                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------

   The Bylaws of the company provide for option grants but this has not been acted upon by the Board and may be amended. The board has set the terms of the current 584,000 issued as Directors options to be 5 years (expiring May 2007) and $0.10 per shares. The President's Employment contract calls for annual incentives of share options for 67,000 per year at 20% below market if the shares are trading on the OTC BB,if not then the exercise price will be $0.10; there are currently 134,000 shares subject to said options, 67,000 expiring April 2003, and 67,000 expiring April 2004. Also bonus share options will be awarded to Gurm annually based upon the following formula: Options to purchase shares at 20% below market (if trading on the OTC BB, otherwise at $0.10) up to value determined by 5% of amount of annual profits from sales excess of $2,500,000 to $3,999,999 and 8% of amount of annual profits from sales excess of $4,000,000; thus, if the market price averaged over a term as yet not determined was $.20/share, there were $256,000 in profits at lower rate, options would be 256,000x.05 divided by .16= 80,000 shares at $.16 per share. Exercise terms and other option exercise details have not yet been finalized. Previously issued options were repriced at $.10 US from $0.15 CDN.

Compensation of Directors

   The Board will be compensated from time to time. Members have already received options for 450,000 common shares, and may receive additional options. An attendance fee of at least $300 per meeting has been set, and an hourly rate for time spent outside of attendance at not less than $60/hour. Other than the options mentioned above directors have not received any compensation as of the date of this prospectus.

Warrant Table

---------------------------------------------------------------------------------------------------------
                                       Warrants Oustanding
---------------------------------------------------------------------------------------------------------
        (a)                  (b)                  (c)                  (d)                  (e)
---------------------------------------------------------------------------------------------------------
                    Number of Securities    %of Total Warrants        Exercise
       Name          Underlying Warrants          Granted               Price              Expiration
                         Granted (#)          In Last Year         ($/Sh) (US$)             Date
---------------------------------------------------------------------------------------------------------
Canafra Financial        281,424                  91.67                $0.25             September 6, 2004
---------------------------------------------------------------------------------------------------------
Donna Y. Moroz            25,584                  8.33                 $0.25             September 6, 2004
---------------------------------------------------------------------------------------------------------

                               Plan of Distribution

Sales by the Company

   The company will sell the 3,000,000 shares being offered in Canada by using certain exemptions available to the company. The shares will be sold to individual investors. To the extent that all of the shares offered hereby by the Company are not sold in British Columbia or elsewhere in Canada, said shares may be sold in the United States. Sales in the United States will only be by Officers or Directors of the Company without commission in such jurisdictions as may be permitted. No agents will be used. The shares are priced at two different prices, $0.10 and $0.20. These shares will be offered on a first come, first serve basis. Individuals and companies that subscribe first will get cheaper shares. Once all $0.10 shares are gone we will start to sell the $0.20 shares. If the first investor subscribes for more than 1,000,000 shares he/she will get first million shares at $0.10 and remainder at $0.20

Sales by Selling Shareholders

   The shares which were issued to the Selling Shareholders are "restricted" shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices; selling shareholders may not sell their shares for less than $. 25/share until notified by the Company that the primary offering has either been completed or discontinued

   The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer is set forth in an accompanying Prospectus Supplement. Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company has made no arrangements to register the shares for resale in any particular State of the United States, and each selling shareholder is responsible for local compliance.

   We will receive no proceeds from the sale of the registered shares, but we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Certain Transactions

Related Party Transactions.

   Two directors of the company, Raj-Mohinder S. Gurm and John H. Rennie have loaned money to the company from time to time. Total money loaned was $90,000 (Can. $) by John Rennie at interest rate of 11% and to date he has earned interest of $18,177.56 (Can.$) in the last two years, Raj-Mohinder Gurm loaned $235,000 (Can. $)at the interest rate of 10% and earned interest of $30,092.60 (Can. $) in the last two years. Raj-Mohinder Gurm's loan was converted to equity on Feb. 3rd, 2001 and again on March 6th, 2002. In consideration for these transactions, Mr. Gurm received 200,000 shares at $.07/share (Can. $) in March, 2002, and 1,666,000 shares @ $.10/share (Can. $) on February 3, 2001. For the balance of his shares, 3,691,360 shares, Mr. Gurm Received 2,500,000 for transferring rights to formulations to Spectrum in April 1999, and he bought 691,360 shares at $.15/share (Can. $) in 1998, and the remaining 500,000 shares were purchased at $.01/share (Can. $) in Nov. 1995.
Mr. Gurm has 284,000 shares subject to option at $.10/share, and is entitled to an additional 67,000 option shares at $.10/share each year, plus additional option shares if sales targets are met, as otherwise stated herein. Canafra Financial Ltd, an affiliate of a Director purchased 171,428 shares in March
2002 @ $.07/share (Can. $) and 100,000 shares in February 2001 @$.10/share
(Can. $). Mr. Podersky-Cannon also has 150,000 shares subject to option at $.10/share. John Rennie, a Director, purchased 35,000 shares @ $15/share
(Can. $) in April, 1999, 50,000 shares @ $10/share (Can. $) in June, 2000, and 145,000 shares @ $.07/share (Can. $) in March 2002(Debt Conversion). Mr. Rennie also has 150,000 shares subject to option at $.10/share (Can).

   A former Director Harvinder Sandhu purchased 50,000 shares at $0.05/share (Can. $) in Nov. 1997, 285,000 shares at $0.10/share (Can. $) in Aug. 1998,
34,000 shares at $0.15/share (Can. $) in Oct. 1998, and 150,000 shares at $0.10/share (Can. $) in Feb. 2001 (Debt Conversion).

   A former Director Harjinder Sandhu purchased, 100,000 shares at $0.10/share (Can. $) in Aug. 1998, 100,000 shares at $0.15/share (Can. $) in Oct. 1998, and 75,000 shares at $0.10/share (Can. $) in Feb. 2001 (Debt Conversion).

     A former Director Ron Cranfield purchased, 100,000 shares at $0.05/share (Can. $) in May 1998, 40,000 shares at $0.01/share (Can. $) in Jul 1998, and 220,000 shares at $0.10/share (Can. $) in Aug. 1998.

A former Director Robert Harder purchased, 10,000 shares at $0.15/share (Can.$) in May 1998.

                                    Legal Matters

   The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by BWLaw, Ltd. P.S. of Seattle, Washington, USA.

                                       Experts

   The financial statements of the Company at March 31, 2002 and 2001, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Grant Thornton L.L.P, and are included in reliance upon such reports given upon the authority as Experts in accounting and auditing.

                    Where you may acquire additional information

   We are an electronic filer, so our reports may be found on the SEC EDGAR site, and http://WWW.SEC.Gov. You and any other member of the public may read
          ------------------
and copies filed by us with the SEC at its Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on operation of said Reference Room from the SEC at 1-800-SEC-0330.

                                                  Spectrum International Inc.
                                                  Financial Statements
                                                  (Expressed in U.S. Dollars)
                                                  September 30, 2001 (Unaudited)
                                                  March 31, 2002 and 2001

Contents





                                                                           Page
                                                                           ----

Independent Auditors' Report                                                  1

Balance Sheets                                                                2

Statements of Operations                                                      3

Statements of Stockholders' Equity                                            4

Statements of Cash Flows                                                      5

Notes to the Financial Statements                                          6-16

Independent Auditors' Report


To the Directors of
Spectrum International Inc.

We have audited the balance sheet of Spectrum International Inc. as at March 31, 2001 and 2000 and the statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at March 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company has experienced significant losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                                          GRANT THORNTON LLP
Vancouver, Canada
October 2,2002                                           Chartered Accountants

================================================================================
Spectrum International Inc.
Balance Sheets
(Expressed in U.S. Dollars)

                                             September 30           March 30        March 31
                                                    2002               2002            2001
-----------------------------------------------------------------------------------------------
                                             (Unaudited)
Assets
Current
   Cash                                     $        -         $         -      $           678
   Receivables                                      8,547              6,109             15,933
   Inventory (Note 3)                              28,870             26,618             37,798
   Prepaid expenses                                 2,465              2,448              4,253
                                            -------------      -------------      -------------
                                                   39,882             35,175             58,662
Capital assets (Note 4)                            23,511             24,261             32,809
Product rights (Note 5)                                 1                  1                  1
                                            -------------      -------------      -------------
                                            $      63,394      $      59,437      $      91,472
                                            =============      =============      =============
===============================================================================================
Liabilities
Current
    Bank indebtedness (Note 6)              $      66,968      $      65,232      $      62,294
    Payables and accruals (Note 7)                227,427            184,284             85,320
    Current portion of shareholder
      loans (Note 10)                              57,634                -                  -
    Current portion of capital lease
      obligations (Note 8)                            218              1,244             10,226
                                            -------------      -------------      -------------
                                                  352,247            250,760            157,840
Capital lease obligations (Note 8)                    -                  -                1,234
Loan payable (Note 9)                              88,374             79,909             69,767
Shareholder loans (Note 10)                        52,271             71,723             57,082
                                            -------------      -------------      -------------
                                                  492,892            402,392            285,923
                                            -------------      -------------      -------------
Stockholders' Deficiency
Capital stock
  Authorized:
   50,000,000 common shares, with a par
     value of $0.01
   5,000,000 preferred shares, with a
     par value of $0.01
  Issued:
   8,393,928 common shares (Note 11)                8,394              8,394              8,394
Additional paid-in capital                        417,516            417,516            417,516
Other comprehensive income                         19,419             19,886             23,566
Share subscriptions (Note 11)                      52,639             33,549                -
Deficit                                          (927,466)          (822,300)          (643,927)
                                            -------------      -------------      -------------
                                                 (429,498)          (342,955)          (194,451)
                                            -------------      -------------      -------------
                                            $      63,394      $      59,437      $      91,472
                                            =============      =============      =============
===============================================================================================
Continuance of operations (Note 1)
Commitments (Note 14)

           See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Statements of Operations
(Expressed in U.S. Dollars)

                              Six Months          Six Months
                                   Ended               Ended         Year Ended          Year Ended
                            September 30        September 30           March 31            March 31
                                    2002                2001               2002                2001
--------------------------------------------------------------------------------------------------------
                             (Unaudited)         (Unaudited)
Sales                       $       20,329      $       23,335      $       51,385      $       51,113

Cost of sales                        8,115              13,361              38,109              39,592
                            --------------      --------------      --------------      --------------
Gross profit                        12,214              9,974              13,276               14,521
                            --------------      --------------      --------------      --------------

Expenses
   Advertising and promotion         1,889              15,363              16,036               4,158
   Amortization                      3,295               3,333               6,580               8,628
   Automotive                        3,212               2,247               5,996               7,251
   Bad debts                           -                   220               6,276                 426
   Bank charges                        416                 641                1426                1734
   Commissions                         -                   -                   -                   281
   Consulting fees                     -                   -                   -                 6,650
   Insurance                           245               1,115               2,531               2,596
   Legal and accounting             47,384              26,756              44,464              30,555
   Office and other                  1,094               1,157               5,005               5,214
   Rent                              9,622              11,396              22,502              23,408
   Research and development         10,159                 -                 3,055              14,015
   Salaries and benefits            29,640              29,131              56,910              70,977
   Telephone and utilities           2,205               1,653               4,957               5,868
   Travel and trade shows              706                 -                   179               2,469
                            --------------      --------------      --------------      --------------

                                   109,867              93,012             175,917             184,230
                            --------------      --------------      --------------      --------------

Net loss before other items       (97,653)            (83,038)           (162,641)           (169,709)
                            --------------      --------------      --------------      --------------

Other items
   Other income                     (1,285)             (1,274)             (2,703)            (2,380)
   Interest expense                  8,798               9,575              18,435             31,847
                            --------------      --------------      --------------      --------------

                                    7,513               8,301               15,732              29,467
                            --------------      --------------      --------------      --------------

Net loss and comprehensive
  loss                      $     (105,166)     $     (91,339)     $     (178,373)     $     (199,176)
                            ==============      ==============      ==============      ==============

Weighted average number
  of shares outstanding          8,393,928           8,393,928           8,393,928           6,238,433
                            ==============      ==============      ==============      ==============

Basic and diluted loss
  per share                 $         0.01      $         0.01      $         0.02      $         0.03
                            ==============      ==============      ==============      ==============
======================================================================================================





        See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Statements of Stockholders' Equity
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2002 (Unaudited) and Years Ended March 31, 2002 and 2001
--------------------------------------------------------------------------------

                                                                            Additional                      Cumulative
                                                  Common        Common         Paid-in          Shares   Comprehensive
                                                  Shares        Shares         Capital      Subscribed         Deficit      Total
                                                (Number)      (Amount)
                                               ---------   ------------   ------------   -----------     ------------   -----------

Balance (deficiency), March 31, 2000           6,050,661   $     6,051    $   193,574    $     6,650     $ (444,604)    $ (238,329)

Shares previously subscribed cancelled              -              -              -           (6,650)          -            (6,650)

Issuance of shares subscribed at $0.07
   per share                                     100,000          100            6,650          -              -             6,650

Shares issued on conversion of
   shareholder's loan at $0.07 per share       2,243,267         2,243        154,217          -              -           156,460

Compensation contributed by Chief
   Executive Officer via forgiveness of
   salary                                           -              -            63,175          -              -            63,175

Change in foreign currency translation
   adjustment                                       -              -              -             -            23,419         23,419

Net loss                                            -              -              -             -          (199,176)      (199,176)
                                               ---------   ------------   ------------   -----------     ------------   -----------

Balance (deficiency), March 31, 2001           8,393,928         8,394        417,516           -          (620,361)      (194,451)

Shares subscribed on conversion of
shareholder's loan (note 11)                        -              -              -          18,638              -          18,638

Shares subscribed for cash
   at $0.09 per share (note 11)                                                              14,911                         14,911

Change in foreign currency translation
   adjustment                                       -              -              -             -            (3,680)        (3,680)

Net loss                                            -              -              -             -          (178,373)      (178,373)
                                               ---------   ------------   ------------   -----------     ------------   -----------

Balance (deficiency), March 31, 2002           8,393,928   $     8,394    $    417,516   $    33,549     $ (802,414)    $ (342,955)

Shares and units subscribed for cash
   at $0.05 per share (note 11)                                                               19,090                         19,090

Change in foreign currency translation
   adjustment                                                                                                (467)           (467)

Net loss                                                                                                   (105,166)      (105,166)
                                               ---------   ------------   ------------   -----------     ------------   -----------
Balance September 30, 2002 (unaudited)         8,393,928   $     8,394    $    417,516   $    52,639     $   (908,047)  $ (429,498)
                                               =========   ============   =============  ============    =============  ===========
===================================================================================================================================





        See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Statements of Cash Flows
(Expressed in U.S. Dollars)

                              Six Months          Six Months
                                   Ended               Ended         Year Ended          Year Ended
                            September 30        September 30           March 31            March 31
                                    2002                2001               2002                2001
--------------------------------------------------------------------------------------------------------
                             (Unaudited)         (Unaudited)
Cash flows provided by
(used in)

 Operating activities
  Net loss                  $     (105,166)     $     (91,339)      $     (178,373)     $     (199,176)
  Adjustments to determine
   cash flows:
   Amortization                      3,295               3,333               6,580               8,628
   Compensation contributed by
    Chief Executive Officer via
    forgiveness of salary             -                   -                    -                63,175
   Change in non-cash working
    capital
    Accounts receivable            (2,438)               3,982               9,824              (9,548)
    Inventory                      (2,252)               2,240              11,180               8,083
    Prepaids                          (17)               1,491               1,805               1,936
    Payables and accrued
     liabilities                    43,143              69,862              98,964              16,022
                            --------------      --------------      --------------      --------------
                                  (63,435)            (10,431)            (50,020)           (110,880)
                            --------------      --------------      --------------      --------------
 Financing activities
  Bank indebtedness                  1,736               2,879               2,938              29,855
  Shareholder loans                 38,182               5,080              33,279              33,242
  Issuance of capital stock
   for cash                         19,090                -                 14,911
  Repayment of capital lease
   obligations                      (1,026)             (3,832)            (10,216)           (12,081)
  Loan payable                       8,465              11,173              10,142             69,767                -
                            --------------      --------------      --------------      --------------
                                    66,447              15,300              51,054             87,541
                            --------------      --------------      --------------      --------------
 Investing activities
  Capital assets                   (2,545)               2,161               1,968                598
                            --------------      --------------      --------------      --------------

Increase (decrease) in cash           467               7,030               3,002             (22,741)
Foreign exchange                     (467)             (7,708)             (3,680)             23,419
Cash, beginning of period             -                   678                 678                 -
                            --------------      --------------      --------------      --------------
Cash, end of period         $         -         $         -         $         -         $          678
                            ==============      ==============      ==============      ==============


Non-cash transactions not
 included in cash flows:
 Issue of shares on
  conversion of
  shareholder's loan        $         -         $         -         $      18,638       $      156,460
 Issue of shares as
  settlement of debt                  -                   -                   -                  6,650
  Share subscription
  cancelled                           -                   -                   -                (6,650)
 Acquisition of capital
  assets via increase
  in shareholder's loan               -                   -                   -                  1,037
 Capital contributed by
  Chief Executive Officer
  via forgiveness of salary           -                   -                   -                 63,175


Supplementary cash flows
 information:
  Interest paid             $       5,571       $        9,575      $       7,970       $        9,588
                            ==============      ==============      ==============      ==============

        See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2001
--------------------------------------------------------------------------------

1.     Operations and going concern

The company was incorporated as Spectrum Trading Inc. under the laws of the Province of British Columbia, Canada, on November 21, 1990. On May 14, 1999, the company was discontinued in British Columbia and was reincorporated as Spectrum International Inc. in the State of Delaware, U.S.A.

The company has two products, a jewellery cleaner and a tire sealant, which it is currently selling.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. The company has incurred significant operating losses over the past three years and has a substantial shareholders deficiency and a working capital deficiency. The company's continued existence is dependent upon its ability to raise additional capital and to achieve profitable operations. It is management's intentions to pursue market acceptance for its products and identify equity funding sources until such time as there is sufficient operating cash flow to fund operating requirements.

If the going concern assumptions were not appropriate for these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses and the balance sheet classifications used.

--------------------------------------------------------------------------------

2.     Summary of significant accounting policies

Interim financial information

The unaudited financial statements as at and for the six months ended September 30, 2002 and 2001 have been prepared by management in accordance with accounting principles generally accepted in the United States of America for interim financial information and in the opinion of management reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position and results of operations and cash flows.

Use of estimates

In conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the year. Actual results could differ from those reported.

Foreign currency translation

Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity. Foreign currency transaction gains and losses are credited or charged directly to operations.

Inventory

Inventory is recorded on a first-in, first-out basis, at the lower of cost and net realizable value.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2001
--------------------------------------------------------------------------------

2.     Summary of significant accounting policies (Continued)

Capital assets

Capital assets are recorded at cost. Depreciation is provided annually on the diminishing balance method to write-off the assets over their estimated useful lives as follows:

   Computer and office equipment   30%
   Equipment under capital lease   20%
   Manufacturing equipment         20%


Deferred income taxes

Deferred income taxes are provided for significant carryforwards and temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements and losses carried forward that will result in taxable or deductible amounts in future periods. Deferred tax assets or liabilities are determined by applying presently enacted tax rates and laws.

A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Financial instruments

The company's financial instruments consist of accounts receivable, bank indebtedness, accounts payable, capital lease obligations, shareholder and other loans. It is not practicable to assess the fair value of shareholder loans. The fair values of other financial instruments approximate their carrying values.

Accounting for stock options

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which requires entities to calculate the fair value of stock awards granted to employees. This statement provides entities with the option of electing to expense the fair value of employee stock-based compensation or to continue to recognize compensation expense under previously existing accounting pronouncements and provide pro forma disclosures of net earnings (loss) and, if presented, earnings
(loss) per share, as if the above-referenced fair value method of accounting was used in determining compensation expense.

The company accounts for stock-based employee or director compensation arrangements in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

Stock options issued to non-employees are recorded at the fair value of the services received or the fair value of the options issued, whichever is more reliably measurable. Compensation is charged to expense over the shorter of the service or vesting period. Unearned amounts are shown as deferred compensation in shareholders' equity.

Revenue recognition

The company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2001
--------------------------------------------------------------------------------

2.     Summary of significant accounting policies (Continued)

Advertising policy

The company expenses all advertising costs as incurred.

Research and development

Research and development is expensed as incurred.

Shipping and handling

The company includes the cost of shipping and handling as a component of cost of sales.

Long-lived assets

The company monitors the recoverability of long-lived assets, including capital assets and product rights, based on estimates using factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets. The company policy is to record any impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable equal to the excess of the asset's carrying value over its fair value.

Loss per share

The company follows Statement of Financial Standard No. 128 to calculate loss per share. Basic loss per share is computed using the weighted effect of all common shares issued and outstanding. Fully diluted loss per share has not been presented as the effect on basic loss per share is anti-dilutive.

Recent accounting pronouncements

SFAS Nos. 141 and 142

On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the company are as follows:

   o all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.
   o intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.
   o goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

2.     Summary of significant accounting policies (Continued)

Recent accounting pronouncements (Continued)

SFAS Nos. 141 and 142 (Continued)

o effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.
   o all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

SFAS Nos. 143 and 144

In July, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

SFAS No. 145

In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other non-substantive corrections to authoritative accounting literature. The rescission of SFAS 4 is effective in fiscal years beginning after May 15, 2002. The amendment and technical corrections to SFAS 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS are effective for financial statements issued on or after May 15, 2002.

SFAS No. 146

In June 2002, the FASB issued SFAS No. 146, "Account for Costing Associated with Exit or Disposal Activities", which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issued Task for Issue No. 94-3. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

Management's preliminary assessment is that these statements will not have a material impact on the company's financial position or results of operations.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

3.  Inventory                            September 30     March 31     March 31
                                                 2001         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)

Raw materials                              $   19,931   $   20,255   $   30,397
Finished goods                                  8,939        6,363        7,401
                                           ----------   ----------   ----------
                                           $   28,870   $   26,618   $   37,798
                                           ==========   ==========   ==========

--------------------------------------------------------------------------------

4.  Capital assets                                                 September 30
                                                                           2002
                                                                           ----
                                                                    (Unaudited)

                                                       Accumulated          Net
                                               Cost   Depreciation   Book Value
                                               ----   ------------   ----------

Computer and office equipment              $   12,556   $    9,362   $    3,194
Equipment under capital lease                  36,891       22,650       14,241
Manufacturing equipment                        15,808        9,732        6,076
                                           ----------   ----------   ----------
                                           $   65,255   $   41,744   $   23,511
                                           ==========   ==========   ==========
                                                                       March 31
                                                                           2002
                                                                           ----

                                                       Accumulated          Net
                                               Cost   Depreciation   Book Value
                                               ----   ------------   ----------

Computer and office equipment              $   12,534   $    8,553   $    3,981
Equipment under capital lease                  36,826       20,579       16,247
Manufacturing equipment                        13,282        9,249        4,033
                                           ----------   ----------   ----------
                                           $   62,642   $   38,381   $   24,261
                                           ==========   ==========   ==========
                                                                       March 31
                                                                           2001
                                                                           ----

                                                       Accumulated          Net
                                               Cost   Depreciation   Book Value
                                               ----   ------------   ----------

Computer and office equipment              $   13,137   $    7,419   $    5,718
Equipment under capital lease                  39,595       17,582       22,013
Manufacturing equipment                        14,019        8,941        5,078
                                           ----------   ----------   ----------
                                           $   66,751   $   33,942   $   32,809
                                           ==========   ==========   ==========

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

5.     Product rights

The company has the exclusive and continuing rights to the product formulations and distribution of a tire sealant product. These rights were acquired from a related party and have been recorded at $1, representing the carrying value to the related party.

--------------------------------------------------------------------------------

6.  Bank indebtedness                    September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)

Cheques written in excess of funds
  and deposit                              $   8,300    $    2,702   $      -

Toronto Dominion Bank, line of credit,
  secured by a General Security
  Agreement (first charge) and by
  personal guarantees made by two
  shareholders, interest at bank
  prime plus 2.00% (September 30,
  2002: 6.5%). Cdn.                           12,550        15,676       15,840

Royal Bank, business operating line,
  secured by a General Security
  Agreement (second charge) and by a
  shareholder's personal guarantee,
  interest at bank prime plus 2%
  (September 30, 2001: 6.5%).                 20,495        21,754       21,580

Wells Fargo Bank, line of credit,
  unsecured with interest at 11.5%.           25,623        25,100       24,874
                                           ----------   ----------   ----------

                                           $  66,968   $    65,232   $   62,294
                                           ==========   ==========   ==========
Subsequent to September 30, 2002, the company borrowed an additional $35,000 Cdn. from a Canadian chartered bank. The loan is due on demand, bears interest at 6% per annum and is guaranteed by a director.
--------------------------------------------------------------------------------

7.  Payables and accruals                 September 30     March 31    March 31
                                                  2002         2002        2001
                                                  ----         ----        ----
                                           (Unaudited)

Accounts payables                       $      132,304   $  113,477   $  66,127
Accrued wages                                   95,123       70,807      19,193
                                         -------------    ---------    --------
                                        $      227,427   $  184,284   $  85,320
                                         =============    =========    ========

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

8.  Capital lease obligations             September 30     March 31    March 31
                                                  2002         2002        2001
                                                  ----         ----        ----
                                           (Unaudited)

Pemberton Leasing Services Ltd.,
  payable in monthly instalments
  of $1,307 Cdn. including interest
  at 20% per annum, until March
  2002, and $298 Cdn. until October
  2002                                            218        1,244       11,460

Less: current portion                             -         10,226       10,797
                                           ----------   ----------   ----------

                                           $      -     $      -     $    1,234
                                           ==========   ==========   ==========
--------------------------------------------------------------------------------

9.     Loan payable

The loan is unsecured, is due on demand, and bears interest at bank prime plus 0.5% (September 30, 2002: 6.5%). The creditor has agreed not to demand payment in advance of October 1, 2003 and consequently it has been classified as a non-current liability.

--------------------------------------------------------------------------------

10.   Shareholders loans

The shareholders loans are unsecured, do not have fixed terms of repayment, and bear interest at 8.33% to 11%. Loans where shareholders have agreed not to demand payment in advance of October 1, 2003 have been classified as non-current liabilities.

--------------------------------------------------------------------------------

11.   Capital stock

The company has authorized 50,000,000 common shares with a par value of $0.001 per share. Each common share shall entitle the holder to one vote, in person or proxy on any matter on which action of the stockholder of the corporation is sought. The company has authorized 5,000,000 shares of preferred stock with a par value of $0.001 per share. The holders of preferred stock have no rights except as determined by the Board of Directors of the company and/or provided by the Delaware General Corporate Law.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

11.   Capital stock (Continued)

Stock options

The following table summarizes information outstanding and exercisable share options.

                                         September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)

Opening balance                               134,000      134,000      194,000
Granted                                       517,000       67,000       67,000
Exercised                                        -            -            -
Expired/cancelled                            (67,000)     (67,000)    (127,000)
                                           ----------   ----------   ----------
Closing balance                               584,000      134,000      134,000
                                           ==========   ==========   ==========

The following table summarizes information concerning options outstanding at Septembe 30, 2002:

                                    Total Outstanding                                   Exercisable
                   ---------------------------------------------------        -----------------------------
                                   (Unaudited)                                          (Unaudited)
                                          Weighted            Weighted                             Weighted
Range of                                   Average             Average                              Average
Exercise               Number            Remaining            Exercise            Number           Exercise
Prices               of Shares        Life (years)               Price          of Shares             Price
------               ---------        ------------               -----          ---------             -----
$0.15                584,000                3.73                 $0.10          584,000               $0.10
                     =======                                                    =======

The company has also agreed to issue additional share options for 67,000 shares exercisable at $0.10 Cdn. per share on an annual basis each April, to the Chief Executive Officer. Further bonus options are available to the Chief Executive Officer. These options entitle the Chief Executive Officer to purchase shares at 20% below the market up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000.

The company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, there would be no material effect on the company's net loss and net loss per share.

The fair value of each option grant was estimated at the grant date using the Black-Scholes option-pricing model for the period from inception to September 30, 2001, assuming a risk-free interest rate of 3.93%, volatility of 150%, zero dividend yield, and an expected life of two years.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

11. Capital stock (Continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Share subscriptions     September 30, 2002     March 31,2002     March 31,2001
                        ------------------    ---------------   ---------------
                           (Unaudited)
                         Number    Amount     Number   Amount    Number  Amount
                         ------    ------     ------   ------    ------  ------
Shares subscribed at
 $0.04 per share        430,714   $ 18,638    430,714  $18,638      -   $   -
Shares subscribed at
 $0.09 per share        160,000   $ 14,911    160,000   14,911
Shares subscribed at
 $0.05 per share         85,714      3,817
Units subscribed at
 $0.05 per unit. Each
 unit consists of a
 common share purchase
 warrant exercisable
 until July 25, 2004
 at $0.25 per share     307,008     15,273
                        -------    --------   -------  -------   ------  ------
                        983,436   $ 52,639    590,714 $ 33,549     -    $  -
                        =======    ========   =======  =======   ======  ======
-------------------------------------------------------------------------------

12.   Income taxes

At September 30, 2002, the company has net operating losses carried forward of approximately $574,000 that may be offset against taxable income from 2004 to 2009. No future tax benefit has been recorded in the financial statements, as the company believes that it is more likely than not that carry-forwards will expire unused. Accordingly, the potential tax benefit of the loss carry-forwards are offset by a valuation allowance of the same amount.

--------------------------------------------------------------------------------

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

13.   Related party transactions

Other than as disclosed elsewhere in these financial statements, the following amounts have been recorded as transactions with related parties:

                                           Six Months         Year         Year
                                                Ended        Ended        Ended
                                         September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)


Interest expense on amounts due to related
  parties                                       3,226       6,373        19,775

Amounts payable included in accounts payable
  and accrued liabilities for services
  provided                                     39,396       36,106       35,935

-------------------------------------------------------------------------------

14.   Commitments

The company is committed to lease office and warehouse space at $1,400 per month until September, 2004, and to lease an automobile at $315 per month until September, 2003.
-------------------------------------------------------------------------------

15.   Segmented information

The company has two product lines which are jewellery cleaners and accessories, and tire sealant. The sales and cost of sales allocated to each product line are disclosed below.

                                           Six Months     Six Months       Year         Year
                                                Ended          Ended      Ended        Ended
                                         September 30   September 30   March 31     March 31
                                                 2002           2001       2002         2001
                                                 ----           ----       ----         ----
                                          (Unaudited)
Jewellery cleaners and accessories
  Sales                                    $   19,320   $   21,131   $   48,815   $   31,953
  Cost of sales                                 7,483       12,061       32,098       20,362
                                           ----------   ----------   ----------   ----------
  Gross profit                                 11,837       9,070        16,717       11,591
                                           ----------   ----------   ----------   ----------

Tire sealant
  Sales                                         1,009        2,204        2,570       22,160
  Cost of sales                                   632        1,300        6,011       19,230
                                           ----------   ----------   ----------   ----------
  Gross profit                                    377          904      (3,441)        2,930
                                           ----------   ----------   ----------   ----------

Total gross profit                             12,215       9,974        13,276       14,521

Expenses net of other income                  117,380      101,313      191,649      213,697
                                           ----------   ----------   ----------   ----------

Net loss and comprehensive loss            $ (105,165)  $ (91,339)  $ (178,373)    (199,176)
                                           ==========   ==========   ==========   ==========

The company generated $Nil(2001: $9,529; 2000: $7,279;) in tire sealant revenues from one customer.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

15. Segmented information (Continued)

Accounts receivable and inventory are allocated to the product lines as illustrated in the following schedule. All other assets are common to both product lines:

                                           Six Months         Year         Year
                                                Ended        Ended        Ended
                                         September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)
Accounts receivable
  Jewellery cleaners and accessories       $    8,547   $    6,109   $    2,886
  Tire sealant                                    -            -         13,047
                                           ----------   ----------   ----------

                                           $    8,547   $    6,109   $   15,933
                                           ==========   ==========   ==========
Inventory
  Jewellery cleaners and accessories       $   14,757   $   12,519   $   25,875
  Tire sealant                                 14,113       14,100       11,923
                                           ----------   ----------   ----------

                                           $   28,870   $   26,617   $   37,798
                                           ==========   ==========   ==========

                                 Outside Back Cover


   Until _____________________, 2003 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting and an underwriter and with respect to their unsold allotments or subscriptions.

                       {Selling Shareholders Prospectus}

 THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE
  SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE
   SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY
                  STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED FEB. 19, 2003

Selling Shareholders Prospectus




                           SPECTRUM INTERNATIONAL INC.,
                             (a Delaware corporation)


                  3,232,268 Shares of $.001 Par Value Common Stock




   The shares of common stock may be offered and sold from time to time by the selling shareholders through underwriters, dealers, agents to directly to one or more purchasers in fixed price offerings, in negotiated transactions, at the market prices prevailing at the time of sale or at prices related to such market prices; however sales by Selling shareholders by agreement with Spectrum International will at $.25/share until such time as said selling shareholders have been notified by Spectrum that the primary offering of 3,000,000 common shares being undertaken by it at prices of $.10 to .20 share has either been completed or terminated and the shares are being traded on the OTC Bulletin Board. Sales may be sold within or without the United States.


   Proceeds received from the sales of shares hereunder are for the sole use and benefit of the Selling Shareholders listed in this Prospectus.


   THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
PAGES   4    TO 10
      -----    -----

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR THE SECURITIES AUTHORITIES OF ANY PROVINCE NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR ANY PROVINCE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




The date of this Prospectus is Feb. 19, 2003

                                   TABLE OF CONTENTS


Cautionary Statement Concerning
Forward-Looking Statements                                                    3

Summary                                                                       3

Risk Factors                                                                  4

Use of Proceeds                                                               8

Business                                                                      9

Property                                                                     16

Legal Proceedings                                                            17

Management's Discussion and Analysis of
Financial Condition and Results of Operations                                17

Directors, Officers & Control Persons                                        20

Security Ownership                                                           22

Selling Shareholders                                                         23

Description of Securities                                                    24

Executive Compensation                                                       25

Market For Common Equity                                                     25

Plan of Distribution                                                         27

Certain Transactions                                                         28

Legal Matters                                                                28

Experts                                                                      29

Where You Can Find More Information                                          29

Index to Financial Statements                                                29

Prospectus Distribution Requirements: Outside Back Cover

                                         SUMMARY

   Our production facilities and our principal business are near Vancouver, B.C. Our address is 200, 13018 - 80th Avenue, Surrey, British Columbia, Canada V3W 3B2; and our telephone number is 604.507.6657.

   Our Company is engaged in the manufacture and distribution of jewelry cleaner and tire sealant products. We manufacture the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. In addition, we manufacture the Mystic Jewelry Cleaning product line which encompasses five jewelry cleaning products that include Gem & Jewelry Cleaner, Silver Jewelry Cleaner, Polishing Cloths and Gloves, and a jewelry cleaning kit. All of our products are biodegradable. We intend to add some metal polishes, disposable cloths, "Jewelry Cleaner for Ultrasonics", and "Watch Cleaners & Rinses" to our Mystic line by July 30th, 2002. All our products are distributed throughout Canada and we are expanding our operation to the United States and other international markets.

   Our revenues to date have been minimal.
We have however, devoted approximately $700,000 to developing our product lines and production ability, and plan on devoting a substantial portion of the proceeds we are proposing to raise in this offering to marketing, as well as satisfying current, liabilities, costs of this offering and general working capital applications.

   We are selling under a Company Prospectus $500,000 at two prices to offer an incentive to early investors. The primary offering by Spectrum International of 3,000,000 common shares at a price of $.10 per share for the first 1,000,000 shares and a price of $.20 per share for the remaining 2,000,000 shares until sold. These shares will be sold on a first come first serve basis. Once all $0.10 shares are sold then we will start to sell the $0.20 shares. The officers, directors, their affiliates or any insiders will not purchase any $0.10 shares.This Prospectus relates to the sales of 3,232,268 shares by our selling shareholders. All of our shareholders have registered their shares hereunder and may, but are not required, to sell the shares they hold of us.
Our shareholders acquired their shares in private offerings or extra-territorial offering to Canadian residents. Our current shareholder will sell there shares at $0.25 until primary offering is sold-out or has been closed. After closing of the primary prospectus our current shareholders can sell at any price.

            Balance Sheet Summary, as at September 30, 2002
            -----------------------------------------------
		ASSETS

		Current                    $ 39,882
		Capital Assets             $ 23,512

		Total Assets               $ 63,394

		LIABILITIES

		Current                    $352,247
		Long Term                  $140,645

		Total Liabilities          $492,892

		Shareholder deficiency     $429,498

		                           $ 63,394
	   -----------------------------------------------
Statement of Operations - Summary

------------------------------------------------------------------------------------------------------
                        Six Month Ended       Six Month Ended       Year Ended         Year Ended
                        September 30,2002     September 30,2001     March 31, 2002     March 31, 2002
------------------------------------------------------------------------------------------------------
Sales                    $20,239               $23,335               $51,385            $54,113
Cost of Sales            $ 8,115               $13,361               $38,109            $39,592
Gross Profits            $12,214               $ 9,974               $13,276            $14,521

Expenses                 $117,380              $101,313              $191,649           $213,697

Net Loss                 $105,166              $ 91,339              $178,373           $199,176

Average # of Shares      8,393,928             8,393,928             8,393,928          6,238,433
Loss per Share           0.01                  0.01                  0.02               0.03
------------------------------------------------------------------------------------------------------



                              Explanatory Note

   This registration statement covers: (A) The primary offering by Spectrum International of 3,000,000 common shares at a price of $.10 per share for the first 1,000,000 shares and a price of $.20 per share for the remaining 2,000,000 shares until sold. The primary offering is to be sold on a best efforts basis, no minimum by the Company in Canada to the maximum permitted thereby; In the event that we do not qualify and sell all of our securities in Canada, we may make direct sales in the United States by our officers without commission in such jurisdictions where we are registered or otherwise permitted. (B) The concurrent offering on a delayed basis by certain selling stockholders of Spectrum International Inc. of 3,232,268 shares of common stock. Selling shareholders have agreed to sell their shares at not less than $.25 per share until notified the offering by Spectrum International is complete, and thereafter may sell their shares at any price; if the primary distribution by Spectrum International Inc. is completed by year-end, it is expected this Registration will be discontinued as it is believed selling shareholder will be eligible to utilize Rule 144(k) for resale thereafter. The initial public offering prospectus covers the shares being offered by Spectrum International. A separate selling shareholders prospectus will be used by the selling shareholders in connection with an offering by them. The selling shareholders prospectus is attached immediately after the Company Prospectus. All shareholders of Spectrum International reside in Canada. Sales by selling shareholders may be made in such jurisdictions where permitted under this registration; no State registration is planned as of the date hereof.

                                   RISK FACTORS

FORWARD-LOOKING STATEMENTS

   We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These forward-looking statements are based on the beliefs and assumptions of the management of the company and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Spectrum. We may use words like "believes", "may", "expects," "intends," "anticipates," "plans," "projects" or "estimates" or similar statements in this prospectus. When used, these words identify "forward-looking" statements. We are making these statements only as of the date of this prospectus.

   We have made forward-looking statements with respect to the following, among others: Our ability to obtain sufficient capital to carry out our business plan; our ability if we obtain sufficient capital to successfully market our products; our ability to produce our products competitively; our ability to sustain adequate production with existing or proposed production lines; the effectiveness of our Jewelry Cleaner products; the effectiveness of our Tire Sealant products; the anticipated market for our products; our ability to be able to price our products competitively and yet make a profit; our ability to achieve a listing and a trading market for our shareholders; the degree to which we have trade secret protection. We have also made many other forward-looking statements about our management, business and industry.

   Forward-looking statements are not guarantees of performance and may not be predictive of performance. They involve risks, uncertainties and assumptions. Some of these risks have been outlined in "Risk Factors", stated hereafter, but may involve other risks which have not occurred to us or we have not considered. As a consequence of these risks uncertainties and assumptions, our future results may differ materially from what is said or may be concluded in said forward-looking statements. Many of the factors which may bear upon theses issues may not be fully known to us and are beyond our ability to control or predict. Investors are thus cautioned not to put undue reliance on any forward-looking statements. We do not have any intention, and it should be assumed that we will update forward-looking statements after this Prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.

   You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. Potential investors should review the "Risk Factors" below for a discussion of some of these risks.

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

   If we do not successfully address each of the risks and uncertainties described below, there could be a material adverse effect on our business, financial condition or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. Other risks may exist which we have not described herein.

   We cannot assure any investor that we will successfully address these risks.

RISKS AND UNCERTAINTIES RELATING TO OUR COMMON STOCK

   YOU MAY LOSE YOUR ENTIRE INVESTMENT

   Given our continued need for additional capital and our history of losses, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently "unsuitable" for a person who cannot afford to lose his entire investment.

   WE HAVE A HISTORY OF LOSSES AND MAY NEVER ACHIEVE PROFITABILITY

   Sales of our products have been minimal to date, and have not provided sufficient cash flow to sustain operations. We had an accumulated deficit at September 30, 2002 of 927,446 of. During the six month period ended September 30, 2002, we incurred a loss of $105,166 (2001 - $91,339). In our fiscal year ended March 31, 2002, we incurred a loss of $178,373 (2001 - 199,176). We anticipate that we will incur a substantial loss in our fiscal year ended March 31, 2003, and that we will continue to incur net losses during our current year ending March 31, 2004 due to increased sales and marketing costs, additional personnel requirements and our general growth objectives. Our ability to earn a profit will depend on the commercial acceptance and profitability of our products. We may never achieve profitability.

We have a limited history of revenues from operations and have no significant tangible assets. Accordingly, there can be no assurance that we will operate at a profitable level. Our business involves the development, manufacture and marketing of products, novel and otherwise, as a supplier in the jewelry products and tire sealants industries. Future development and operating results will depend on many factors, including the completion of developed products, demand for our products, level of product and price competition, success in setting up and expanding distribution channels, and whether we can develop and market new products and control costs. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in an industry which is characterized by intense competition. There can be no assurance that our future financial forecasts will be met and that they will be similar to past results.

   WE ANTICIPATE THAT WE WILL REQUIRE ADDITIONAL CAPITAL

   Our capital requirements are difficult to plan in light of our current strategy to expand our customer base and to develop new products and technologies; however, we anticipate at least the entire $500,000 being sought in our primary Offering will be required. Since our inception, we have been dependent on investment capital as our primary source of liquidity. Our operations to date have been primarily financed by issuing equity. We have not been successful during the past year in attracting additional equity on a private basis and as a consequence have had to rely on increasing payables to sustain operations as well as shareholder loans. We anticipate that we may require additional working capital for inventory, components and work in process or to expand our manufacturing capacity if we achieve our objective of increasing sales of our products. Our inability to obtain sufficient capital for these commitments or to fund our obligations under our existing sales orders may cause us to delay delivery of products or to default on one or more agreements. Our inability to deliver products on a timely basis may have a material adverse effect on our business, financial condition and results of operations.

   OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A "GOING CONCERN"

   Our financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by shareholder loans and equity transactions. Our future operations are dependent upon the identification and successful completion of additional shareholder loans, long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that we will be successful. If we are not, we will be required to reduce operations or liquidate assets. We will continue to evaluate projected expenditures relative to available cash and to seek additional means of financing in order to satisfy our working capital and other cash requirements. The auditors' report on our March 31, 2002 financial statements includes an explanatory paragraph that states that as we have suffered recurring losses from operations, substantial doubt exists about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern. In addition, we have negative working capital and negative shareholders' equity and the book value of our common stock is zero. Immediate cash infusion into the company is required. Without this cash infusion the company may not be able to sustain its operations.


   OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION

   The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ National Market System, if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common stock is considered penny stock. The penny stock rules require a broker-dealer, before consummation of a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, before consummation of a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements often have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our stock is currently subject to the penny stock rules, and accordingly, investors may find it difficult to sell their shares.

   WE MAY ISSUE ADDITIONAL SHARES IN THE FUTURE WHICH WOULD RESULT IN DILUTION TO OUR EXISTING SHAREHOLDERS

   Our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our Board of Directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our Board of Directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The Board can set designations of rights on Preferred including conversion rights which could be dilutive of common shares or act as a "poison pill" to frustrate an acquirer.

We have granted a limited number of stock options and may grant more. We have granted options for 584,000 shares of common stock issued and outstanding at an exercise price of $.10. We are also obliged to issue an additional 67,000 share options each April to the CEO. Also bonus share options will be awarded annually to CEO based upon the following formula: Options are to purchase shares at 20% below market up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000; thus, if profits were $256,000 on sales at the lower range, and shares were trading at $.20/ share, the amount of options that would be available is 256,000 time .05 divided by .16 =80,000 shares at $.16 per share. Exercise term has not yet been set.

   The existence of below-market options could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of our equity securities or debt financing.

   These 584,000 options may be exercised as the price is $.10 lower than the maximum offering price in this offering, and other options will be granted below market.

The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of our corporation.

   WE DO NOT ANTICIPATE WE WILL PAY ANY DIVIDENDS

   We have never paid dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as our Board of Directors may deem relevant.



   CERTAIN RESTRICTIVE CORPORATE GOVERNANCE PROVISIONS EXIST IN OUR ARTICLES.

   Our Articles provide for a minimum of three Directors elected on a staggered basis. A vote of 2/3 of the shareholders is required to remove a Director, and only for cause. 2/3 of the shareholders entitled to vote for Directors must approve a change of the Bylaws by the shareholders. Business combinations require special votes as well. These provisions may have the effect of concentrating more power in the Board of Directors and less in the shareholders in applicable transactions.

   OUR OFFICERS AND DIRECTORS DOMINATE THE COMPANY.

   Officers and Directors control almost an absolute majority of the common stock. This, coupled with the aforementioned corporate governance provisions tends to concentrate power in current management and reduces the ability of non-inside shareholders to effect corporate decisions.

RISKS AND UNCERTAINTIES RELATED TO OUR BUSINESS AND OPERATIONS

   WE DEPEND ON EXPERIENCED MANAGEMENT AND KEY TECHNICAL EMPLOYEES

   We are a growing company dependent upon the services of certain management, particularly Raj Gurm Chief Executive Officer, The loss of the services of Mr. Gurm, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on our business. We have no plans at present to obtain key person life insurance for any of our officers and directors.

   We are also dependent on highly qualified marketing, and technical personnel. Although we have had success in recruiting these employees in today's competitive marketplace, there can be no assurance that this will continue which may put us at risk of being able to sustain and grow our business.

   WE FACE SUBSTANTIAL COMPETITION

   Both of our product groups are price sensitive and are subject to intense competition. We may be at a disadvantage with other companies having larger technical staffs, established market shares and greater financial and operational resources. Our competitors have achieved greater brand recognition and technologies than we have been able to as of now. There can be no assurance that we will be able to successfully compete. There also can be no assurance that our competitors will not continually succeed in developing products or competing technologies that are more effective or more effectively marketed than products marketed by us, or that render our technology obsolete. Earlier and larger entrants into the market often obtain and maintain significant market share relative to later entrants. We believe that an increasing number of products in the market and the desire of other companies to obtain market share will result in increased price competition.

   Price reductions by us in response to competitive pressure or our desire to also successfully increase market penetration or market share could have a material, adverse effect on our business, financial condition, and results of operations. Our products compete on the basis of price, technology, performance, quality, reliability, customer service and on-time delivery. There can be no assurance that this will continue in the future.

   WE DEPEND ON PROTECTION OF OUR PROPRIETARY TECHNOLOGY

   Our success in the tire sealant segment will depend in part on our ability to preserve and protect trade secrets and any proprietary technology, and to operate without infringing upon the patents or proprietary rights of third parties in both the United States and other countries. We may inadvertently fail to do so and consequently could face infringement claims which could be costly and thus adversely affect our business.

   We do not own any patents in connection with our tire sealant products or technologies and depend entirely on trade secrets, confidentiality agreements and continual improvement to our products to protect our proprietary technology.

   WE HAVE LIMITED MANUFACTURING CAPACITY

   We currently manufacture, assemble, and ship our products in our manufacturing facility located in Surrey, British Columbia. We utilize substantial hand labor and do not yet have equipment which would sustain high production capacity and if this is required, which will be needed for profitability, we will need to acquire additional equipment. Our ability to increase manufacturing output is limited by the size of our facilities and our ability to hire, train and retain qualified personnel. Currently, we believe we have sufficient manufacturing capacity to fill our orders in 2003. In the future, we may be required to expand our facility, hire additional personnel and further automate the manufacture, assembly, and shipping process in order to meet future demand for our products. Such expansion will require additional capital investments and allocation of resources, which may affect our results of operations. We cannot assure you that adequate resources will be available or that we will be able to increase our manufacturing capacity in a timely manner, if at all. Our inability to meet the demand for our products would have an adverse effect on our business and our results of operations.

   THERE ARE RISKS AND UNCERTAINTIES RELATED TO OUR DEVELOPMENT OF NEW PRODUCTS

   We have only recently released additional commercial versions of some of our products, and have engaged a chemist to develop new products. Additional efforts and expenditures to enhance their capabilities are critical to commercial viability. Although we invest heavily in the research and development of new products, we cannot assure you that the new products we develop will be commercially viable or that a sufficient demand will develop for such products.

   PRODUCT WARRANTY RISKS AND UNCERTAINTIES

   Our tire sealant products are relatively new to their respective markets and lack extensive field operating experience. While we have tested our products for failure in certain circumstances, there can be no assurance that our products will continue to operate satisfactorily after sustained field use. If a substantial number of products are returned and accepted for warranty replacement, the cost to us could have a material adverse effect on our business and financial condition.

   POTENTIAL PRODUCT LIABILITY RELATED TO OUR TIRE SEALANT PRODUCTS

   If any of these products fail to perform properly, significant personal injury, property damage or death could arise from traffic accidents resulting from such failure. Although we maintain product liability insurance, there is no assurance that the amount of coverage will be sufficient in the event of a claim, or that coverage will continue to be available to us on reasonable terms and conditions or at all.

   RISKS AND UNCERTAINTIES RELATED TO FAILURE TO MAINTAIN TECHNOLOGICAL ADVANTAGES AND RISKS OF OBSOLESCENCE

There can be no assurance that we will be able to obtain or maintain technological advantages and the ability to maintain trade secrets; failure to do so would have substantial adverse consequences to our business.

   Technological obsolescence of our technologies and products remains a possibility. There is no assurance that our competitors will not succeed in developing related products using similar processes and marketing strategies before us, or that they will not develop technologies and products that are more effective than any which have been or are being developed by us. Accordingly, our ability to compete will be dependent on timely enhancement and development of our technologies and products, as well as the development and enhancement of future products. There is no assurance that we will be able to keep pace with technological developments or that our products will not become obsolete.

   WE FACE RISKS AND UNCERTAINTIES OF FOREIGN CURRENCY EXPOSURE

   Our functional currency is the Canadian dollar, which means that most of our operations are undertaken in Canadian dollars. We are exposed to fluctuations in the US dollar relative to the Canadian dollar, because we collect revenues in U.S. dollars. As we expand our operations, we may begin to collect revenues from customers in currencies other than the US or Canadian dollar. We do not currently engage in any hedging activities.


                             Use of Proceeds

   We are entitled to no proceed from the sales by selling shareholders. The net proceeds of our primary Offering are to be used to fund our business operations and business plan to the end of September 2003. The receipt of those proceeds will have a direct affect on our company operations and the failure by us to receive said proceeds will materially increase the risk persons purchasing from our Selling Shareholders due to our need for additional capital and liquidity.


                                 Business

Organizational Development

   Spectrum International, Inc. commenced its existence as a Delaware Corporation on May 14, 1999 as a result of a "Domestication". This procedure was intended to utilize provisions of the Delaware Corporate Code, Sec. 388, whereby a non-U.S. company may, by filing a Certificate of Domestication and Certificate of Incorporation under that section, utilize provisions thereof which provide that upon filing the Certificates, a corporation becomes subject to Delaware law, except that its existence shall be deemed to have commenced when it was originally formed in the foreign jurisdiction, rather than upon filing in Delaware as is the case in a typical new incorporation. Said Section also provides that the obligations and liabilities prior thereto are not affected by the Domestication. The predecessor company was incorporated in British
Columbia. No opinion is expressed as to what legal effect that procedure has on the Registrant, except that the financial statements assume the financial continuation, and we refer to both the current company and its predecessor as the "Company". Most of our current shareholders were shareholders of the original British Columbia Company and "migrated" to the Delaware company as a consequence of the Domestication

   In June, 2000, Management of Spectrum determined that a "reverse acquisition" by an Ontario, Canada Company would be desirable. Structure of the transaction was that all of the shareholders of Spectrum (Delaware) would exchange their shares of Spectrum for shares of the Ontario Company, Bisson Bio-Technologies, Ltd. pro rata, with each other, but also including the prior shareholders of Bisson. This resulted in Spectrum becoming a wholly owned subsidiary of Bisson, with its business activities continuing in Spectrum. Bisson had no business activities, and the purpose of the transaction was to seek a listing on one of the stock exchanges in Canada which was never effected.

   Consequently, In January, 2001, an agreement was entered into between Bisson, its subsidiary Spectrum, and certain shareholders of Bisson (those who had been former Spectrum shareholders) to "reverse" the transaction, and transfer the Spectrum shares held by Bisson back to the former shareholders of Spectrum. The Agreement provided that the former Spectrum shareholders would submit their shares of Bisson back to Bisson in exchange for the 6,050,661 shares of Spectrum which had been originally exchanged. Shareholders were to be put back in their original position, except that there had been a few transactions, which Management believes, was of minor impact on the relative shareholder positions.

   As a consequence of these transactions, the original shareholders of Spectrum, (Delaware), are with a few exceptions, the current shareholders of the Registrant.

   It was due to these transactions, and as a consequence as to the date when the current shareholders would be deemed under SEC Rule 144 (k) to have

"acquired" their shares, that it was determined by Management to effect a registration for that group as part of the registration for this new issuance by the Company for the period remaining until the holding period under SEC Rule 144(k) could run; (Rule 144(k) provides for a two year period from the acquisition of the shares by non-affiliates for shares to be held before they may be publicly sold without compliance with the manner of sale and other provisions of Rule 144).

Company Development

      The Company is a engaged in the manufacture and distribution of jewelry cleaner and tire sealant products. The Company manufacturers the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. In addition, the Company manufactures the Mystic Jewelry Cleaning product line which encompasses five biodegradable jewelry cleaning products which include liquid cleaners, jewelry polishes, polishing cloths and gloves, and a jewelry cleaning kit. We have added,"Jewelry Cleaner for Ultrasonics", and "Watch Cleaners
& Rinses" to its Mystic line in the last few weeks. The Company has limited distribution of both product lines throughout Canada and plans to expand its operation to the United States and other international markets.


   Business development of Spectrum International (Delaware) began with the organization of Spectrum Trading, Inc. in British Columbia by Raj-Mohinder S. Gurm, its president in November 21, 1990. From inception to May 1997 the company was dormant with the exception of a few transactions. Most of the period since May 1997 Spectrum International and its predecessor were engaged in developing the product lines which the Company now manufactures and is selling. In 1999, Management determined that it would assist the Company in development of its customer base as well as provide a better vehicle to seek the financing required for sales promotion to become a U.S. company.

   Spectrum has expended approximately $927,000,
(including predecessor expenses) which it obtained primarily from its shareholders from equity sales or loans. Please see the Financial Statements for details. Sales have been minimal as Management seeks to introduce its products in North America. Sales promotion has been hampered by the lack of capital which Management believes is required for an aggressive product launch.


   To conserve capital and focus on core business activities, Spectrum has secured its production facilitates in Surrey, British Columbia, rather than in nearby Vancouver. It relies on Mr. Gurm and a small workforce and limited manufacturing equipment that Management believes is adequate to handle business activities in the next two years. After this offering is completed the company is planning on spending some of the proceeds from the offering to purchase some equipment that will allow it to become more efficient. The company plans on spending maximum of $20,000 on equipment or less if the entire offering is not completed.

Business of the Company.


   Spectrum is engaged in two distinct business lines with separate customer bases and manufacturing processes. It commenced its business operations with its jewelry cleaner line, which is lower profit than the tire sealant line, but which it is believed is easier for entry into the market. The tire sealant line is believed to have the greater sales and long-term profit potential and is intended to have the greater attention by Management. New lines are also being developed, as the Company recently hired a chemist for this purpose.

   Tire Seal Plus Product Line. The Company manufactures the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. The Company began development of the Tire Seal Plus product line in 1997 and began sales and distribution in 1999. The basis of the Company's Tire Seal Plus product line consists of a mixture of twaron fibers, rust inhibitors, rubber lubricants and thickening agents which is designed to be applied to pneumatic tires (i.e., tires inflated with compressed air). The Tire Seal Plus products are designed to seal punctures up to a quarter of an inch in size in tubeless tires and one eighth of an inch in tube-type tires and maintain the recommended air pressure in pneumatic tires. When a puncture occurs in a pneumatic tire, air pressure and centrifugal force are intended to combine to force the tire sealant into the puncture where the sealant's fibers and fillers are designed to bind to form a permanent seal over the puncture. As the tire continues to rotate, the tire sealant is designed to repeatedly bind to form a permanent plug in the puncture of the tire. As the design provides for a virtual instantaneous sealing process, very little air pressure should be lost from the tire. Moreover, the entire surface of the inner tire should be evenly coated with the tire sealant to preclude further loss of air pressure or punctures.

   All the Tire Seal Plus products are designed to be non-flammable, non-toxic and water-soluble. In addition, the product line is designed not to harm tires, tubes, tire rims, clothing or human skin. The Tire Seal Plus products should not congeal or harden within the tire, or affect the balance of the tires. Moreover, the tire sealants are believed to assist in heat dissipation caused by road friction, which should enable the tire to maintain a cooler temperature and ultimately result in less wear-and-tear of the tire.

   In 1999, the Company began production and distribution of its "Tire Seal
Plus Industrial Tire Sealant" which is designed for off-road and slow speed vehicles and sold directly to tire dealers, trucking companies and equipment manufacturers. This industrial sealant is currently packaged in 20-liter pails and sold for $125.00 CDN per 20-litre pail. A pump is required to install the product from the pail and the pump is sold separately for $60 CDN. In 2000, the Company began production and distribution of its "Tire Seal Plus High Speed Sealant" which is designed for vehicles frequently used on highways and therefore contains chemical compositions which enable the tire sealant to be more sensitive to the suspension system of smaller vehicles. This small vehicle tire sealant is currently sold in 20-litre pails and 8 ounce bottles at a purchase price of $125 and $4.95 CDN respectively. In 2001, the Company began production and distribution of its "Tire Seal Plus Cycle Tire Sealant" which is designed for bicycle tires and therefore contains additional elastic properties for thin bicycle tires. This bicycle tire sealant is currently sold in 20-litre pails and 8 ounce bottles for a purchase price of $125.00 and $5.95 CDN respectively.

   Tire Seal Plus at this time constitutes approximately 10% of total sales, however, we expect the Tire Seal Plus sales will be closer to 50% of our total sales, based on our planned increase in marketing as a consequence of the successful placement of this offering, we believe the sales of the company will grow. We can not assure investors either of these events will occur.


   The Company plans to develop a "Tire Seal Plus Tire Filler" for tires with high incidence of flat tires such as trucks frequently driven at construction sites, farming and mining areas. This tire filler is to contain two chemicals, which will combine in the tire to form a solid rubber substance, which are designed to fill the entire inner cavity of the tire. The Company is planning to introduce this tire filler to the public market in the fall of 2003.

   The Tire Seal Plus products are produced in the Surrey, British Columbia, Canada facility. The Company obtains the raw materials from local suppliers with the exception of special fibers, which are imported from a supplier in the United States. There are multiple suppliers of all raw materials available to us. The Company's main suppliers at this time are Univar, Akzo Nobel, and Richards Packaging. As of the date of this Prospectus, the Company's monthly production capacity is 8 container loads of Tire Seal Plus which contains 6,400, 20-litre pails (approximately 120,000 Liters of any combination of three tire sealants). The Company's production lines can operate 8 hour a day, five days a week. All of the Company's products are currently delivered by Purolator Courier Ltd. for delivery in Canada, and United Parcel Service of America for United States deliveries. We believe ourselves able to maintain this production, plus the production indicated for our Jewelry cleaners simultaneously, providing we have three additional laborers available.

All tire sealant orders are phoned into our office by the customers and we ship it directly to them. We have zero distributors on contract at this moment.
Two distributors that we had a contract with are no longer active. Mass direct mail-out is our preferred method of sales. We also talk to our existing customers by telephone on a regular basis to get orders.

Mystic Jewelry Clean Product Line.

   Spectrum manufactures the Mystic Jewelry Cleaning product line of eleven Jewelry & Watch cleaning products which includes Gem & Jewelry Cleaner, Silver Jewelry Cleaner, Polishing Cloths and Gloves, Jewelry Cleaning Kit, Ultrasonic Jewelry cleaner, Ultrasonic Watch cleaner & Rinse, Watch cleaner & Rinse, and Clock cleaner.Mystic Gem & Jewelry Cleaner is designed to clean costume jewelry, pearls, opals, gold and other gems. Spectrum is presently developing a brass and Copper polish, Disposable Polishing Cloths, as well as a silver polish. Lastly, Spectrum is presently developing its "Mini-Mystic" Gem & Jewelry
Cleaner containing a ounce container of Mystic Gem & Jewelry Cleaner which is designed for sales to hotels and cruise ships.


   Spectrum introduced its Gem & Jewelry Cleaner and Silver Jewelry Cleaner in 1997 and Polishing Cloths and Gloves in 1999. The Jewelry Cleaning Kit was introduced in 2000.

   Currently Available Products

o   Mystic Gem & Jewelry Cleaner

      The Mystic Gem & Jewelry Cleaner is a biodegradable product designed to clean costume Jewelry, pearls, opals, soft and hard gemstones and gold Jewelry. In addition to cleaning the Jewelry, Mystic Gem & Jewelry

      Cleaner also deposits a protective covering intended to reduce further dirt build up. Mystic Gem & Jewelry Cleaner is bottled by Spectrum and is offered both under the Mystic name as well as private labelling, e.g., a Jewelry store may offer its customers its "own" brand of jewelry cleaner.

o   Mystic Silver Jewelry Cleaner

      Spectrum's Mystic Silver Jewelry Cleaner is a liquid cleaner which is designed to remove the tarnish from silver and other precious metals. Dipping them into the cleaner, leaving for 5 to 10 seconds, and removing them is intended to clean silver articles. The Silver Cleaner is manufactured and bottled by Spectrum. This product can also be labeled with a particular store's name.

o   Polishing Cloth

      The Company formerly imported rolls of polishing clothes from a supplier in the United Kingdom, however, starting March 2002 the Company has developed its own polishing cloths and has started to manufacture them in house. The Company sells individual cloths imprinted with the Mystic name or customer's own private label. The polishing clothes are impregnated with chemicals that are designed to remove tarnish and deposits a layer of an antitarnishing agent designed to shine and polish jewelry between uses of Mystic Gem & Jewelry Cleaner and Mystic Silver Jewelry Cleaner.

o   Polishing Gloves

      The polishing gloves are also composed of the same material as the polishing cloths. The polishing gloves are designed to allow for easier cleaning of larger items such as trays and decorative items. The polishing gloves are not available for private labeling.

o   Jewelry Cleaning Kit

      The Jewelry Cleaning Kit consists of the first three products in this list and is packaged in a gold box. This product was designed for fundraising and mass merchandisers.

Other Industrial Products

  In November 2002, the Company completed it development of Industrial Jewelry and Watch cleaning products. Six new products were put into Production;

5.	ULTRASONIC JEWELRY CLEANER is use to clean jewelry in a
Ultrasonic machine. It is mainly used by Jewelers in their shop.

6.	ULTRASONIC WATCH CLEANER & RINSE are used together in a
Ultrasonic machine designed to clean watch movements. These products are used by watch makers and watch repair people.

7.	WATCH CLEANER & RINSE are used to clean watch movements, however,
Ultrasonic machine is not needed. They are designed to be used by Watch-makers and repair people for smaller applications.

8.	CLOCK CLEANER is used to clean large movements in clocks.
This product is used by same people that use the products above.

      Products Under Development

o   Brass and Copper Polish

      This product is in beta testing stage. We believe it cleans and polishes metals with ease. It will be packaged in 6oz wide-mouthed jar with a scrubbing sponge. Spectrum anticipates that this product will be available for commercial production in the late summer, 2003.

o   Silver Polish

      This polish is also in beta testing stage. This is designed to specifically clean silver. It is packaged similar to the Brass and Copper Cleaner. Spectrum anticipates that this product will be also available for commercial production.
      by late 2003.

o   Disposable Polishing Cloth

      Spectrum intends to manufacture disposable polishing cloths, which are to be used to shine and polish Jewelry items quickly at any time. The cloths will be packaged in a small box of twenty-five cloths, so they can be carried easily in a purse, or a bag. Spectrum anticipates commencing productions of these cloths soon.

We estimate that we will require $5,000 on top of what has already been expended to complete these three products. Increased sales should be able to finance these costs.


     At this time the Mystic line constitutes 90% of the company's sales. We expect that it will go down to 50% in the next 12 months this year due to increase in tire sealant sales.

   The Mystic Jewelry Cleaning products are produced in the Surrey, British Columbia, Canada facility. The Company obtains all the necessary raw materials from local suppliers within the greater Vancouver area. The Company has the capacity to produce up to 50,000 jewelry cleaning products, in any combination, per month during an 8 hour, five day a week schedule. All of the Company's products are delivered by Purolator Courier Ltd. for delivery in Canada and

United Parcel Service of America for United States deliveries. We believe we are able to maintain this level of production while simultaneously maintaining Tire Sealant Production.

All jewelry cleaner products are sold directly to jewelry stores who in turn either sell them to their customers or use them in-store. We do mass mail-out to jewelry stores to advertise our products. We have no contracts with any of our customers. Customers either phone the orders to us or they fax them to us.


Environmental regulations and other laws

   There are no environmental laws or environmental regulations that effect the Manufacture of any of our products. However, the six new products (Ultrasonic Products for jewelry & watches) require special paper work for transportation. Special documentation must accompany these products when they are shipped. It costs the company approximately $500.00 to set up the documentation. On going costs, such as, labels, extra shipping costs are passed on to the customers.


Business Objectives

   Spectrum has three principal business objectives for the 12 - 24 months and beyond, (which should be considered together with the "Milestones" and "Strategies" set forth below), which are outlined as follows:

o Wider Marketing and Distribution of Existing Products. Spectrum has a goal to have the products distributed under the Mystic Line sold in 7,500 of the retail jewelry stores in the United States and Canada within the next 24 months. Spectrum also intends to obtain wider market recognition and sales for its Tire Seal Plus line, and in particular, to penetrate the North American wholesale after-market industry.

o Development of New Products and Expansion of Existing Product Lines. Spectrum intends to continue the expansion of its product offerings through the production and development of new products and by bringing into commercial production the products currently under development. See "Products Under Development". Spectrum also intends to continually improve the quality and consistency of its existing products.

o Creation of Strategic Alliances. Spectrum intends to create strategic alliances with Original Equipment Manufacturers (OEM) in the tire industry. It intends to do this by entering into agreements with OEMs to distribute tire sealant through their dealer network. Spectrum also intends to expand internationally by working with Canadian & USA trade offices in foreign countries and attending trade show.

Milestones and Growth Strategy

   To achieve its "Business Objectives", Spectrum believes it should try to implement the following strategies; the extent to which these "Objectives" and "Strategies" are in fact realized will depend upon the funds received herein, other capital sources available, effectiveness of management, timing and general business conditions. "Strategies" are listed according to our current level of priority of funding from this offering and whatever funding sources (such as loans) that may be available to us.

o Increased Advertising. Spectrum intends to increase product awareness and recognition among the Jewelry and Tire trades and the consumers by focusing on advertising. It intends to hire a telemarketing firm to contact and qualify potential customers in the jewelry industry from its database of more than 50,000 stores. Spectrum also plans to advertise in major trade magazines, and through its Web pages. An advertising agency is to be retained with whose assistance a comprehensive advertising and promotion plan will be drafted. Finally, Spectrum hopes to hire more sales people and managers to carry out this strategy more effectively. Spectrum hopes to establish a strong dealer network that will be supported with programs, advertising, and product training. We estimate that this program will cost approximately $200,000. Only way it can be fully implemented is if we are successful in raising all of our offering. We would like to implement this program starting summer of 2003. However, if we are unsuccessful in raising sufficient funds we will do what we can with the funds we raise and full implementation may have to wait until early 2004 by that time company should be able to fund this program from increased sales or other source of funding. If we are not for some reason to raise sufficient money through this offering we will immediately start to look for other sources of funding to implement this program


o Research and Development and Product Innovation. Spectrum desires to strengthen its position in the tire sealant and jewelry cleaner industry and increase its revenues through the development of new products and product enhancements. Spectrum has set up a research and development department to carry out the testing and implementation of new products. Our research and development(R&D) activities have produced 6 new products in the last 12 months. All new developments were financed by the company from its cash flow. In the last two years the company has spent $27,000 on R&D. We will continue to spend about 15 to 20 thousand dollars per year on R&D for next 12 -18 months. In the spring of 2004 we expect we will have sufficient cash flow in the company to expand our R&D facilities. This expansion should cost approximately $50,000. The annual expenditures on R&D should increase to $40,000. Again this increase will have to be covered with increased revenues or we will not go ahead with it.


o ISO 9002 Certification. Spectrum plans to increase the quality and consistency of its currently existing products by obtaining ISO 9002 Certification. ISO 9002 is a manufacturing institution that creates standards for manufacturing that need to be strictly adhered to. ISO accreditation carries with it greater market recognition. Furthermore, the manufacturing practices adopted by ISO 9002 certified manufacturers lead to greater efficiencies in production and manufacturing. We will begin the process of ISO 9002 certification in June of 2003 and expect to be certified by March 2004. The cost of certification is estimated at $15,000. This expense will be covered by a loan from the Business Development Bank of Canada(BDC) who help companies achieve ISO 9002 certification.


o Acquisitions and Strategic Alliances. Spectrum intends to continue to evaluate transactions that it believes are consistent with its growth strategy or otherwise present attractive opportunities for growth, entry into new markets or introduction of new products. Spectrum intends to focus its acquisition strategy on the tire industry as this industry is believed highly fragmented with multiple acquisition opportunities. Spectrum's intent is to pursue an aggressive acquisition strategy of smaller companies which manufacture and produce tire sealants. What these acquisitions will cost is unknown at this time. Spectrum anticipates that the costs of achieving this objective will be funded from internally generated revenues and Secondary Financing.

Sales, Marketing Plans and Strategies

   Spectrum now believes a majority of its products are ready for the market, and the products are needed and acceptable in the marketplace. As a result, Spectrum plans on expanding its penetration of the Canadian, and US markets and beginning an aggressive campaign into foreign markets These plans include introducing products into the US, Mexican, South American, South East Asian, African, and European markets; a timetable for this introduction has not yet been developed and will be dependent on the level of success of this offering.

Tire Sealant Products

   There are two market segments that Spectrum plans to concentrate on in the first two years. These are:

   Automotive After-market:
   ------------------------

   Spectrum will be seeking relationships with large distributors to distribute the products to this segment of the market. Spectrum has some distributors in place in North America, and Africa on a contracted or as needed basis.

   Large Manufacturer of Industrial and Recreational Vehicles:
   -----------------------------------------------------------

   These companies have large dealer networks in place to sell their vehicles. One such company is Yamaha which makes recreational vehicles as part of its product lines, and with which we have developed a good distributor-type relationship; where we market the product to their dealers and the dealers buy from their head office. We only sell to Yamaha head office. We have hade number of orders from Yamaha. We hope this effort will soon result in substantial order being placed by that Company. We are utilizing this type of distributor strategy as well in discussions with similar companies. The Company does not have any contractual agreement with Yamaha at this time.


   Spectrum plans to support the dealers with print ads in industry magazines, direct mail to their customers, and the Internet. Spectrum also plans to run promotions to increase the sales. It is believed this will keep all dealers motivated and focused on Spectrum's products.

Timelines and costs have been discussed above in the Milestones and growth strategy Section.

Jewelry Cleaning Products

   Our marketing plan is based on the survey of 200 Jewelry stores that was done by Spectrum. Using the results of survey all stores were categorized by us into the following three groups:

    1)   Stores that want to buy the cleaners and resell them
    2) Stores that want to buy the cleaners and give them away to their customers.
    3)   Department stores.

   A specific plan for each group has been developed. Each proposed plan is explained as follow (subject to change depending on market conditions and management objectives):

   Stores that want to buy the cleaners and resell them are planned to be able to buy Mystic cleaners at the current price of $2.45/pc. (Can. $) including shipping. A minimum order is planned to be one case of 24 pcs., with the potential for a price reduction with volume. For an additional charge, they can have their name added to the jar.

   Stores that want to buy the cleaners and give them away will have the choice of having their own logo put on the jar instead of the Mystic logo. The minimum quantities they are proposed to have to order are 96 pieces. The price are anticipated to range from $2.45 to $3.30 (Can. $), depending on the quantities ordered.

   Department stores can sell a very high volume. Therefore, we have devised a strategy to meet their needs. With stiff competition between the department stores, we believe they are looking to reduce expenses as much as possible. In response to this, Spectrum is planning to being able not only to ship to their warehouse but rather as well ship directly to the individual stores, thus saving warehousing and distribution cost.

   Spectrum is currently in the process of developing in-store marketing plans and other promotional materials. Furthermore, Spectrum wants to focus on marketing to end consumers as opposed to the stores.

Hospitality Industry
--------------------

   In this strategy, jewelry cleaning products packaged in one ounce jars may be sold to hotels and the cruise ship industry as items that are given away to their guest in the rooms along with sewing kits and shoe polishes.

Competition

   Tire Sealant Market

   Spectrum faces direct competition from other manufacturers of tire sealant as well as indirect competition from manufacturers of the recently introduced "run flat tire". A run flat tire is a tire that goes flat immediately, however the tire will hold its shape for 40 to 50 miles after a puncture has occurred in order to provide drivers with an opportunity to travel to a service station to have the tire repaired.

   Several companies are known to us that provide sealant-type products. These include American Sealant International, Inc. ("ASI") of Winter Haven, Florida, which manufactures "Flat Free", a chemical solution tire sealant that when installed inside a tire, will provide full time protection against air loss for the entire life of a tire. Flat Free is designed to seal tread punctures, bead leaks, rim leaks, porosity, tube, tire or wheel-related leaks. Flat Free has a chemical structure that causes this tire enhancer to continuously remain fluid so that it will immediately fill and seal any hole (up to 1/4") in the tread area where air can escape from the tire. When a puncture occurs, the centrifugal force of the rotating tire and internal pressure forces Flat Free into the hole. A permanent seal is caused as the hole is packed with the fibres and other solids. Some of the material will go through the hole to the outside of the tire. When this material is exposed to air, it dries and causes a permanent seal. When the puncturing object is removed, the vehicle should be driven in order to duplicate the above procedure. Another company considered a major competitor by us is B.A.N.C. International Ltd. ("BANC") of Ellensburg, Washington. BANC manufactures "Viking Seal", a chemical product that when installed inside a tire will provide full time protection against air loss for the legal life of the tire as well as extend the life of the tire. Viking Seal is drawn to the area of the escaping air. As the tire rotates and strikes the surface of the road, the hole is stretched open and the polyethylene chips and other fibres enter the cavity. The fibres wrap around the polyethylene chips and form a plug. The escape of high-pressure air from the tire into the atmosphere draws fibbers and particles to the area of the escaping air. The leak is thus located and sealed. There may be other significant competitors either unknown to us or not considered here.

   Indirect competitors to Spectrum include the manufacturers of run flat tires. We have not done an extensive analysis of these products. A major player we understand is Goodyear Tire & Rubber Company ("Goodyear") of Akron, Ohio. In September of 1998, Goodyear introduced its run flat tire and by 2003, Goodyear has projected it will have a run flat tire line to cover 75% of passenger vehicle applications. Goodyear is the leading tire manufacturer in North
America with sales of nearly twice its next largest competitor. The run flat tire features steel instead of polyester rayon in the foundation layers. Mr. Bill Hopkins, Goodyear's Director of Technology for North America, has stated he believes steel foundation layers will become the standard in the industry. We also understand Michelin North America, Inc. ("Michelin") of Greenville, South Carolina has developed a premium run flat tire for Ford Motor Company which is believed to offer Michelin's run flat tire as a US$750 option on the Lincoln Continental. The zero pressure mobility tires are claimed to run up to 50 miles at 55 mph when fully deflated. At normal air pressure they are claimed to deliver the same performance of the conventional Michelin tires on which they are based. Michelin Zero Pressure tires are designed as part of a complete, patented system including a Low Tire Pressure Warning System (LTPWS) with on-wheel sensors to notify the driver of air pressure loss. All these elements are supposedly vital, as without a properly functioning Low Tire Pressure Warning System, the driver may not notice under inflation and may inadvertently cause tire damage by failing to inflate or repair the tire at the first opportunity. To properly service vehicles with Michelin Zero Pressure tires, one is supposed to know and follow procedures specific to these new tires, e.g., inspecting tires for internal damage after zero pressure operation; mounting and demounting tires; and maintenance of the LTPWS components.
Run-Flat tires are considered by us expensive for the consumer, and the tire dealer that has to install them. We understand tire dealers have to spend thousands of dollars on equipment to work with these tires. While these costs may be lowered, we believe that at this time the relative costs have discouraged large-scale dealer acceptance.

Jewelry Cleaner Market

The jewelry cleaner market is dominated by one competitor. There are a number of other well-established brands, however, W.J. Hagerty and Sons, Ltd., Inc. ("Hagerty") of South Bend, Indiana is the clear market leader. Hagerty makes a full line of cleaners for silver and jewelry that covers all of our products. Hagerty has been in operation since 1895. We understand Hagerty has corporate offices in the United States, Canada, Switzerland and Monaco. Hagerty is believed to sell its products in more than 27 countries around the world through a network of distributors and dealers.

Employees:

   The Company and its subsidiaries currently have three employees, all of which are full-time employees. Management of the Company anticipates using consultants for business, accounting, engineering, temporary staff, and legal services on an as-needed basis.

   The Company's staff employees are Raj-Mohinder S. Gurm, President and Treasurer of the Company, John H. Rennie, Secretary of the Company (non payroll), Les Loewan, Chemist, and Jasbir Tiwana, Production Manager. The Production manager handles all production and shipping matters. When there are a substantial number of orders at once, temporary employees are brought in. As the sales go up laborers will be hired on full time basis. The Chemist is in charge of all Research & Development, and quality control. The President handles all administrative work and day to day running of the company. We are a small developing company, and everybody is supposed to help if one person is busy. We plan to hire new managers and employees as needs arise. With unemployment rate near 9% in this region, we anticipate no problems getting new employees when needed.

Warranty

   Products under the Tire Line are warranted to prevent most flats up to 1/4" due to punctures caused by nails, tacks, glass particles and other similar objects, as long as there is the prescribed amount of tread on the tire. Such products are also guaranteed against defect in manufacture and packaging. The warranty does not cover flats caused by over-inflation, knife slashes, or similarly and deliberately caused gashes, nor does it apply to permanent or extensive damage to the outside casing of the tire. Warranty is limited to replacement of the product only and, except for such replacement is without warranty or liability. Warranty is void if instructions and application charts are not followed properly. No other warranty is expressed, written, or implied. We carry $2,000,000 liability insurance to cover the Company against any claims. The cost of the warranty program is no more than 1% of sales and that cost has been built into the price and has to be covered by the company's cash flow from sales.

   Products under the Mystic Line are guaranteed against defect in manufacture and packaging. Costs of the warranty program is same as that of Tire sealant.

Proprietary Protection

   Although, Spectrum's products are believed patentable, Spectrum has made the decision not to pursue any patent applications at this time. Proprietary protection for products may be sought in the future, depending on the nature of the products acquired or developed by Spectrum.

                          Reports to Security Holders

   We are not a reporting company (reporting company is defined as a company registered under Securities act of 1934 and is required to file reports to SEC periodically) but will be required to file reports under the provisions of Section 13 of the Exchange Act for the fiscal year in which this Registration is made effective. This obligation will be suspended after March 31, 2003 if we have less than 300 shareholders of record, but we may continue to so report voluntarily. Unless we decide to file a Registration under the Exchange Act of 1934, we will have to file quarterly, current and annual reports under said Section 13, but will not have to file proxies, information statements, and other documents therewith, nor will there be a requirement by persons to file Reports of acquisitions under Schedules 13 D or 13G, or ownership positions, acquisitions or dispositions under Section 16 of the Exchange Act, or Going Private and similar Reports by us under Section 14 of the Exchange Act.

   We are an electronic filer, so our reports may be found on the SEC EDGAR site, and you and any other member of the public may read the copies filed by us with the SEC at its Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on operation of said Reference Room from the SEC at 1-800-SEC-0330.

   We may send our shareholders Annual Reports and they may contain audited financial information. Management has made no determination at this time as to a policy in this regard.

Property

   On September 1, 1998, the Company entered into a commercial lease for its premises located at 200, 13018 80th Avenue, Surrey, British Columbia, Canada V3W 3B2. The Company leased the 6,600 square foot space from West-Bend Construction Ltd. for three years and two months at an annual rate of $25,300 CDN the first year, $26,400 CDN the second year and $26,400 CDN the third year and subject to typical common area charges and pro rata tax charges. Spectrum renewed this lease for further three years on September 1st, 2001 at an annual rate of $26,400 CDN per year. The first level of the premises is 4,400 square feet and consists of a room in which all raw materials are stored and the products are produced after which time the finished products are stored on pallets in the second room. The second level of the premises is 2200 square feet and consists of seven offices, reception, area and a boardroom. The lease on this premises expires in September 2004. The company should have no problems conducting its business at this location at least until this lease expires. We estimate that the company could reach $10 million or more in sales before we have to move to a larger location. There are no regulations or city by-laws of zoning issues of which we are aware that would hamper our business.

   In May 1997, the Company entered into a three year "Monitoring of Intrusion Alarm System" agreement with Acme Protective Systems Limited. In April 1998, Pemberton Leasing Services leased the Company a H5-4 Membrane Sealing Machine, a R-310 Semi-Automatic Labeler a TEC B-572 Thermal Transfer Printer and a Labelview program for 48 months at a monthly rental rate of $904.02 CDN (total rental payment is $43,392.96 CDN). This lease expired on March 1, 2002. The company now owns all above-mentioned equipment. In addition the company also owns a Lid Tightener, Heat Induction sealing machine, Mercury Exposure unit, Bottle filler, Temp Label applicator, Viscometer, Centrifuge, pH meter, and various mixing tanks and mixers. All this equipment forms an integral part of our production systems and it is in very good condition at this time. We should be able to use much of this equipment it for at least another 8 to 10 years.

We use a blended production line which utilizes considerable hand work. As our sales increase, we plan to increase the automation of our lines. All of our existing equipment will fit into an automated production line, if and when it is needed.

                                 Legal Proceedings

   The Company is not currently subject to any legal proceedings or regulatory actions and is unaware of any planned actions. This information is current as of the date of this Prospectus.

Management's Discussion and Analysis of Financial Condition and Results of Operations

                               Background and Overview

   The following summary should be read in conjunction with the financial statements and accompanying notes to them included elsewhere in this Prospectus.

   We have been in existence as a company (including our predecessor British Columbia Corporation) since 1990. However, we began to concentrate on our current business activities in 1997; prior to that time we had few shareholders and were primarily dormant. We have yet to make a profit on current operations. As of September 30, 2002, we had incurred a deficit of $927,466, which has continued to increase. This deficit includes losses incurred by our predecessor over the several years of our development. Most of our losses have been recent and incurred in the development of our current product lines. As an example, our deficit as of October 31, 1998, was approximately $130,000 expressed in U.S. dollars. We have had sales in both the jewelry cleaner and tire sealants product lines since 1998, but sales have not contributed a significant amount to offset expenses.

   In the six months ended September 30, 2002 as compared to the period September 30, 2001, we had net loss of, $105,166 as compared to $91,339. That loss was primarily financed by increased trade and wages payables of about $43,000 and loans of $66,000. In the previous 12 month period the losses were covered with accounts payable increase of $100,000 and loans of 58,000. Payables have continued to increase, and are of concern to us. Consequently, one reason for this offering is to eliminate non-current payables, which currently sit at approximately $92,000.

$150,000 or more of this offering may be required to eliminate accrued payables and for offering expenses. We have not made final determinations on these issues. In any event, as revenues are not expected to cover overhead, we expect losses to continue for this fiscal year and we will need to either raise working capital to cover those loses by equity or debt offerings, or shareholders loans as we do not anticipate increases in payables being a sufficient source of capital for that period.

   We have devoted most of our capital to product development and associated working capital and administrative items. We have only had the capital to devote about $37,000 to advertising and promotion in the period March 31, 2000 to September 30, 2002; research and development expenditures during the same period were about $27,000. Legal and accounting expenses at approximately
$150,000 during the period from March 31, 2000 to September 30 2002 have been a heavy burden on us because of the various transactions associated with the Bisson acquisition and our efforts to become a listed company in Canada. While Management believed these were appropriate when made, as a means to increase our ability to raise capital to support planned expansion, these expenses have also limited our ability to engage in marketing and promotion and engage in other expenditures which may have made us more productive and profitable, or increased our revenues. Legal and accounting are expected to be major expense items in the current period since September 30,2002 as well, due to the accounting and legal costs associated with a registered offering such as this, as well as related offering expenses which will reduce the offering proceeds. Management plans to devote a significant amount of the funds received from this offering after reduction of the non-current payables and costs of this offering to enhancement of marketing; if successful, to inventory support; and then ultimately to increased productive capacity. We do not know yet how much expenditure will be needed to result in increased revenues or what will be the ratios of results to expenditures.

Results of Operations

   Six Months ended September 30, 2002, 2001

   Net sales decreased by 12.88% for the 6 months ended September 30, 2002 to $20,329 from $23335 during the same period in the previous year. This decrease was a result of a planed sales push being delayed however, we expect the sales will be made up in the third and fourth quarters.

   Gross profit as a percentage of sales increased to 60% for the 6 months ended September 30, 2002 compared to 42% for the same period in 2001. This increase is a result of part of the shipping being charged to the customer. The company started charging a $15.00 flat shipping charge to all customers in fiscal 2002. A decrease in wages of production staff also contributed to the increased Gross margin.

   Accounts receivable increased by 40% for the 6 months ended September 30, 2002 compared to the same period in 2000. In this year less sales were COD (Cash on Delivery) than previous year, hence the increase in the receivables.

   Inventory increased by 8.5% in the last six months ended September 30, 2002. The company bought extra items for the Christmas season rush.

   Payables and accrued liabilities increased by 23.41%. A reason for the increase is that we are in the process of going public and some large accounting and legal bills that came in were not paid as of September 30, 2002. Approximately half of the account payables are owed to Accountants and the lawyers. Some of them have been paid since. Approximately $23,000 have been paid for legal bill since December 31,2001 and $26,413(Canadian dollars) have been paid to the accountants since December 31, 2001.


   Advertising and promotion expenses decreased by 88% compared to the prior year. This is attributable to the fact that we were late in starting our advertising campaign this year the numbers will be reflected in Q3 and Q4. Most of the advertising effort happens from September to March.

   Legal and accounting expenses increased by 77% compared to prior year because the company was preparing to go public and some extra legal and accounting expenses were incurred.

   Total general & administrative costs increased by 18.12% in the 6 months ended September 30, 2002 as compared to 6 months ended September 30. 2001. This increase can be attributed to the increase in costs of Legal & Accounting, and Research & development.


     Year ended March 31, 2002 compared to year ended March 31, 2001

   Net sales were virtually the same for both periods. This was expected because in both years there was no concerted sales effort and most of the sales came as a result of market testing our products.

   The gross profits decreased to 26% for the year ended March 31, 2002 from 27% for the previous year. This is a in significant decrease and can be attributed currency fluctuations.

   Inventory decreased by 29.58% compared to March 31, 2001. The company felt the inventory was too high relative to sales, therefore, the inventory levels were decreased. A Company' goal is 3-month turnover of inventory.

   Wages payable increased by 269% for year ending March 2002 as compared to the previous year ending March 31, 2001. This can be attributed to the president forgiving $95,000 (Cdn) of his accrued salary in the year ending March 31, 2001. There were no forgiving of salaries in fiscal 2002. The President does not intend to forgive any more salary. He also does not intend to seek reimbursement of any forgiven salary at any time in the future.

   Shareholder loans increased by 53.24% in the year ended March 31, 2002. This increase is a result of shareholders putting money into the company to cover the deficit from time to time.

   Advertising & promotion expenses increased by 285% in the year ended March 31, 2002 compared to March 31, 2001. In the year ended March 2002 the company ran a promotional where samples were sent out to prospective customers.
The increase is directly related to the sampling campaign.

      The consulting fees paid out in the year ending March 31, 2002 were 100% lower than same time period in the previous year. This year no outside consultants were used

   Research & development expenditures went down by 78% in the year ending March 31, 2002 as compared to the year ending March 31, 2002. The company did not expend as much money on research but instead spent the money on marketing and sales. With the limited resources available to the company money had to be taken out of research & development to take on the sampling campaign discussed above.

   The travel & trade show expenses decreased by 93% in the year ended March 31, 2002 as compared to previous year. This is because the company did not attend any trade shows.

   Total general & administrative expenses were reduced by 4% in the year ended March 31, 2002 compared to the year ended March 31 2001. This decrease can be attributed to reduction of expenses in travel & trade show, Salaries & benefits, Office & other, Automotive, telephone, and Research & development.

                          Liquidity and Capital Resources

   Spectrum has financed its operations primarily through three methods, equity investment from investors, shareholder loans, and credit facilities from Canadian chartered banks and in the current period, increases in payables and share subscriptions . In the period from 3/31/01 to 09/30/02 current assets dropped approximately $19,000 and capital assets dropped approximately $9,000. In the same period bank debt increased by about $4,000, and payables increased by about $142,000.

    The deficit during that period increased from $643,927 to $927,466. The deficiency was made up by the decrease in assets, the increases in payables and debt, and a loan of approximately$53,000, and sales subscriptions of $52,000.

   The Company has been sustaining a loss on operations of about $175,000 per year in the past two fiscal years. If we satisfy current liabilities as of 09/30/02, this will require about $230,000. This, plus other accrued liabilities and costs of this offering would likely require $300,000 or more. We have estimated that if we can bring in another $450,000 in additional capital for a total of $750,000 (including as capital sources the proceeds of this Offering plus either long term debt, equity or some combination, which are yet to be secured) that we can pay the current obligations we believe we need to pay, and have enough working capital for the fiscal year ending March 31,2004. We believe this sum, less the payments we have indicated, would provide us with sufficient working capital for marketing and other expenses and that, if our assumption that the additional marketing will be sufficient to raise sales is correct, we will have the sales to cover our overhead. We may need more capital to satisfy inventory, receivables, and other current, non-cash assets for current cash requirements.

   If we are unable to complete this offering, we will have to look for other sources of funding to meet our requirements. That source has not been identified as yet but most likely will be debt financing using the managements trading shares as collateral. However there is no guarantee that we will be successful in raising any additional capital if we are not successful in completing this offering.

   Our financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by long-term debt and equity transactions as well as increases in payables and shareholder loans. Our future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurance that we will be successful. If we are not, we will be required to reduce operations or liquidate assets. We will continue to evaluate our projected expenditures relative to our available cash and to seek additional means of financing in order to satisfy working capital and other cash requirements. Our auditors' report on the March 31, 2002 consolidated financial statements includes an explanatory paragraph that states that as we have suffered recurring losses from operations, substantial doubt exists about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.


Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   Since the Company's incorporation on May 17, 1999, the Company has retained two auditors. The Company initial auditors were Thorne Little in Surrey, British Columbia, Canada, which were originally retained by Spectrum Trading Inc., a British Columbia corporation. Since the Company was incorporated pursuant to the laws of the State of Delaware, the Company determined it was in the corporation's best interests to retain an auditing firm based as well in the United States. On October - 1999, the Company retained Grant Thornton LLP as its Auditors (Vancouver BC Office).

Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as follows:

                                Executive Officers of the Company:

Name:                           Age:                Office(s):
Raj-Mohinder S. Gurm            43                  President and CFO
John H. Rennie                  67                  Secretary

                                Board of Directors of the Company:

Name:                           Age:                                           Term Expires       Director Since (1)
Raj-Mohinder S. Gurm            43                  Director                   June 2002          Nov. 1990
John H. Rennie                  67                  Director                   June 2002          Mar. 1999
Gerry Podersky-Cannon           57                  Director                   June 2003          June 2000


(1) Directors Terms are staggered over a three year period. Directors may only be removed for cause and by a 75% majority vote of the shareholders

   Biographical Information on Company's Officers and Directors:

Raj-Mohinder S. Gurm President, Treasurer and President, From 1985 to 1987 Mr. Gurm was a partner in B.R. International Marketing Company of Vancouver, BC a company, which provided North American representation to manufacturers from Asia. From 1987 to 1989 he was a manager of Metro Parking Ltd. of Vancouver, BC and was responsible for overseeing 70 employees and 20 parking lots. >From 1989 to 1995 he was involved in importing products from Asia and selling them by the container loads to large retail chain stores. In 1995 Mr. Gurm was founder and president of Xanatel Communications Inc. a company involved in the wireless communications industry and which was sold to a public company listed on The Alberta Stock Exchange. Mr. Gurm has been a President and CEO of Spectrum International Inc. from 1990 to present. From Jan. 2000 to Nov. 9th, 2001 he was also President/CEO of Canoil Exploration Corporation, a Publicly trading company that recently completed the acquisition of a Medical Equipment company. He was involved in raising $300,000 for working capital for this company. Mr. Gurm attended the University of British Columbia and earned a Bachelor of Sciences Degree in Biology in 1983. Born in 1960 in India, Mr. Gurm is a citizen and resident of Canada.

John H. Rennie, Secretary and a director, has 18 years professional experience in various industries including investment and management consultation, finance and the insurance sector. From 1991 to the present, Mr. Rennie has worked as a private consultant broker for small and startup business investments in Vancouver, British Columbia, Canada. He specializes in strategic planning, financing and structuring. From 1989 to 1990, Mr. Rennie was co-owner and General Manager of DMC Industries Ltd. in Richmond, British Columbia, Canada. As such, Mr. Rennie's primary responsibilities were the invention and manufacture of air and water purification systems. From 1987 to 1989, Mr. Rennie was a financial planner, personal investment broker, and life and disability insurance agent for Great Pacific Management Ltd. in Vancouver British Columbia, Canada. In 1993, Mr. Rennie suffered a heart attack and following what appears to be a complete recovery, he continues to lead a full life which includes a nutritional diet and regular exercise. From 1981 to 1987, Mr. Rennie was a senior management consultant for Canada's Department of Indian Affairs Northern Development. Born in Canada in 1935, Mr. Rennie is a citizen and resident of Canada.

Gerry Podersky-Cannon, director, has a BA and MA from the University of British Columbia. He has experience in a number of business sectors including, Energy, Real Estate, Fibre-optical Technology, Oil & Gas, Strategic Corporate Planning & Import / Export. He has worked in a variety of organizational settings including large corporations, BC Hydro and PriceWaterhouseCoopers, small start-up companies and independent consulting firms. He has experience with corporate governance of both public and private companies. He currently sits on the Board of the UBC Alumni Association and the UBC Academic Senate and is actively involved in a number of community organizations. His primary business interests are directed the operating a number of companies that do business in North America, Europe and Africa.

Since 1998 Mr. Podersky-Cannon has been involved with five companies as well as has acted as a trustee for the estate of his children's grand parents. The companies are as follows.

Spectrum
Spectrum is the company this document pertains to.

Canafra Capital
Canafra Capital is a company registered in Canada and Tanzania that is romoting the development of tourism, agricultural exports and power development in Tanzania.

Gibson Marketing international
Gibson is a company registered in England that is in the business of developing and marketing industrial coatings.

DJ Podersky-Cannon Holdings
DJ is a private holding company solely owned by Mr. Podersky-Cannon's sons.

Canafra Mineral Explorations Corp.
Canafra Mineral is a company engaged in the mining, purchasing, and processing of gold and gems in Tanzania, India, North America and Europe.

Ernest Leslie Loewen, Chemist, earned a B.Sc. from the University of Calgary in 1969. Mr. Loewen has since been involved in the formulation development, manufacturing and application of diverse industrial chemicals in a number of different industries. These industries include oil & gas production and processing, paint and coatings manufacturing and application, pollution detection and control, and corrosion detection and mitigation. During his employment, Mr. Loewen often attends industrial educational seminars and courses to keep abreast of current trends and technologies. He has also had experience as an international consultant in both China and USA.

Mr. Loewen worked from 1970 to 1973 as a Chemistry Instructor at Mount Royal College and instructed labs to first year students; in 1974 as a consultant for Biochem Consulting and was responsible for setting up programs to detect and mitigate corrosion in the oil fields; from 1975 to 1980 as a Laboratory Manager and technical consultant for Travis Chemicals, and the responsibilities included management of the laboratory and technical trouble-shooting; from 1980 to 1989 as a Product engineering Manager for Dresser Titan. He managed a laboratory involved in new product development and was involved in creating new formulations; from 1989 to 1996 as a quality control Chemist for Color Your World; from 1996 to 2000 as a Production and Technical Manager for Modco Specialty Coatings, and from 2000 to 2001 as a paint and technical Consultant for Canada Wellins New Material Co in China. He consulted with this Chinese company to trouble shoot all Canadian products that they were having problems with. In 2002 he joined Spectrum International Inc.

Committees of the Board

   Although Board committees are provided in the Bylaws, no committees have as yet been established.

Control Provisions in Articles Respecting Directors

   The Articles of Incorporation of Spectrum give enhanced control to Directors over the affairs of the Company relative to shareholders. Without limitation thereto the Board may designate the terms of preferred shares, which could limit the rights of common shareholders both as to voting and distributions. The Directors are not liable for breaches of fiduciary duty in certain cases, and the liability of Directors is provided to be fully eliminated to the maximum extent provided by Delaware corporate law. As previously noted, the Directors are elected on a staggered basis over three years, and may only be removed if there is cause and a 75% majority vote of shareholders. A 2/3 vote of shareholders is required to approve business combinations, which acts to reduce takeover chances. The Board is given the ability to amend the Bylaws without shareholder approval, and the Bylaws may be adopted, modified or deleted by shareholders only if there is a 2/3 majority therefore.

Indemnification Provisions

   In addition to the provisions of the Articles which are intended to limit the liability of Directors, the Bylaws in Article VI provided extensive indemnification provisions as to directors, officers employees or agents. Said Article provides indemnification to such person to the fullest extent provided by Delaware law. It also provides the Company may purchase insurance as to such indemnification or more indemnification than would otherwise be permitted by law.

   The Securities and Exchange Commission takes the position that indemnification provisions, to the extent they may purport to indemnify persons with respect to Securities laws violations, are against public policy and unenforceable.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2002 by (i) each person or entity known by the Company to be the beneficial owner of more than 5 % of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

----------------------------------------------------------------------------------------------------
           (1)                      (2)                      (3)                      (4)
----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
     $.001 Par               Raj-Mohinder S. Gurm
       Value                   13718 91st Avenue       Officer & Director                  56.89%
    Common Stock             Surrey, BC, Canada        5,841,360 Common(1)(2)
                                    V3V 7X1
----------------------------------------------------------------------------------------------------
    $.001 Par               Gerry Podersky-Cannon
       Value                126-1628 W 1st, Avenue       Officer & Director                 9.69%
    Common Stock            Vancouver, BC, Canada        994,576 Common(1)(3)(4)
                                   V6J 1G1
----------------------------------------------------------------------------------------------------

     $.001 Par               Harvinder K. Sandhu
       Value                  156 E. 47th Avenue           Former Director                   5.05%
    Common Stock             Vancouver, BC, Canada        519,000 Common(1)
                                    V5W 2A6
----------------------------------------------------------------------------------------------------

1.   Before Offering
2.   Includes 284,000 currently granted options exercisable @ $0.10.
3.   Includes 150,000 options currently exercisable @ $0.10
 281,424 warrants exercisable @ $0.25
4. Canafra Financial Ltd. is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company is the sole shareholder of Canafra Financial Ltd.

----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
     $.001 Par               Raj-Mohinder S. Gurm
       Value                   13718 91st Avenue         Officer & Director                56.89%
     Common Stock            Surrey, BC, Canada          5,841,360 Common(2)(3)
                                    V3V 7X1
----------------------------------------------------------------------------------------------------
     $.001 Par                 John Herman Rennie
       Value                 #402 5976 Tisdall Street    Officer & Director                 3.70%
     Common Stock             Vancouver, BC, Canada      380,000 Common(2)(4)
                                    V5Z 3N2
----------------------------------------------------------------------------------------------------
     $.001 Par               Gerry Podersky-Cannon
      Value                  Canafra Financial Ltd.(1)   Director                           9.69%
     Common Stock             126-1628 W 1st, Avenue     994,576 Common(1)(2)5)
                              Vancouver, BC, Canada
                                      V6J 1G1
----------------------------------------------------------------------------------------------------

(1) Canafra Financial Ltd. is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company is the sole shareholder of Canafra Financial Ltd.
(2)   Before Offering
(3)   Includes 284,000 options currently exercisable @ $0.10
(4)   Includes 150,000 options currently exercisable @ $0.10
(5) Includes 150,000 options currently exercisable @ $0.10 and 281,424 warrants owned by Canafra Financial Ltd.

----------------------------------------------------------------------------------------------------
           (1)                      (2)                      (3)                      (4)
----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
       $.001 Par
          Value              All Directors and officers   7,215,936 Common(1)            70.28%
      Common Stock
----------------------------------------------------------------------------------------------------

(1) Includes 584,000 options granted to three directors and 281,424 warrants owned by Canafra Financial Ltd.

   Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of the Company's common stock which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.


Selling Stockholders

   The following table sets forth the number of Shares which may be offered for sale from time to time by the Selling Stockholders. The Shares offered for sale constitute all of the Shares known to the Company to be beneficially owned by the Selling Stockholders. None of the Selling Stockholders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or has any material relationship with the Company.


----------------------------------------------------------------------------------------------------------------------------------
                             Amount of                       Amount of Shares      Amount of Shares
Selling Shareholders        Shares Held       % Held         that may be sold      Remaining if Sold     % Then Held
                           Prior to this                     in this Offering
----------------------------------------------------------------------------------------------------------------------------------
Sol Africa-Rennie             116,000         1.24               116,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jatinder S. Bains               6,667          .07                 6,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sohan Bains                    50,000          .53                50,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gurminder Bajwa                40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Rajinder Bajwa                 40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Verteres Bourmayan             16,667          .18                16,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Canafra Financial Ltd. (3)    563,152         6.01               150,000                     413,152           4.41
----------------------------------------------------------------------------------------------------------------------------------
Hector C. Carslake             10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Ivy B. Carslake                10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Mary Chatzivassillou           20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kenneth Kwong-Hung Ng          10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Paul Van Der Ree               10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
John Rennie (2)               230,000         2.45               230,000                     80,000            0.85
----------------------------------------------------------------------------------------------------------------------------------
Wayne F. Sinclair              20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Barrie Smith                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Surinder K. Ubhi               10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Bob Grnache                    59,000          .63                59,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Raj-Mohinder S. Gurm (1)      5,557,360       59.26              200,000                     5,357,360         57.13
----------------------------------------------------------------------------------------------------------------------------------
Group 4 Consultants (4)(5)    360,000         3.84               360,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jasbinder Sandhu              295,000         3.15               295,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Matt Cranfield                 50,000          .53                50,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harjinder Sandhu (4)          275,000         2.93               275,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harvinder Sandhu (4)          519,000         5.53               519,000                     269,000           2.87
----------------------------------------------------------------------------------------------------------------------------------
Gary Taylor                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kenneth Thompson               10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
P. T. Thompson                  4,000          .04                 4,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Galaxy Communications Inc.      5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kimberly Coleman                6,000          .06                 6,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kerry Cranfield               180,000         1.92               180,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Ron Cranfield Jr.               2,600          .02                 2,600                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sham S. Dhari                   7,000          .07                 7,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Avtinder Dhillon               40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Herb Feischl                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Narinder Thandi                40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Irma France                    20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Sylvia Ruth Funk               36,667          .39                36,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harjit Gill                     5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Harvinder Gill                  5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Hans Haab                      10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jeffrey Haab                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Robert L. Harder (4)           10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
William Lee                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Claude Lelievre                15,000          .16                15,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Nicholas Lourotos               2,000          .02                 2,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
David MacQuarie                10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Robert Menzies                 12,000          .13                12,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Myrna Noble                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Amarjit Kaur Pannun           100,000         1.07               100,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Shamsher Pannun                60,000          .64                60,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Amart-Paul Pannun              66,000          .70                66,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Philip Ryan                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Faricia Khan                   16,000          .17                16,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Shangara S. Mangat            166,667         1.78               166,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
John Pennant                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Kathleen Pennant                5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Maghar S. Ubhi                 20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Gurdev S. Khatkar             100,000         1.07               100,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Jagtar S. Thandi               60,000          .64                60,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------------
Donna Y. Moroz                 25,584          .27                25,584                     0                 0
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Raj-Mohinder S. Gurm is the President, Treasurer and Chairman of the
      Board of Directors of the Company.
(2) John H. Rennie is the Secretary and a director of the Board of the Company.
(3) Canafra Financial Ltd is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company, is the sole shareholders of Canafra Financial Ltd.
(4)   Former Director
(5) Group 4 Consultants is an organization organized pursuant to the laws of the Province of British Columbia, Ronald Cranfield, a former director of the Board of the Company, and secretary, is the majority shareholders of Group 4 Consultants Ltd.
(6) These shares do not include Options held by Raj-Mohinder Gurm, Gerry Podersky-Cannon, and John Rennie or any warrants held by shareholders
     (see option & warrant Tables)

Description of Securities

   The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value, each share having equal rights and preferences, including voting privileges. As of Feb. 10, 2003, the Company had issued 9,377,364 shares of the Company's $.001 par value common stock and no shares of the Company's $.001 par value preferred stock were issued and outstanding, and the Company had received no subscriptions for shares of that preferred stock.

   The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common shares are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with a result that if the holders of more than 50% of the shares, voted for the election of certain directors, can elect all of the Directors, subject to the staggered terms of Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock.

Dividend Policy.
The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

Market for Common Equity and Related Stockholder Matters

   The Company is not a "Reporting Company" and there is no public trading market. After this Offering is completed or discontinued, Management intends to seek market-makers who would be willing to sponsor a listing on the OTCBB. Such listing is discretionary, and there is no assurance a public trading market will develop.

   As of Feb.10, 2003 there were approximately 57 holders of the Company's common stock, holding in the aggregate 9,377,364 shares of common stock. There are no preferred shares outstanding. Management believes all but approximately 600,000 shares which has been recently acquired of said stock would be eligible for sale under Rule 144, if a market exists therefore. Management assumes that said shares would be subject to the volume limitations of Rule 144, manner of sale, notice and other requirements for shares held more than one year but less than two years, based on the date of acquisition being the Bisson acquisition reversal, but has not sought an SEC no action letter on this issue. If an earlier period should apply, many of these shares would be tradable under Rule 144(k), which does not impose volume and manner of sales requirements on non-affiliates. This offering includes the registration for sale of shares held by selling shareholders in addition to the shares being offered hereunder by the Company. If all of the shares offered by the selling shareholders, 3,232,268 shares, were sold by said shareholders, there would be significantly more shares in the market than those offered in this primary offering by the Company; this possible "overhang" of shares that may be traded in the market may depress trading prices in the aftermarket for persons who purchase shares in this Offering.

   There are 584,000 shares subject to option and 307,008 shares subject to warrants. Various other options are authorized for Mr. Gurm. Management proposes to set aside 2,000,000 or more other shares for employee/consultant options. Terms have not been finalized.

   There have been no cash dividends declared on the Company's common stock since the Company's inception.

Executive Compensation - Remuneration of Directors and Officers.

   Any compensation received by officers, directors and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

   Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the Chief Executive Officer of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending March 31, 2002 . The Board of Directors of the Company may adopt an incentive stock option plan for its Directors and executive officers which would result in additional compensation.

SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                 Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                   Awards                    Payouts
----------------------------------------------------------------------------------------------------------------------------------
      (a)           (b)           (c)           (d)           (e)           (f)           (g)           (h)           (i)
----------------------------------------------------------------------------------------------------------------------------------
     Name                                                    Other       Restricted    Securities
      And                                                    Annual        Stock       Underlying      LTIP        All Other
   Principle                     Salary        Bonus      Compensation    Award(s)    Options/SARs    Payouts     Compensation
   Position        Year            ($)          ($)            ($)          ($)           (#)           ($)           ($)
----------------------------------------------------------------------------------------------------------------------------------
CEO                2002           0.00          0.00        1450.00(5)       0.00         67,000        0.00           0.00
Raj-Mohinder Gurm
                   2001           0.00(1)       0.00        1,692.00(5)      0.00         67,000        0.00           0.00

                   2000           3,000(1)      0.00        30,515.00(3)     0.00         67,000(4)     0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------

(1) April 1999 the board approved a contract with Mr. Gurm, which allowed for $72,000 (Can $) annual salary, $15,000 (Can $) signing bonus and 134,000 options @ $0.15(Can $) and further 67,000 options annually at $0.15(Can $). All options expire two years after issue date ; 134,000 shares are currently subject to these options, expiring 67,000 shares April 2003 and 67,000 shares, April 2004; the balance of 150,000 shares under option are part of a recent grant of 584,000 shares to the three Directors. Numbers shown in column C are actual dollars (Cdn) he was paid. Remaining salary was accrued but in March of 2001, $95,000 (Can $) were forgiven by Mr. Gurm.
(2)   The bonus is accrued but not paid
(3) $30,092 (Can $) is interest earned at the rate of 10% on a shareholder's loan provided to the Company by Mr. Gurm. It has not been paid as of this document date. The loan principal has now been converted to equity. The remaining $423.00 is the personal portion of the car that the company leases for the president Raj-Mohinder Gurm. Does not include discount from market adjustments for 1,660,000 shares acquired by him at $.10/share (Can $), as no fair market adjustment has been made, or approximately 516,000 shares acquired recently by Mr. Gurm, a Director, and 584,000 for other directors at $.07/share (Can $) while other shares were sold in the same period at $.15/share (Can $)
(4)   These options were not exercised and have now expired.
(5) Personal portion of the car the company leases for the president Raj-Mohinder Gurm


OPTION TABLE

---------------------------------------------------------------------------------------------------------
                                       Option Grants in Last Year
---------------------------------------------------------------------------------------------------------
                                           Individual Grants
---------------------------------------------------------------------------------------------------------
        (a)                  (b)                  (c)                  (d)                  (e)
---------------------------------------------------------------------------------------------------------
                    Number of Securities    %of Total Options        Exercise
       Name          Underlying Options   Granted to Employees        Price              Expiration
                         Granted (#)          In Last Year         ($/Sh) (USD)             Date
---------------------------------------------------------------------------------------------------------
Raj-Mohinder Gurm        284,000                  48.63                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------
John H. Rennie           150,000                  25.68                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------
Canafra Financial Ltd.   150,000                  25.68                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------

   The Bylaws of the company provide for option grants but this has not been acted upon by the Board and may be amended. The board has set the terms of the current 584,000 issued as Directors options to be 5 years (expiring May 2007) and $0.10 per shares. The President's Employment contract calls for annual incentives of share options for 67,000 per year at 20% below market if the shares are trading on the OTC BB, if not then the exercise price will be $0.10; there are currently 134,000 shares subject to said options, 67,000 expiring April 2003, and 67,000 expiring April 2004. Also bonus share options will be awarded to Gurm annually based upon the following formula: Options to purchas shares at 20% below market (if trading on the OTC BB, otherwise at $0.10) up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000; thus, if the market price averaged over a term as yet not determined was $.20/share, and there were $256,000 in profits at the lower rate, options available would be 256,000x.05 divided by .16= 80,000 shares at $.16 per share. Exercise terms and other option exercise details have not yet been finalized. Previously issued options were repriced at $.10 US from $0.15 CDN.

Compensation of Directors

   The Board will be compensated from time to time. Members have already received options for 450,000 common shares, and may receive additional options. An attendance fee of at least $300 per meeting has been set, and an hourly rate for time spent outside of attendance at not less than $60/hour. Other than the options mentioned above directors have not received any compensation as of the date of this prospectus.

Warrant Table

---------------------------------------------------------------------------------------------------------
                                       Warrants Oustanding
---------------------------------------------------------------------------------------------------------
        (a)                  (b)                  (c)                  (d)                  (e)
---------------------------------------------------------------------------------------------------------
                    Number of Securities    %of Total Warrants        Exercise
       Name          Underlying Warrants          Granted               Price              Expiration
                         Granted (#)          In Last Year         ($/Sh) (US$)             Date
---------------------------------------------------------------------------------------------------------
Canafra Financial        281,424                  91.67                $0.25             September 6, 2004
---------------------------------------------------------------------------------------------------------
Donna Y. Moroz            25,584                  8.33                 $0.25             September 6, 2004
---------------------------------------------------------------------------------------------------------


Plan of Distribution
Sales by the Company


   The company will sell the 3,000,000 shares being offered in Canada by using certain exemptions available to the company. The shares will be sold to individual investors. To the extent that all of the shares offered hereby by the Company are not sold in British Columbia or elsewhere in Canada, said shares may be sold in the United States. Sales in the United States will only be by Officers or Directors of the Company without commission in such jurisdictions as may be permitted. No agents will be used. The shares are priced at two different prices, $0.10 and $0.20. These shares will be offered on a first come, first serve basis. Individuals and companies that subscribe first will get the cheaper shares. Once all $0.10 shares are gone we will start to sell the $0.20 shares. If the first investor subscribes for more than 1,000,000 shares he/she will get first million shares at $0.10 and remainder at $0.20


Sales by Selling Shareholders

   The shares which were issued to the Selling Shareholders are "restricted" shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices; selling shareholders may not sell their shares for less than $. 25/share until notified by the Company that the primary offering has either been completed or discontinued

   The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer is set forth in an accompanying Prospectus Supplement. Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company has made no arrangements to register the shares for resale in any particular State of the United States, and each selling shareholder is responsible for local compliance.

   We will receive no proceeds from the sale of the registered shares, but we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Certain Transactions

Related Party Transactions.

   Two directors of the company, Raj-Mohinder S. Gurm and John H. Rennie have loaned money to the company from time to time. Total money loaned was $90,000 (Can. $) by John Rennie at interest rate of 11% and to date he has earned interest of $18,177.56 (Can.$) in the last two years, Raj-Mohinder Gurm loaned $235,000 (Can. $) at interest rate of 10% and earned interest of $30,092.60 (Can.$) in the last two years. Raj-Mohinder Gurm's loan was converted to equity on Feb. 3rd, 2001 and again on March 6th, 2002. In consideration for these transactions, Mr. Gurm received 200,000 shares at $.07/share (Can. $) in March, 2002, and 1,666,000 shares @ $.10/share (Can.$) on February 3, 2001. For the balance of his shares, 3,691,360 shares, Mr. Gurm Received 2,500,000 for transferring rights to formulations to Spectrum in April 1999, and he bought 691,360 shares at $.15/share (Can. $) in 1998, and the remaining 500,000 shares were purchased at $01/share (Can. $) in Nov. 1995. Mr. Gurm has 284,000 shares subject to option at $.10/share, and is entitled to an additional 67,000 option shares at $.10/share each year, plus additional option shares if sales targets are met, as otherwise stated herein. Canafra Financial Ltd, an affiliate of a Director purchased 171,428 shares in March 2002 @ $.07/share (Can. $) and 100,000 shares in February 2001 @$.10/share (Can. $). Mr. Podersky-Cannon also has 150,000 shares subject to option at $.10/share. John Rennie, a Director, purchased 35,000 shares @ $15/share (Can. $) in April, 1999, 50,000 shares @ $10/share (Can. $) in June, 2000, and 145,000 shares @ $.07/share (Can. $) in March 2002 (Debt Conversion). Mr. Rennie also has 150,000 shares subject to option at $.10/share (Can).

   A former Director Harvinder Sandhu purchased 50,000 shares at $0.05/share (Can. $) in Nov. 1997, 285,000 shares at $0.10/share (Can. $) in Aug. 1998,
34,000 shares at $0.15/share (Can. $) in Oct. 1998, and 150,000 shares at $0.10/share (Can. $) in Feb. 2001 (Debt Conversion).

   A former Director Harjinder Sandhu purchased, 100,000 shares at $0.10/share (Can. $) in Aug. 1998, 100,000 shares at $0.15/share (Can. $) in Oct. 1998, and 75,000 shares at $0.10/share (Can. $)  in Feb. 2001 (Debt Conversion).

     A former Director Ron Cranfield purchased, 100,000 shares at
$0.05/share (Can. $) in May 1998, 40,000 shares at $0.01/share (Can. $) in Jul 1998, and 220,000 shares at $0.10/share (Can. $) in Aug. 1998.

A former Director Robert Harder purchased, 10,000 shares at $0.15/share (Can. $)in May 1998

                                   Legal Matters

   The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by BWLaw, Ltd. P.S. of Seattle, Washington, USA.


                                      Experts

   The financial statements of the Company at March 31, 2002 and 2001, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Grant Thornton L.L.P, and are included in reliance upon such reports given upon the authority as Experts in accounting and auditing.



                      Where you may acquire additional information

   We are an electronic filer, so our reports may be found on the SEC EDGAR site, at http://www.sec.gov. You and any other member of the public may read
         ------------------
and copies filed by us with the SEC at its Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on operation of said Reference Room from the SEC at 1-800-SEC-0330.

                                                  Spectrum International Inc.
                                                  Financial Statements
                                                  (Expressed in U.S. Dollars)
                                                  September 30, 2001 (Unaudited)
                                                  March 31, 2002 and 2001

Contents





                                                                           Page
                                                                           ----

Independent Auditors' Report                                                  1

Balance Sheets                                                                2

Statements of Operations                                                      3

Statements of Stockholders' Equity                                            4

Statements of Cash Flows                                                      5

Notes to the Financial Statements                                          6-16

Independent Auditors' Report


To the Directors of
Spectrum International Inc.

We have audited the balance sheet of Spectrum International Inc. as at March 31, 2001 and 2000 and the statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at March 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company has experienced significant losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                                          GRANT THORNTON LLP
Vancouver, Canada
October 2,2002                                           Chartered Accountants

================================================================================
Spectrum International Inc.
Balance Sheets
(Expressed in U.S. Dollars)

                                             September 30           March 30        March 31
                                                    2002               2002            2001
-----------------------------------------------------------------------------------------------
                                             (Unaudited)
Assets
Current
   Cash                                     $        -         $         -      $           678
   Receivables                                      8,547              6,109             15,933
   Inventory (Note 3)                              28,870             26,618             37,798
   Prepaid expenses                                 2,465              2,448              4,253
                                            -------------      -------------      -------------
                                                   39,882             35,175             58,662
Capital assets (Note 4)                            23,511             24,261             32,809
Product rights (Note 5)                                 1                  1                  1
                                            -------------      -------------      -------------
                                            $      63,394      $      59,437      $      91,472
                                            =============      =============      =============
===============================================================================================
Liabilities
Current
    Bank indebtedness (Note 6)              $      66,968      $      65,232      $      62,294
    Payables and accruals (Note 7)                227,427            184,284             85,320
    Current portion of shareholder
      loans (Note 10)                              57,634                -                  -
    Current portion of capital lease
      obligations (Note 8)                            218              1,244             10,226
                                            -------------      -------------      -------------
                                                  352,247            250,760            157,840
Capital lease obligations (Note 8)                    -                  -                1,234
Loan payable (Note 9)                              88,374             79,909             69,767
Shareholder loans (Note 10)                        52,271             71,723             57,082
                                            -------------      -------------      -------------
                                                  492,892            402,392            285,923
                                            -------------      -------------      -------------
Stockholders' Deficiency
Capital stock
  Authorized:
   50,000,000 common shares, with a par
     value of $0.01
   5,000,000 preferred shares, with a
     par value of $0.01
  Issued:
   8,393,928 common shares (Note 11)                8,394              8,394              8,394
Additional paid-in capital                        417,516            417,516            417,516
Other comprehensive income                         19,419             19,886             23,566
Share subscriptions (Note 11)                      52,639             33,549                -
Deficit                                          (927,466)          (822,300)          (643,927)
                                            -------------      -------------      -------------
                                                 (429,498)          (342,955)          (194,451)
                                            -------------      -------------      -------------
                                            $      63,394      $      59,437      $      91,472
                                            =============      =============      =============
===============================================================================================

Continuance of operations (Note 1)
Commitments (Note 14)

           See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Statements of Operations
(Expressed in U.S. Dollars)

                              Six Months          Six Months
                                   Ended               Ended         Year Ended          Year Ended
                            September 30        September 30           March 31            March 31
                                    2002                2001               2002                2001
--------------------------------------------------------------------------------------------------------
                             (Unaudited)         (Unaudited)
Sales                       $       20,329      $       23,335      $       51,385      $       51,113

Cost of sales                        8,115              13,361              38,109              39,592
                            --------------      --------------      --------------      --------------
Gross profit                        12,214              9,974              13,276               14,521
                            --------------      --------------      --------------      --------------

Expenses
   Advertising and promotion         1,889              15,363              16,036               4,158
   Amortization                      3,295               3,333               6,580               8,628
   Automotive                        3,212               2,247               5,996               7,251
   Bad debts                           -                   220               6,276                 426
   Bank charges                        416                 641                1426                1734
   Commissions                         -                   -                   -                   281
   Consulting fees                     -                   -                   -                 6,650
   Insurance                           245               1,115               2,531               2,596
   Legal and accounting             47,384              26,756              44,464              30,555
   Office and other                  1,094               1,157               5,005               5,214
   Rent                              9,622              11,396              22,502              23,408
   Research and development         10,159                 -                 3,055              14,015
   Salaries and benefits            29,640              29,131              56,910              70,977
   Telephone and utilities           2,205               1,653               4,957               5,868
   Travel and trade shows              706                 -                   179               2,469
                            --------------      --------------      --------------      --------------

                                   109,867              93,012             175,917             184,230
                            --------------      --------------      --------------      --------------

Net loss before other items       (97,653)            (83,038)           (162,641)           (169,709)
                            --------------      --------------      --------------      --------------

Other items
   Other income                     (1,285)             (1,274)             (2,703)            (2,380)
   Interest expense                  8,798               9,575              18,435             31,847
                            --------------      --------------      --------------      --------------

                                    7,513               8,301               15,732              29,467
                            --------------      --------------      --------------      --------------

Net loss and comprehensive
  loss                      $     (105,166)     $     (91,339)     $     (178,373)     $     (199,176)
                            ==============      ==============      ==============      ==============

Weighted average number
  of shares outstanding          8,393,928           8,393,928           8,393,928           6,238,433
                            ==============      ==============      ==============      ==============

Basic and diluted loss
  per share                 $         0.01      $         0.01      $         0.02      $         0.03
                            ==============      ==============      ==============      ==============
======================================================================================================





        See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Statements of Stockholders' Equity
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2002 (Unaudited) and Years Ended March 31, 2002 and 2001
--------------------------------------------------------------------------------

                                                                            Additional                      Cumulative
                                                  Common        Common         Paid-in          Shares   Comprehensive
                                                  Shares        Shares         Capital      Subscribed         Deficit      Total
                                                (Number)      (Amount)
                                               ---------   ------------   ------------   -----------     ------------   -----------

Balance (deficiency), March 31, 2000           6,050,661   $     6,051    $   193,574    $     6,650     $ (444,604)    $ (238,329)

Shares previously subscribed cancelled              -              -              -           (6,650)          -            (6,650)

Issuance of shares subscribed at $0.07
   per share                                     100,000          100            6,650          -              -             6,650

Shares issued on conversion of
   shareholder's loan at $0.07 per share       2,243,267         2,243        154,217          -              -           156,460

Compensation contributed by Chief
   Executive Officer via forgiveness of
   salary                                           -              -            63,175          -              -            63,175

Change in foreign currency translation
   adjustment                                       -              -              -             -            23,419         23,419

Net loss                                            -              -              -             -          (199,176)      (199,176)
                                               ---------   ------------   ------------   -----------     ------------   -----------

Balance (deficiency), March 31, 2001           8,393,928         8,394        417,516           -          (620,361)      (194,451)

Shares subscribed on conversion of
shareholder's loan (note 11)                        -              -              -          18,638              -          18,638

Shares subscribed for cash
   at $0.09 per share (note 11)                                                              14,911                         14,911

Change in foreign currency translation
   adjustment                                       -              -              -             -            (3,680)        (3,680)

Net loss                                            -              -              -             -          (178,373)      (178,373)
                                               ---------   ------------   ------------   -----------     ------------   -----------

Balance (deficiency), March 31, 2002           8,393,928   $     8,394    $    417,516   $    33,549     $ (802,414)    $ (342,955)

Shares and units subscribed for cash
   at $0.05 per share (note 11)                                                               19,090                         19,090

Change in foreign currency translation
   adjustment                                                                                                (467)           (467)

Net loss                                                                                                   (105,166)      (105,166)
                                               ---------   ------------   ------------   -----------     ------------   -----------
Balance September 30, 2002 (unaudited)         8,393,928   $     8,394    $    417,516   $    52,639     $   (908,047)  $ (429,498)
                                               =========   ============   =============  ============    =============  ===========
===================================================================================================================================





        See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Statements of Cash Flows
(Expressed in U.S. Dollars)

                              Six Months          Six Months
                                   Ended               Ended         Year Ended          Year Ended
                            September 30        September 30           March 31            March 31
                                    2002                2001               2002                2001
--------------------------------------------------------------------------------------------------------
                             (Unaudited)         (Unaudited)
Cash flows provided by
(used in)

 Operating activities
  Net loss                  $     (105,166)     $     (91,339)      $     (178,373)     $     (199,176)
  Adjustments to determine
   cash flows:
   Amortization                      3,295               3,333               6,580               8,628
   Compensation contributed by
    Chief Executive Officer via
    forgiveness of salary             -                   -                    -                63,175
   Change in non-cash working
    capital
    Accounts receivable            (2,438)               3,982               9,824              (9,548)
    Inventory                      (2,252)               2,240              11,180               8,083
    Prepaids                          (17)               1,491               1,805               1,936
    Payables and accrued
     liabilities                    43,143              69,862              98,964              16,022
                            --------------      --------------      --------------      --------------
                                  (63,435)            (10,431)            (50,020)           (110,880)
                            --------------      --------------      --------------      --------------
 Financing activities
  Bank indebtedness                  1,736               2,879               2,938              29,855
  Shareholder loans                 38,182               5,080              33,279              33,242
  Issuance of capital stock
   for cash                         19,090                -                 14,911
  Repayment of capital lease
   obligations                      (1,026)             (3,832)            (10,216)           (12,081)
  Loan payable                       8,465              11,173              10,142             69,767                -
                            --------------      --------------      --------------      --------------
                                    66,447              15,300              51,054             87,541
                            --------------      --------------      --------------      --------------
 Investing activities
  Capital assets                   (2,545)               2,161               1,968                598
                            --------------      --------------      --------------      --------------

Increase (decrease) in cash           467               7,030               3,002             (22,741)
Foreign exchange                     (467)             (7,708)             (3,680)             23,419
Cash, beginning of period             -                   678                 678                 -
                            --------------      --------------      --------------      --------------
Cash, end of period         $         -         $         -         $         -         $          678
                            ==============      ==============      ==============      ==============


Non-cash transactions not
 included in cash flows:
 Issue of shares on
  conversion of
  shareholder's loan        $         -         $         -         $      18,638       $      156,460
 Issue of shares as
  settlement of debt                  -                   -                   -                  6,650
  Share subscription
  cancelled                           -                   -                   -                (6,650)
 Acquisition of capital
  assets via increase
  in shareholder's loan               -                   -                   -                  1,037
 Capital contributed by
  Chief Executive Officer
  via forgiveness of salary           -                   -                   -                 63,175


Supplementary cash flows
 information:
  Interest paid             $       5,571       $        9,575      $       7,970       $        9,588
                            ==============      ==============      ==============      ==============

        See accompanying notes to the financial statements.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2001
--------------------------------------------------------------------------------

1.     Operations and going concern

The company was incorporated as Spectrum Trading Inc. under the laws of the Province of British Columbia, Canada, on November 21, 1990. On May 14, 1999, the company was discontinued in British Columbia and was reincorporated as Spectrum International Inc. in the State of Delaware, U.S.A.

The company has two products, a jewellery cleaner and a tire sealant, which it is currently selling.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. The company has incurred significant operating losses over the past three years and has a substantial shareholders deficiency and a working capital deficiency. The company's continued existence is dependent upon its ability to raise additional capital and to achieve profitable operations. It is management's intentions to pursue market acceptance for its products and identify equity funding sources until such time as there is sufficient operating cash flow to fund operating requirements.

If the going concern assumptions were not appropriate for these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses and the balance sheet classifications used.

--------------------------------------------------------------------------------

2.     Summary of significant accounting policies

Interim financial information

The unaudited financial statements as at and for the six months ended September 30, 2002 and 2001 have been prepared by management in accordance with accounting principles generally accepted in the United States of America for interim financial information and in the opinion of management reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position and results of operations and cash flows.

Use of estimates

In conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the year. Actual results could differ from those reported.

Foreign currency translation

Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity. Foreign currency transaction gains and losses are credited or charged directly to operations.

Inventory

Inventory is recorded on a first-in, first-out basis, at the lower of cost and net realizable value.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2001
--------------------------------------------------------------------------------

2.     Summary of significant accounting policies (Continued)

Capital assets

Capital assets are recorded at cost. Depreciation is provided annually on the diminishing balance method to write-off the assets over their estimated useful lives as follows:

   Computer and office equipment   30%
   Equipment under capital lease   20%
   Manufacturing equipment         20%


Deferred income taxes

Deferred income taxes are provided for significant carryforwards and temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements and losses carried forward that will result in taxable or deductible amounts in future periods. Deferred tax assets or liabilities are determined by applying presently enacted tax rates and laws.

A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Financial instruments

The company's financial instruments consist of accounts receivable, bank indebtedness, accounts payable, capital lease obligations, shareholder and other loans. It is not practicable to assess the fair value of shareholder loans. The fair values of other financial instruments approximate their carrying values.

Accounting for stock options

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which requires entities to calculate the fair value of stock awards granted to employees. This statement provides entities with the option of electing to expense the fair value of employee stock-based compensation or to continue to recognize compensation expense under previously existing accounting pronouncements and provide pro forma disclosures of net earnings (loss) and, if presented, earnings
(loss) per share, as if the above-referenced fair value method of accounting was used in determining compensation expense.

The company accounts for stock-based employee or director compensation arrangements in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

Stock options issued to non-employees are recorded at the fair value of the services received or the fair value of the options issued, whichever is more reliably measurable. Compensation is charged to expense over the shorter of the service or vesting period. Unearned amounts are shown as deferred compensation in shareholders' equity.

Revenue recognition

The company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2001
--------------------------------------------------------------------------------

2.     Summary of significant accounting policies (Continued)

Advertising policy

The company expenses all advertising costs as incurred.

Research and development

Research and development is expensed as incurred.

Shipping and handling

The company includes the cost of shipping and handling as a component of cost of sales.

Long-lived assets

The company monitors the recoverability of long-lived assets, including capital assets and product rights, based on estimates using factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets. The company policy is to record any impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable equal to the excess of the asset's carrying value over its fair value.

Loss per share

The company follows Statement of Financial Standard No. 128 to calculate loss per share. Basic loss per share is computed using the weighted effect of all common shares issued and outstanding. Fully diluted loss per share has not been presented as the effect on basic loss per share is anti-dilutive.

Recent accounting pronouncements

SFAS Nos. 141 and 142

On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the company are as follows:

   o all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.
   o intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.
   o goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

2.     Summary of significant accounting policies (Continued)

Recent accounting pronouncements (Continued)

SFAS Nos. 141 and 142 (Continued)

o effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.
   o all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

SFAS Nos. 143 and 144

In July, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

SFAS No. 145

In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other non-substantive corrections to authoritative accounting literature. The rescission of SFAS 4 is effective in fiscal years beginning after May 15, 2002. The amendment and technical corrections to SFAS 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS are effective for financial statements issued on or after May 15, 2002.

SFAS No. 146

In June 2002, the FASB issued SFAS No. 146, "Account for Costing Associated with Exit or Disposal Activities", which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issued Task for Issue No. 94-3. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

Management's preliminary assessment is that these statements will not have a material impact on the company's financial position or results of operations.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

3.  Inventory                            September 30     March 31     March 31
                                                 2001         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)

Raw materials                              $   19,931   $   20,255   $   30,397
Finished goods                                  8,939        6,363        7,401
                                           ----------   ----------   ----------
                                           $   28,870   $   26,618   $   37,798
                                           ==========   ==========   ==========

--------------------------------------------------------------------------------

4.  Capital assets                                                 September 30
                                                                           2002
                                                                           ----
                                                                    (Unaudited)

                                                       Accumulated          Net
                                               Cost   Depreciation   Book Value
                                               ----   ------------   ----------

Computer and office equipment              $   12,556   $    9,362   $    3,194
Equipment under capital lease                  36,891       22,650       14,241
Manufacturing equipment                        15,808        9,732        6,076
                                           ----------   ----------   ----------
                                           $   65,255   $   41,744   $   23,511
                                           ==========   ==========   ==========
                                                                       March 31
                                                                           2002
                                                                           ----

                                                       Accumulated          Net
                                               Cost   Depreciation   Book Value
                                               ----   ------------   ----------

Computer and office equipment              $   12,534   $    8,553   $    3,981
Equipment under capital lease                  36,826       20,579       16,247
Manufacturing equipment                        13,282        9,249        4,033
                                           ----------   ----------   ----------
                                           $   62,642   $   38,381   $   24,261
                                           ==========   ==========   ==========
                                                                       March 31
                                                                           2001
                                                                           ----

                                                       Accumulated          Net
                                               Cost   Depreciation   Book Value
                                               ----   ------------   ----------

Computer and office equipment              $   13,137   $    7,419   $    5,718
Equipment under capital lease                  39,595       17,582       22,013
Manufacturing equipment                        14,019        8,941        5,078
                                           ----------   ----------   ----------
                                           $   66,751   $   33,942   $   32,809
                                           ==========   ==========   ==========

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

5.     Product rights

The company has the exclusive and continuing rights to the product formulations and distribution of a tire sealant product. These rights were acquired from a related party and have been recorded at $1, representing the carrying value to the related party.

--------------------------------------------------------------------------------

6.  Bank indebtedness                    September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)

Cheques written in excess of funds
  and deposit                              $   8,300    $    2,702   $      -

Toronto Dominion Bank, line of credit,
  secured by a General Security
  Agreement (first charge) and by
  personal guarantees made by two
  shareholders, interest at bank
  prime plus 2.00% (September 30,
  2002: 6.5%). Cdn.                           12,550        15,676       15,840

Royal Bank, business operating line,
  secured by a General Security
  Agreement (second charge) and by a
  shareholder's personal guarantee,
  interest at bank prime plus 2%
  (September 30, 2001: 6.5%).                 20,495        21,754       21,580

Wells Fargo Bank, line of credit,
  unsecured with interest at 11.5%.           25,623        25,100       24,874
                                           ----------   ----------   ----------

                                           $  66,968   $    65,232   $   62,294
                                           ==========   ==========   ==========
Subsequent to September 30, 2002, the company borrowed an additional $35,000 Cdn. from a Canadian chartered bank. The loan is due on demand, bears interest at 6% per annum and is guaranteed by a director.
--------------------------------------------------------------------------------

7.  Payables and accruals                 September 30     March 31    March 31
                                                  2002         2002        2001
                                                  ----         ----        ----
                                           (Unaudited)

Accounts payables                       $      132,304   $  113,477   $  66,127
Accrued wages                                   95,123       70,807      19,193
                                         -------------    ---------    --------
                                        $      227,427   $  184,284   $  85,320
                                         =============    =========    ========

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

8.  Capital lease obligations             September 30     March 31    March 31
                                                  2002         2002        2001
                                                  ----         ----        ----
                                           (Unaudited)

Pemberton Leasing Services Ltd.,
  payable in monthly instalments
  of $1,307 Cdn. including interest
  at 20% per annum, until March
  2002, and $298 Cdn. until October
  2002                                            218        1,244       11,460

Less: current portion                             -         10,226       10,797
                                           ----------   ----------   ----------

                                           $      -     $      -     $    1,234
                                           ==========   ==========   ==========
--------------------------------------------------------------------------------

9.     Loan payable

The loan is unsecured, is due on demand, and bears interest at bank prime plus 0.5% (September 30, 2002: 6.5%). The creditor has agreed not to demand payment in advance of October 1, 2003 and consequently it has been classified as a non-current liability.

--------------------------------------------------------------------------------

10.   Shareholders loans

The shareholders loans are unsecured, do not have fixed terms of repayment, and bear interest at 8.33% to 11%. Loans where shareholders have agreed not to demand payment in advance of October 1, 2003 have been classified as non-current liabilities.

--------------------------------------------------------------------------------

11.   Capital stock

The company has authorized 50,000,000 common shares with a par value of $0.001 per share. Each common share shall entitle the holder to one vote, in person or proxy on any matter on which action of the stockholder of the corporation is sought. The company has authorized 5,000,000 shares of preferred stock with a par value of $0.001 per share. The holders of preferred stock have no rights except as determined by the Board of Directors of the company and/or provided by the Delaware General Corporate Law.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

11.   Capital stock (Continued)

Stock options

The following table summarizes information outstanding and exercisable share options.

                                         September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)

Opening balance                               134,000      134,000      194,000
Granted                                       517,000       67,000       67,000
Exercised                                        -            -            -
Expired/cancelled                            (67,000)     (67,000)    (127,000)
                                           ----------   ----------   ----------
Closing balance                               584,000      134,000      134,000
                                           ==========   ==========   ==========

The following table summarizes information concerning options outstanding at Septembe 30, 2002:

                                    Total Outstanding                                   Exercisable
                   ---------------------------------------------------        -----------------------------
                                   (Unaudited)                                          (Unaudited)
                                          Weighted            Weighted                             Weighted
Range of                                   Average             Average                              Average
Exercise               Number            Remaining            Exercise            Number           Exercise
Prices               of Shares        Life (years)               Price          of Shares             Price
------               ---------        ------------               -----          ---------             -----
$0.15                584,000                3.73                 $0.10          584,000               $0.10
                     =======                                                    =======

The company has also agreed to issue additional share options for 67,000 shares exercisable at $0.10 Cdn. per share on an annual basis each April, to the Chief Executive Officer. Further bonus options are available to the Chief Executive Officer. These options entitle the Chief Executive Officer to purchase shares at 20% below the market up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000.

The company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, there would be no material effect on the company's net loss and net loss per share.

The fair value of each option grant was estimated at the grant date using the Black-Scholes option-pricing model for the period from inception to September 30, 2001, assuming a risk-free interest rate of 3.93%, volatility of 150%, zero dividend yield, and an expected life of two years.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

11. Capital stock (Continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Share subscriptions     September 30, 2002     March 31,2002     March 31,2001
                        ------------------    ---------------   ---------------
                           (Unaudited)
                         Number    Amount     Number   Amount    Number  Amount
                         ------    ------     ------   ------    ------  ------
Shares subscribed at
 $0.04 per share        430,714   $ 18,638    430,714  $18,638      -   $   -
Shares subscribed at
 $0.09 per share        160,000   $ 14,911    160,000   14,911
Shares subscribed at
 $0.05 per share         85,714      3,817
Units subscribed at
 $0.05 per unit. Each
 unit consists of a
 common share purchase
 warrant exercisable
 until July 25, 2004
 at $0.25 per share     307,008     15,273
                        -------    --------   -------  -------   ------  ------
                        983,436   $ 52,639    590,714 $ 33,549     -    $  -
                        =======    ========   =======  =======   ======  ======
-------------------------------------------------------------------------------

12.   Income taxes

At September 30, 2002, the company has net operating losses carried forward of approximately $574,000 that may be offset against taxable income from 2004 to 2009. No future tax benefit has been recorded in the financial statements, as the company believes that it is more likely than not that carry-forwards will expire unused. Accordingly, the potential tax benefit of the loss carry-forwards are offset by a valuation allowance of the same amount.

--------------------------------------------------------------------------------

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

13.   Related party transactions

Other than as disclosed elsewhere in these financial statements, the following amounts have been recorded as transactions with related parties:

                                           Six Months         Year         Year
                                                Ended        Ended        Ended
                                         September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)


Interest expense on amounts due to related
  parties                                       3,226       6,373        19,775

Amounts payable included in accounts payable
  and accrued liabilities for services
  provided                                     39,396       36,106       35,935

-------------------------------------------------------------------------------

14.   Commitments

The company is committed to lease office and warehouse space at $1,400 per month until September, 2004, and to lease an automobile at $315 per month until September, 2003.
-------------------------------------------------------------------------------

15.   Segmented information

The company has two product lines which are jewellery cleaners and accessories, and tire sealant. The sales and cost of sales allocated to each product line are disclosed below.

                                           Six Months     Six Months       Year         Year
                                                Ended          Ended      Ended        Ended
                                         September 30   September 30   March 31     March 31
                                                 2002           2001       2002         2001
                                                 ----           ----       ----         ----
                                          (Unaudited)
Jewellery cleaners and accessories
  Sales                                    $   19,320   $   21,131   $   48,815   $   31,953
  Cost of sales                                 7,483       12,061       32,098       20,362
                                           ----------   ----------   ----------   ----------
  Gross profit                                 11,837       9,070        16,717       11,591
                                           ----------   ----------   ----------   ----------

Tire sealant
  Sales                                         1,009        2,204        2,570       22,160
  Cost of sales                                   632        1,300        6,011       19,230
                                           ----------   ----------   ----------   ----------
  Gross profit                                    377          904      (3,441)        2,930
                                           ----------   ----------   ----------   ----------

Total gross profit                             12,215       9,974        13,276       14,521

Expenses net of other income                  117,380      101,313      191,649      213,697
                                           ----------   ----------   ----------   ----------

Net loss and comprehensive loss            $ (105,165)  $ (91,339)  $ (178,373)    (199,176)
                                           ==========   ==========   ==========   ==========

The company generated $Nil(2001: $9,529; 2000: $7,279;) in tire sealant revenues from one customer.

================================================================================
Spectrum International Inc.
Notes to the Financial Statements
(Expressed in U.S. Dollars)
September 30, 2002 and March 31, 2002 and 2002
--------------------------------------------------------------------------------

15. Segmented information (Continued)

Accounts receivable and inventory are allocated to the product lines as illustrated in the following schedule. All other assets are common to both product lines:

                                           Six Months         Year         Year
                                                Ended        Ended        Ended
                                         September 30     March 31     March 31
                                                 2002         2002         2001
                                                 ----         ----         ----
                                          (Unaudited)
Accounts receivable
  Jewellery cleaners and accessories       $    8,547   $    6,109   $    2,886
  Tire sealant                                    -            -         13,047
                                           ----------   ----------   ----------

                                           $    8,547   $    6,109   $   15,933
                                           ==========   ==========   ==========
Inventory
  Jewellery cleaners and accessories       $   14,757   $   12,519   $   25,875
  Tire sealant                                 14,113       14,100       11,923
                                           ----------   ----------   ----------

                                           $   28,870   $   26,617   $   37,798
                                           ==========   ==========   ==========

                          Outside Back Cover


   Until _____________________, 2003 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting and an underwriter and with respect to their unsold allotments or subscriptions.











                         {End of Selling Shareholders Prospectus}

                      PART 11. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

   Article VII of the Certificate of Incorporation of the Company provides, among other things, that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (iv) for any transaction from which such director derived any improper personal benefit. Accordingly, the directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

   Article VI of the Bylaws provides for indemnification of Officers Directors Employees and Agents of the Company to the maximum extent permitted by Delaware law, and for elimination of liability if permitted thereby. It also permits the Company to seek insurance for acts which would be indemnified, as well as additional acts not identifiable.

ITEM 25 .Other Expenses of Issuance and Distribution

   The Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholders, and any stock transfer taxes payable by reason of any such sale. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                 Approximately $125
Transfer Agent Fees               Approximately $500
Costs of Printing and Engraving   Approximately $2500
Legal Fees                        Approximately $60,000
Accounting Fees                   Approximately $20,000

ITEM 26. Recent Sales of Unregistered Securities

   The following securities have been sold by the Company during the past three years. All securities were sold to Canadian residents, and all are made in reliance on the exemption provided by Regulation S.

-------------------------------------------------------------------------------------------------------------------
        Date                   Purchaser's                    Purchase Price            Number of shares
    Shares Sold                    Name                        per Share (1)                purchased
-------------------------------------------------------------------------------------------------------------------
April 15th, 1999(2)          Hector C. Carslake                    $0.15                    10,000
                             --------------------------------------------------------------------------------------
                             Ivy B. Carslake                       $0.15                    10,000
                             --------------------------------------------------------------------------------------
                             Barrie Smith                          $0.15                    10,000
                             --------------------------------------------------------------------------------------
                             Sol Africa-Rennie                     $0.15                    66,000
                             --------------------------------------------------------------------------------------
                             John H. Rennie                        $0.15                    35,000
-------------------------------------------------------------------------------------------------------------------
June 20th, 2000(2)           Sol Africa-Rennie                     $0.10                    50,000
                             --------------------------------------------------------------------------------------
                             John H. Rennie                        $0.10                    50,000
                             --------------------------------------------------------------------------------------
                             Avtinder Dhillon                      $0.10                    20,000
                             --------------------------------------------------------------------------------------
                             Magher S. Ubhi                        $0.10                    20,000
-------------------------------------------------------------------------------------------------------------------
July 15th, 2000(2)           Sylvia Ruth Funk                      $0.25                    20,000
                             --------------------------------------------------------------------------------------
                             Faricia Khan                          $0.25                    16,000

-------------------------------------------------------------------------------------------------------------------
Feb. 3rd, 2001(3)            Raj-Mohinder Gurm                     $0.10                 1,660,000
                             --------------------------------------------------------------------------------------
                             Canafra Financial Ltd                 $0.10                   100,000
                             --------------------------------------------------------------------------------------
                             Harvinder K. Sandhu                   $0.10                   150,000
-------------------------------------------------------------------------------------------------------------------
                             Harjinder K. Sandhu                   $0.10                    75,000
                             --------------------------------------------------------------------------------------
                             Jasbinder S. Sandhu                   $0.10                    75,000
                             --------------------------------------------------------------------------------------
                             John Pennant                          $0.10                    10,000
                             --------------------------------------------------------------------------------------
                             Kathleen Pennant                      $0.10                     5,000
-------------------------------------------------------------------------------------------------------------------
Feb. 5th, 2001(2)            Shangara S. Mangat                    $0.15                   166,667
                             --------------------------------------------------------------------------------------
                             Ron Cranfield Jr.                     $0.15                     2,600
                             --------------------------------------------------------------------------------------
                             Bob Garnache                          $0.15                    69,000
-------------------------------------------------------------------------------------------------------------------
Mar. 6th, 2002(3)            Canafra Financial Ltd                 $0.07                   171,428
                             --------------------------------------------------------------------------------------
                             John H. Rennie                        $0.07                   145,000
                             --------------------------------------------------------------------------------------
                             Raj-Mohinder S. Gurm                  $0.07                   200,000
                             --------------------------------------------------------------------------------------
                             Jagtar S. Thandi                      $0.15                    60,000
                             --------------------------------------------------------------------------------------
                             Gurdev S. Khatkar                     $0.15                   100,000
-------------------------------------------------------------------------------------------------------------------
September 7, 2002 (4)        Canafra Financial Ltd.              US$0.05                   281,424
                             Donna Y. Moroz                      US$0.05                    25,584


(1)   All prices are in Canadian dollars
(2)   Company received Cash for Private placement done on this date.
(3)   Conversion of debt to equity
(4)   All prices in USA dollars

We have 57 shareholders in the company. This important number was reached by selling the shares exclusively in Canada using an exemption from prospectus that allows small companies to sell shares to close family, friends, business associates, employees, and affiliates without any formal prospectus. In Canada you can have up to 50 shareholder not including officers, directors, and employees. We are within those guidelines.

We have also relied on Section 903(a) and 903 (b) Category 1 of Regulation S to issue these shares. We are based in Canada and had no way of distributing our securities in United States. All our shareholders are residents of Canada. All transactions were done outside of United States.

ITEM. 27 Exhibits

Exhibit No.        Description of Exhibit
-----------        ----------------------

3.1   Certificate of Incorporation dated May 14, 1999
3.2   Certificate of Domestication of Non-U.S. Incorporation dated May 14, 1999
3.3   Bylaws
5.    Opinion Re: Legality
10.   Material Contracts
23.1  Consent of Auditors
23.2  Consent of Counsel
99.   Additional Exhibits


Undertakings

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Articles of Incorporation and Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

   (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 SIGNATURE

   In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of
Vancouver, province of British Columbia, Canada on May   2002.


                                            Spectrum International, Inc.
                                            By: /s/ Raj-Mohinder S. Gurm
                                            ------------------------------------
                                            Name: Raj-Mohinder S. Gurm
                                            Title Chief Executive Officer



   Pursuant to the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

_________________________________________________________
Director, Chief Executive Officer and Chief Financial Officer

_________________________________________________________
Director

_________________________________________________________
Director

                                      EXHIBIT INDEX




Exhibit No.        Description of Exhibit
------------        ------------------------

Exhibit No.        Description of Exhibit
-----------        ----------------------

3.1   Certificate of Incorporation dated May 14, 1999
3.2   Certificate of Domestication of Non-U.S. Incorporation dated May 14, 1999
3.3   Bylaws
5.    Opinion Re: Legality
10.   Material Contracts
23.1  Consent of Auditors
23.2  Consent of Counsel
99.   Additional Exhibits